UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PEMCO AVIATION GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01, of Pemco World Air Services, Inc.

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

PROPOSED SALE OF PEMCO WORLD AIR SERVICES, INC.

YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Pemco Aviation Group, Inc., a Delaware corporation, to be held on September 17, 2007 at 1:00 p.m., local time, at our corporate offices at 1943 North 50th Street, Birmingham, Alabama 35212.

On July 10, 2007, we and our wholly-owned subsidiary, Pemco World Air Services, Inc., a Delaware corporation, entered into a stock purchase agreement with WAS Aviation Services, Inc., a Delaware corporation affiliated with Sun Capital Partners, Inc., pursuant to which WAS Aviation Services, Inc. will purchase all of the outstanding capital stock of Pemco World Air Services, Inc. and acquire all of our rights to the use of the “Pemco” name. If the sale is completed, we will receive cash consideration of $43.0 million, subject to: (1) a purchase price holdback of up to $1.0 million and an escrow of up to $1.0 million for potential environmental remediation; (2) an offset of $5.75 million for the assumption of certain pension underfunding liabilities and (3) a potential working capital adjustment. At the special meeting of stockholders, we will ask you to consider and vote on the approval of the stock purchase agreement pursuant to which we will sell Pemco World Air Services, Inc., as well as the approval of an amendment to our certificate of incorporation changing our name to “Alabama Aircraft Industries, Inc.”

Our board of directors, after careful consideration, unanimously approved the stock purchase agreement and determined that the sale of Pemco World Air Services, Inc. is advisable, fair to and in the best interests of our company and our stockholders. Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the stock purchase agreement pursuant to which we will sell Pemco World Air Services, Inc. and “FOR” the proposal to amend our certificate of incorporation to change our name to “Alabama Aircraft Industries, Inc.”

Your vote is important. The stock purchase agreement and the sale of Pemco World Air Services, Inc. and the amendment of our certificate of incorporation changing our name to “Alabama Aircraft Industries, Inc.” must be approved by the affirmative vote of holders of at least a majority of our outstanding common shares that are entitled to vote at the special meeting. In connection with the stock purchase agreement, Tennenbaum Capital Partners, LLC and certain of its affiliates and Massachusetts Mutual Life Insurance Company and certain of its affiliates have entered into a voting agreement with WAS Aviation Services, Inc., pursuant to which each has agreed to vote its shares for the approval of the stock purchase agreement and the sale of Pemco World Air Services, Inc. As of the record date, these stockholders had voting power over 2,004,566 shares, or approximately 48.5% of our outstanding common stock. The completion of the sale is also subject to the satisfaction or waiver of customary closing conditions. More information about the sale is contained in the accompanying proxy statement. We encourage you to read the accompanying proxy statement in its entirety because it describes the terms of the proposed sale, the documents related to the sale and related transactions and provides specific information about the special meeting.

On behalf of our board of directors, we thank you for your continued support of our company and urge you to vote for the approval of the stock purchase agreement and the sale of Pemco World Air Services, Inc. and for the approval of the amendment of our certificate of incorporation changing our name to “Alabama Aircraft Industries, Inc.”

Sincerely,

Ronald A. Aramini President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the stock purchase agreement, passed upon the merits or fairness of the stock purchase agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement, dated August 21, 2007, is first being mailed to stockholders on or about August 24, 2007.

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS

Dear Fellow Stockholder:

The special meeting of stockholders of Pemco Aviation Group, Inc. will be held at our corporate offices at 1943 North 50th Street, Birmingham, Alabama 35212 on September 17, 2007 at 1:00 p.m., local time, for the following purpose:

1.	To approve the stock purchase agreement among WAS Aviation Services, Inc., us and our wholly-owned subsidiary, Pemco World Air Services, Inc., dated as of July 10, 2007, pursuant to which we will sell Pemco World Air Services, Inc. to WAS Aviation Services, Inc. We refer to this proposal as the “sale of PWAS proposal”;

2.	To approve an amendment to our certificate of incorporation to change our name to “Alabama Aircraft Industries, Inc.” We refer to this proposal as the “name change amendment proposal”; and

3.	To transact any other business that may properly come before our special meeting or any adjournment or postponement of the meeting.

If Proposal No. 1, the sale of PWAS proposal, is not approved by our stockholders, then the actions contemplated by Proposal No. 2, the name change amendment proposal, will not be completed.

Delaware law does not provide for stockholder appraisal or dissenters’ rights in connection with the types of transactions contemplated under either proposal.

Our board of directors has fixed the close of business on August 20, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the meeting. On that date, there were 4,128,950 shares of Pemco Aviation Group, Inc. common stock outstanding and entitled to vote.

Accompanying this notice of special meeting is a proxy card. Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly. If you plan to attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the special meeting.

By Order of the Board of Directors

Ronald A. Aramini President and Chief Executive Officer

Birmingham, Alabama

August 21, 2007

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

PROXY STATEMENT

The board of directors of Pemco Aviation Group, Inc. is soliciting the enclosed proxy for use at the special meeting of stockholders to be held on September 17, 2007, at 1:00 p.m., local time, at our corporate offices, located at 1943 North 50th Street, Birmingham, Alabama 35212.

SUMMARY

This summary, together with the question and answer section that follows, highlights selected information from the proxy statement about the sale of our wholly-owned subsidiary, Pemco World Air Services, Inc., or PWAS. This summary and the question and answer section may not contain all of the information that is important to you. For a more complete description of the sale of PWAS, you should carefully read this proxy statement and the stock purchase agreement attached hereto as Annex A before you vote. The location of the more detailed description of each item in this summary is provided in the parentheses listed below.

As used in this proxy statement, “the company,” “we,” “our,” “and “us” refer to Pemco Aviation Group, Inc., a Delaware corporation.

Parties to the Stock Purchase Agreement (page 11)

The parties to the stock purchase agreement include us, as seller, PWAS, and WAS Aviation Services, Inc., or WAS Aviation, as purchaser.

Assets to be Sold (page 21)

We have agreed to sell to WAS Aviation all of the outstanding capital stock of PWAS and all of our rights to the use of the name “Pemco.”

Purchase Price (page 21)

Pursuant to the stock purchase agreement, WAS Aviation will pay us $43.0 million, less $5.75 million for the assumption of certain pension underfunding obligations, subject to a working capital adjustment, in exchange for all of the outstanding capital stock of PWAS and all of our rights to the use of the name “Pemco.” Up to $1.0 million of the purchase price may be held back and up to an additional $1.0 million may be deposited into an escrow account to pay for the potential cost of environmental remediation, based upon the results of a Phase II environmental site assessment to be completed prior to the completion of the sale.

Recommendation of Our Board of Directors (page 29)

Our board of directors recommends that you vote (1) “FOR” the approval of the sale of PWAS proposal (Proposal No. 1) and (2) “FOR” the name change amendment proposal (Proposal No. 2).

Reasons for the PWAS Sale (page 14)

In reaching its determination to approve the sale of PWAS and the stock purchase agreement, our board of directors consulted with our management and our legal and financial advisors and considered a number of factors. After careful evaluation of the potential benefits, negative factors and other material considerations relating to the sale of PWAS and the stock purchase agreement, the board concluded that the sale of PWAS and the stock purchase agreement are advisable, fair to and in the best interests of the company and its stockholders. The board of directors identified various benefits that are likely to result from the sale of PWAS which outweighed the negative factors that our board of directors considered.

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Use of Proceeds from the Sale of PWAS (page 20)

We intend to use the net proceeds from the sale of PWAS to repay all of our outstanding bank debt. As of August 20, 2007, we had approximately $23.8 million of bank debt outstanding at a weighted average interest rate of 8.32%. We do not intend to distribute any of the proceeds that we receive from the sale to our stockholders.

Nature of Our Business Following the Sale of PWAS (page 20)

Following the sale of PWAS, which constitutes our Commercial Services Segment, we will continue to be a public company operating under the name “Alabama Aircraft Industries, Inc.” After the sale of PWAS, sales to the U.S. government will account for all of our revenues.

Terms of the Stock Purchase Agreement (page 21)

In the stock purchase agreement, we make certain representations and warranties and have agreed to certain covenants, indemnification obligations and other customary provisions. For instance, we have agreed to an indemnification of WAS Aviation with respect to certain environmental remediation losses whereby WAS Aviation has agreed it shall bear the risk of the first $1.0 million of environmental remediation losses and we have agreed that we shall bear the risk of any such losses in excess of $1.0 million, but not to exceed $2.0 million. You are encouraged to carefully read the stock purchase agreement, a copy of which is attached hereto as Annex A.

Termination of the Stock Purchase Agreement (page 25)

The stock purchase agreement can be terminated at any time prior to closing by mutual written consent of WAS Aviation and us, by either party if the sale of PWAS is not completed by November 30, 2007, by WAS Aviation if the Phase II environmental site assessment indicates there is in excess of $3.0 million of environmental remediation that is reasonably likely to be necessary to attain the applicable remediation standard and under other circumstances described elsewhere in this proxy statement and in the stock purchase agreement.

Termination Fee (page 26)

If the stock purchase agreement is terminated due to the failure of our stockholders to approve the sale of PWAS, we will be obligated to reimburse WAS Aviation for up to $2.5 million of its reasonable out-of-pocket expenses incurred in connection with the sale of PWAS.

Material U.S. Federal Income Tax Consequences (page 27)

We will recognize gain on the sale of the stock of PWAS, but no gain will be recognized by our stockholders.

Appraisal Rights (page 29)

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights in connection with the sale of PWAS or the name change.

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GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

General Questions and Answers about the Proxy Solicitation

Why did you send me this proxy statement?

We are a Delaware corporation and therefore required to obtain the approval of our stockholders in connection with a sale of all or substantially all of our assets. We do not believe that the sale of PWAS constitutes a sale of substantially all of our assets as PWAS represented less than 50% of our revenue from continuing operations for the fiscal year ended December 31, 2006, and we will continue our remaining operations following the completion of the sale. However, there is no single definition for a sale of substantially all assets under Delaware law, and therefore, out of an abundance of caution, we are seeking your approval in accordance with Delaware law. This proxy statement summarizes the information you need to know to vote at the special meeting. All stockholders who find it convenient to do so are cordially invited to attend the special meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We also are sending this proxy statement because we are required by Delaware law to obtain the approval of our stockholders to amend our certificate of incorporation to change our name to “Alabama Aircraft Industries, Inc.”

When and where will the special meeting be held?

The special meeting will be held at our corporate offices, located at 1943 North 50th Street, Birmingham, Alabama 35212, on September 17, 2007 at 1:00 p.m., local time.

What will be voted upon?

At the special meeting, you will be asked to vote upon the following:

•	to approve the sale of PWAS proposal;

•	to approve the name change amendment proposal; and

•	such other matters as may properly come before the special meeting.

How many votes do I have?

Each share of our common stock that you own entitles you to one vote.

How do I vote by proxy?

Whether you plan to attend the special meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend or vote at the meeting.

If you properly complete your proxy card and send it to us in time to vote, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be voted as recommended by the board of directors.

If any other matter is presented at the special meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date;

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•	you may notify our Corporate Secretary, Doris K. Sewell, in writing before the special meeting that you have revoked your proxy; or

•	you may vote in person at the meeting (although attending the special meeting will not, by itself, revoke a proxy).

How do I vote in person?

If you plan to attend the special meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on August 20, 2007, the record date for voting.

Can I vote via the Internet or by telephone?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

What constitutes a quorum?

The presence at the special meeting, in person or by proxy, of a majority of our outstanding shares of common stock constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

The approval of the sale of PWAS proposal and the approval of the name change amendment proposal will each require the affirmative vote of a majority of our outstanding shares of common stock. In connection with the stock purchase agreement, Tennenbaum Capital Partners, LLC and certain of its affiliates and Massachusetts Mutual Life Insurance Company and certain of its affiliates have entered into a voting agreement with WAS Aviation, dated July 10, 2007, a copy of which is attached hereto as Annex B, pursuant to which each has agreed to vote its shares for the approval of the stock purchase agreement and the sale of PWAS. As of the record date, these stockholders had shared voting power over 2,004,566 shares, or approximately 48.5%, of our outstanding common stock.

What is the effect of abstentions and broker non-votes?

Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

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How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 that we filed with the Securities and Exchange Commission, or the SEC, we will send you one without charge. Please write to:

Investor Relations

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

or visit

http://www.pemcoaviationgroup.com/investors.asp

Questions and Answers about the Proposals

Why did we agree to sell PWAS?

The board of directors has unanimously approved the sale of PWAS and the stock purchase agreement and unanimously determined them advisable, fair to and in the best interests of the company and its stockholders. In reaching its decision to approve the sale of PWAS and the stock purchase agreement and to recommend the approval thereof by our stockholders, the board of directors consulted with management, as well as with its legal and financial advisors, and considered the terms of the stock purchase agreement and the transactions contemplated therein. The board of directors also considered each of the items set forth on pages 14 and 15 under “Reasons for the Sale of PWAS.”

What will happen if the sale of PWAS proposal is approved and authorized by our stockholders?

If the sale of PWAS proposal is approved and authorized by our stockholders, we will sell all of the capital stock of PWAS to WAS Aviation and assign to WAS Aviation all of our rights to the name “Pemco,” pursuant to the terms of the stock purchase agreement.

What will happen if the sale of PWAS proposal is not approved and authorized by our stockholders?

If the sale of PWAS proposal is not approved and authorized by our stockholders, neither the sale of PWAS nor the name change will be completed as currently contemplated. If the sale does not occur, we will not be able to use the proceeds to repay all of our bank debt, which would remain outstanding. In such event, we would continue to conduct our business under our current name and would evaluate all available strategic alternatives.

What will happen if the name change amendment proposal is not approved and authorized by our stockholders?

If the sale of PWAS proposal is approved and authorized by our stockholders, but our stockholders do not also approve the name change amendment proposal, we would be in breach of a covenant of the stock purchase agreement, and WAS Aviation would not be obligated to consummate its purchase of PWAS.

When is the sale of PWAS expected to be completed?

If the sale of PWAS proposal and the name change amendment proposal are approved and authorized at the special meeting, we expect to complete the sale of PWAS as soon as practicable after all of the conditions in the

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stock purchase agreement have been satisfied or waived. We and WAS Aviation are working toward satisfying the conditions to closing and completing the sale of PWAS as soon as reasonably practicable. Under the stock purchase agreement, both we and WAS Aviation have the right to terminate the stock purchase agreement prior to the closing date under certain circumstances. If we do not obtain stockholder approval for the sale of PWAS proposal and WAS Aviation terminates the stock purchase agreement, we must reimburse WAS Aviation for up to $2.5 million of its reasonable out-of-pocket expenses incurred in connection with the transaction.

How was the purchase price for PWAS determined?

The purchase price for PWAS was negotiated between representatives of the company and representatives of WAS Aviation over a period of several weeks. Our board of directors selected the sale proposal by WAS Aviation among the alternatives we were pursuing as being in the best interests of the company and offering the best value to our stockholders.

Am I entitled to appraisal or dissenters’ rights in connection with the sale of PWAS proposal or the name change amendment proposal?

No. Delaware law does not provide for stockholder appraisal or dissenters’ rights in connection with these types of transactions.

What will happen to my shares of common stock if the sale of PWAS is completed?

The sale of PWAS will not alter the rights, privileges or nature of the outstanding shares of our common stock. A stockholder who owns shares of our common stock immediately prior to the closing of the sale of PWAS will continue to hold the same number of shares immediately following the closing.

What does the Board of Directors recommend?

Our board of directors unanimously recommends a vote “FOR” approval of the sale of PWAS proposal and “FOR” approval of the name change amendment proposal.

Voting Securities; Quorum

Only holders of record of our common stock at the close of business on August 20, 2007, or the record date, are entitled to notice of and to vote at the special meeting. On the record date, shares of our common stock were issued and outstanding and held by approximately holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on each proposal.

A quorum is necessary to hold a valid special meeting. A quorum will be present at the special meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present, in person or by proxy. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to solicit additional proxies. Shares voting against any of the proposals will not be voted in favor of adjournment.

Votes Required for Approval

Approval of the sale of PWAS proposal and the name change amendment proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Tennenbaum Capital Partners, LLC and certain of its affiliates and Massachusetts Mutual Life Insurance Company and certain of its affiliates have entered into a voting agreement with WAS Aviation pursuant to which each has agreed to vote its shares for the approval of the stock purchase agreement and the sale of PWAS. As of the record date, these stockholders had voting power over 2,004,566 shares, or approximately 48.5% of our

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outstanding common stock. If we have insufficient votes to approve the proposals at the special meeting, even if a quorum is present, we expect that the special meeting will be adjourned to solicit additional proxies. If we fail to obtain the requisite vote for approval and authorization of the sale of PWAS proposal, we will not be able to consummate the sale of PWAS as currently contemplated.

Voting Your Shares and Changing Your Vote

You may vote by proxy or in person at the special meeting.

Voting in Person—If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the special meeting.

Voting by Proxy—All shares represented by properly executed proxies received in time for the special meeting will be voted in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval and authorization of the sale of PWAS and for the approval of the name change.

Revocation of Proxy—Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the special meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our Corporate Secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our Corporate Secretary with a later date or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the special meeting without voting will not by itself revoke a proxy. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

How Proxies are Counted

Only shares affirmatively voted for the approval and authorization of the sale of PWAS proposal, and properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the sale of PWAS proposal and only shares affirmatively voted for the approval and authorization of the name change amendment proposal, and properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the name change amendment proposal. Shares of our common stock held by persons attending the special meeting but not voting, and shares of our common stock for which we received proxies but with respect to which holders of those shares have abstained from voting will have the same effect as votes against the proposals on which such stockholder abstained.

Cost of Solicitation

We are soliciting proxies for the special meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, which includes the costs of preparing, assembling, printing, mailing and distributing these proxy materials. We may solicit proxies by personal interview, mail, telephone and electronic communications.

We will provide copies of these proxy materials to banks, brokerages, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Those statements herein that involve expectations or intentions (such as those related to the closing of the transactions contemplated by the stock purchase agreement, the name change, our intended operations after, and our use of proceeds from the sale of PWAS, as well as those relating to if the sale of PWAS or the name change do not occur) are forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “believe,” “expect,” “intend” and other words and terms of similar meaning, in connection with any discussion of our prospects, financial statements, business, financial condition, revenues, results of operations or liquidity. Factors that could affect our forward-looking statements include, among other things: the possibility that the sale of PWAS may not close on the terms described herein, or at all; changes in global or domestic economic conditions; the loss of one or more of our major customers; our ability to obtain additional contracts and perform under existing contracts; the outcome of pending and future litigation and the costs of defending such litigation; financial difficulties experienced by our customers; potential environmental and other liabilities; our inability to obtain additional financing; material weaknesses in our internal control over financial reporting; regulatory changes that adversely affect our business; loss of key personnel; and other risks detailed from time to time in our SEC reports, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update or revise any forward-looking statements.

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RISK FACTORS

The sale of PWAS involves a significant degree of risk for our stockholders. In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors relating to the sale of PWAS before you decide whether to vote for the proposals. You should also consider the other information in the proxy statement and our other reports on file with the SEC. Additional risks and uncertainties not presently known to us or that are not currently believed to be important to you, if they materialize, also may adversely affect the sale and our business conditions and results of operations in the future.

Our business may be harmed if the sale of PWAS disrupts the operations of our business and prevents us from realizing intended benefits.

The sale of PWAS, and uncertainty connected with the completion of the sale, may disrupt our business and prevent us from realizing intended benefits as a result of a number of obstacles, such as:

•	loss of key employees or customers;

•	failure to adjust or implement our business model;

•	additional expenditures required to facilitate this sale; and

•	the diversion of management’s attention from our day-to-day business.

To the extent any such risks materialize, this may have a material adverse effect on our business prospects, operating results and financial condition.

The sale of PWAS will cause us to rely on sales to one customer, the U.S. government.

The sale of PWAS, which constitutes our Commercial Services Segment, will leave us with one major customer, the U.S. government, from which we will derive substantially all of our revenue. The U.S. Air Force’s KC-135 Program Depot Maintenance, or PDM, program in and of itself comprised 45%, 53% and 62% of our total revenues from continuing operations in 2006, 2005 and 2004, respectively. In May 2005, the U.S. Air Force decided to re-compete the KC-135 PDM program. We submitted a proposal to the U.S. Air Force as a subcontractor/partner with Boeing LSS for the KC-135 program. On June 6, 2006, we were notified by Boeing that Boeing was terminating a Memorandum of Agreement, or MOA, among Boeing, L3/IS Integrated Systems and our Birmingham, Alabama subsidiary, Pemco Aeroplex, Inc. Under the previously announced MOA, the companies had agreed on a teaming arrangement to compete for the KC-135 PDM program. In the termination notice, Boeing asserted that it received notice of an amendment to the request for proposal for the KC-135 program reducing the requested quantities of aircraft, and that the reduction would be so unfavorable to Boeing that further participation in the program pursuant to the MOA would no longer be practical or financially viable. We and Boeing are currently teamed on the KC-135 Bridge Contract through the government fiscal year ending September 30, 2007, which remains unaffected by the termination. We submitted a proposal as a prime contractor for the KC-135 PDM program in September 2006. An award announcement is expected during the third quarter of 2007. U.S. government contracts are unpredictable and may be terminated under a variety of circumstances with limited or no penalties. If the U.S. government terminates a contract with us, assesses penalties against us, reduces or postpones current or expected contractual commitments with us or discontinues its relationship with us, including with respect to the KC-135 PDM program, our business prospects, operating results and financial condition could be materially adversely affected.

Our business may be harmed if the name change diminishes our recognizability with potential customers.

We have operated under the name “Pemco” for a number of years and believe that we have developed valuable goodwill with respect to this name. We cannot predict whether changing our name will diminish our recognizability with potential customers or to what extent such diminished recognizability may have a material adverse effect on our business prospects, operating results and financial condition.

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The Phase II environmental site assessment to be performed in connection with this transaction may reveal significant environmental issues requiring remediation.

In conjunction with the proposed sale, WAS Aviation has engaged an environmental consultant to conduct an assessment of potential environmental remediation at our facilities, if any, that may be required to meet applicable remediation standards. We cannot predict the outcome of this assessment or whether this assessment will reveal the presence of hazardous substances or environmental damage on or off PWAS’s site that PWAS’s operations may have caused. If significant environmental remediation is required and stockholder approval is not obtained, expenses related to such remediation may have a material adverse effect on our business prospects, operating results and financial condition. If, however, the stock purchase agreement is approved and the transaction closes, WAS Aviation will bear the risk of the first million of such losses and we will bear the risk of any such losses in excess of $1.0 million but not to exceed $2.0 million in the aggregate. As a result, WAS Aviation would be responsible for all losses in excess of $3.0 million.

The failure to complete the sale of PWAS may result in a decrease in the market value of our common stock.

The sale of PWAS is subject to a number of contingencies, including approval by our stockholders and other customary closing conditions. We cannot predict whether we will succeed in obtaining the approval of our stockholders, or that the other conditions to closing the sale of PWAS will be satisfied. As a result, we cannot assure you that the sale of PWAS will be completed. Further, if the sale is not completed for any reason, we may be subject to a number of material risks including that we may have difficulty funding our continuing operations or satisfying our existing debt service and pension funding obligations. In the event that the sale of PWAS is not completed and such risks do materialize, this may have a material adverse effect on our business prospects, operating results and financial condition and the market value of our common stock may decline.

If our stockholders do not approve the sale of PWAS proposal, we will owe a substantial fee to WAS Aviation.

If our stockholders do not approve the sale of PWAS proposal, we will be obligated to reimburse up to $2.5 million of the reasonable out-of-pocket expenses incurred by WAS Aviation in connection with the sale of PWAS. This expense is significant and may adversely effect our business prospects, operating results and financial condition.

If our stockholders do not approve and authorize the sale of PWAS proposal, there may not be any other offers from potential acquirers.

If our stockholders do not approve the sale of PWAS proposal, we may seek another strategic transaction, including the sale of all or part of our business. Although we have had discussions regarding such transactions with various parties in the past, none of these parties may now have an interest in a strategic transaction with us or be willing to offer a reasonable purchase price.

We will be unable to compete with the PWAS business for three years from the date of the closing.

The stock purchase agreement includes a non-competition obligation which lasts for a period of three years from the closing of the sale of PWAS. Under this provision, we will not be able to engage in the business being sold to WAS Aviation, except with respect to military customers. Additionally, we will not be able to recruit or solicit employees of PWAS to terminate their employment for a one year period. These limitations on the scope of our future business operations may adversely effect our business prospects, operating results and financial condition.

We are obligated to indemnify WAS Aviation under certain circumstances.

While the representations and warranties in the stock purchase agreement do not survive the closing of the sale of PWAS, we have agreed to a limited indemnity for any and all losses incurred by WAS Aviation resulting from:

•	fraud with respect to any representation or warranty made by us or PWAS in the stock purchase agreement;

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•	certain tax liabilities;

•	certain potential environmental remediation costs; and

•	losses resulting from the litigation between PWAS and GE Capital Aviation Services, Inc.

In the event that any such indemnification obligations do arise and are material, this may adversely effect our business prospects, operating results and financial condition.

PROPOSAL NO. 1: THE SALE OF PWAS

This section of the proxy statement describes certain aspects of the sale of PWAS to WAS Aviation. However, this description may not provide all the information that may be important to you. We highly recommend that you carefully read the complete stock purchase agreement included as Annex A to this proxy statement for the precise legal terms of the agreement and other information that may be important to you.

The Companies

Pemco Aviation Group, Inc.

We are a diversified aerospace and defense company composed of two operating segments: Government Services and Commercial Services. Our primary business is providing aircraft maintenance and modification services, including complete airframe inspection, maintenance, repair and custom airframe design and modification. The businesses historically comprising our Manufacturing and Components Segment have been or are in the process of being sold.

We provide aircraft maintenance and modification services for government and military customers primarily through our Government Services Segment, which specializes in providing Programmed Depot Maintenance on large transport aircraft. In addition to Programmed Depot Maintenance, various other repair, maintenance, and modification services are performed for this segment’s customers. Its contracts are generally multi-aircraft programs lasting several years. We believe that the Government Services Segment’s facilities, tooling, experienced labor force, quality, and on time delivery record position it currently as one of the premier providers of Programmed Depot Maintenance for large transport aircraft in the country.

PWAS constitutes our Commercial Services Segment, which provides commercial aircraft maintenance and modification services on a contract basis for the owners and operators of large commercial aircraft. PWAS provides commercial aircraft maintenance varying in scope from a single aircraft serviced over a few days to multi-aircraft programs lasting several years. PWAS offers full range maintenance support services to airlines coupled with related technical services.

Our principal executive offices are located at 1943 North 50th Street, Birmingham, Alabama 35212, and the telephone number at our principal executive offices is (205) 592-0011.

WAS Aviation

WAS Aviation is a Delaware corporation affiliated with Sun Capital Partners, Inc. WAS Aviation was formed solely for the purpose of acquiring PWAS and has not carried on any business or activities to date, except activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the stock purchase agreement.

The principal executive offices of WAS Aviation are located at c/o Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486, and the telephone number at such offices is (561) 394-0550.

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Background of the PWAS Sale

In January 2007, our board of directors determined to engage an investment banker to investigate strategic alternatives for our subsidiary, PWAS. We interviewed and held discussions with a number of potential investment bankers. On January 17, 2007, we engaged SMH’s predecessor, Sanders Morris Harris Inc., to explore strategic alternatives for PWAS as a source of liquidity. The board instructed SMH to conduct a bid process for the potential sale of PWAS and to simultaneously pursue a potential initial public offering of PWAS’s shares on the Alternative Investment Market of the London Stock Exchange Plc., or AIM.

In February 2007, after discussions with management and analyses of PWAS, SMH developed a list of financial buyers and strategic buyers believed to have interest in PWAS and its operations. From February 2007 to May 2007, SMH contacted 58 financial buyers and 32 strategic buyers to determine their interest with respect to a possible transaction. SMH targeted financial buyers it determined to be appropriate based on the size of the potential transaction and the financial buyer’s focus. The strategic buyers contacted by SMH were chosen because they provided maintenance, repair and overhaul of aircraft, participated in other areas of the aerospace sector or provided services associated with airports or air cargo transportation.

Of the 90 potential buyers contacted by SMH, 31 financial buyers and six strategic buyers expressed interest in pursuing a transaction for the acquisition of PWAS. With each of these potential purchasers we executed confidentiality and non-disclosure agreements whereby we agreed to provide certain information to them, and they agreed to use such information solely for the purpose of evaluating a potential transaction with us. Following execution of these confidentiality agreements, SMH distributed due diligence materials including business and financial information and a form of stock purchase agreement to the prospective purchasers. We also established a virtual dataroom to facilitate potential buyers’ access to additional legal, business and financial information. Between March 9, 2007 and March 21, 2007, four financial buyers and two strategic buyers submitted non-binding letters of interest offering to purchase all or part of PWAS, the most attractive of which were:

•	WAS Aviation’s offer to purchase PWAS at a price between $36.0 and $42.0 million in cash, with a potential signing in 30 days from the date of its letter of interest.

•	Party A’s offer to purchase PWAS at a price between $37.0 and $42.5 million in cash, with a potential signing in 45 to 60 days from the date of its letter of interest.

•	Party B’s offer to purchase PWAS at a price between $35.3 and $42.4 million in cash. The potential signing or closing date for this transaction was not clear from Party B’s letter of interest.

On March 15, 2007, our board of directors convened a regularly scheduled telephonic meeting at which the board, management, representatives of SMH and attorneys from Latham & Watkins LLP discussed that letters of interest had been received. Michael E. Tennenbaum, chairman of our board of directors, also advised the board that he was considering making an offer to purchase PWAS at an approximate price of $30 million.

At the same meeting, SMH reported on the status and terms of the proposed AIM listing and the then-current AIM market environment. After full discussion, the board instructed management to defer further action on the proposed AIM listing and to pursue the outright sale of PWAS. The board determined that WAS Aviation, Party A and Party B would be the parties selected to provide final bids because their proposals presented the best combinations of purchase price and likelihood of completion. The board directed management and SMH to work with WAS Aviation, Party A and Party B to facilitate the submission of final bids. The board then empowered the finance committee of the board of directors to negotiate on behalf of the full board of directors and further empowered the finance committee to contract for the sale of PWAS subject to receiving certain minimum consideration.

On April 9, 2007, in order to assure that we could meet our potential financing needs, Mr. Tennenbaum made an offer to purchase all of the outstanding capital stock of PWAS for $30.0 million in cash, or to provide or cause to be provided to us financing on commercially reasonable terms in an amount sufficient to refinance all of

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our then current debt such that no principal payments would be due until April 30, 2008. Mr. Tennenbaum’s offer remains open until the earlier of April 30, 2008 or the sale of PWAS to a third party.

On May 9, 2007, we received final bids from WAS Aviation and Party A. Party B declined to submit a final bid. In its revised bid, WAS Aviation offered to purchase PWAS at a price between $40.0 and $43.0 million in cash. Party A’s revised bid contained an offer to purchase PWAS at a price of $33.0 million structured as a note in the amount of $30.0 million with an additional $3.0 million option. The offering price specified in each bid was offset by the amount of our future pension funding obligations arising out of PWAS’s defined benefit pension plans. The finance committee met to consider the revised bids. Due to the disparity in the proposed purchase prices of the two bids, the finance committee instructed SMH to continue discussions with both parties to determine if an acceptable purchase price could be reached.

On May 15, 2007, after extensive discussions, Party A increased its bid for PWAS to $37.2 million in cash, with no note or option in its offer. WAS Aviation declined to revise its offer.

Later on May 15, 2007, the board of directors met to consider the proposals and SMH provided an update on the bid process. The board also received new projections regarding expected 2007 financial performance and the future pension obligations arising out of PWAS’s defined benefit pension plans, which reflected a revised estimate of such obligations from $11.7 million to $4.7 million. The extent of our funding obligation with respect to PWAS’s pension plan was a significant factor in both WAS Aviation’s and Party A’s offering prices. Therefore, SMH was asked to communicate this new information regarding future pension obligations to both bidders.

Following discussions with SMH regarding these pension funding obligations, WAS Aviation submitted a revised bid in the amount of $41.8 million and Party A submitted a revised bid in the amount of $45.0 million, on May 21, 2007 and May 25, 2007, respectively. On May 29, 2007, WAS Aviation further revised its final bid, submitting an offer in the amount of $43.0 million for PWAS, with no escrow provision and limited post-closing indemnification obligations.

On May 30, 2007, the finance committee met to evaluate the revised proposals from both parties. Management, board members, representatives of SMH and attorneys from Latham & Watkins LLP discussed the two proposals. After extensive discussion, the finance committee determined that the bid price offered by Party A was offset by the less favorable provision in the offer that 20% of the purchase price would be subject to a protracted escrow without clearly defined metrics, leaving Party A with an effective cash offer of $36.0 million. Additionally, the committee determined that there was a greater risk of not completing a transaction with Party A due to the more extensive closing conditions contained in its bid.

The finance committee then determined WAS Aviation’s bid was superior to Party A’s bid because it contained more favorable overall terms including the amount and form of the consideration to be received, the representations and warranties we were likely to be required to make, the type and amount of post-closing indemnification we would be required to make and the likelihood that the proposed transaction would be completed promptly. As a result, the finance committee approved the terms of the WAS Aviation offer. On that date we accepted and executed WAS Aviation’s letter of intent wherein we agreed to negotiate exclusively with WAS Aviation for a period of 60 days, provided that at any time on or after the 31st day we could terminate the exclusivity period upon written notice to WAS Aviation.

Commencing on June 20, 2007, members of our management, board, Latham & Watkins LLP and SMH and principals of WAS Aviation and its legal counsel, Morgan, Lewis & Bockius LLP, extensively negotiated the stock purchase agreement and the ancillary documents related to the stock purchase agreement and exchanged multiple drafts of such documents. During this period of time, we also agreed to two extensions of our exclusivity agreement with WAS Aviation. The first extension, dated June 26, 2007, extended the date upon which we could terminate exclusivity from the 31st day after our initial agreement to the 39th day, and the second extension extended such date to the 42nd day.

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On June 28, 2007, the finance committee convened a telephonic meeting at which management presented an engagement letter for SMH to provide an opinion regarding the fairness of the consideration to be received by the company with respect to the sale of PWAS to WAS Aviation. After a full discussion, the finance committee authorized management to engage SMH to begin the analysis required for SMH to arrive at its opinion and to ultimately provide its opinion to us. The committee was also updated on the progress of the proposed transaction, and engaged in an extensive discussion of the economics of the proposed transaction.

On July 5, 2007, the finance committee met by telephone to consider the proposed definitive stock purchase agreement. The finance committee discussed the proposed agreement in detail and heard presentations from senior management and Latham & Watkins LLP. SMH also stated its oral opinion, later confirmed in writing, regarding the fairness of the consideration to be received by the company in the transaction, and discussed the analysis performed by SMH to arrive at its opinion. Following a thorough discussion of each of these topics, the finance committee determined that the sale of PWAS presented the best opportunity for obtaining the greatest value for our stockholders and unanimously approved the stock purchase agreement and the transactions contemplated therein. The determination of the finance committee was subsequently adopted and ratified by our full board of directors.

Following finalization of the stock purchase agreement and related documents, we and WAS Aviation, an affiliate of Sun Capital, executed the stock purchase agreement on July 10, 2007. In addition, on July 10, 2007, certain of our stockholders and their affiliates, representing approximately 48.6% of our outstanding common stock, entered into a voting agreement with WAS Aviation, pursuant to which they agreed to vote in favor of approval of the stock purchase agreement.

On July 20, 2007, we obtained a confirmatory opinion of SMH issued to the effect that, as of July 10, 2007, the consideration to be received by us in the transaction as reflected in the final executed version of the stock purchase agreement was fair to the company from a financial point of view.

Reasons for the PWAS Sale

In considering whether or not to approve the stock purchase agreement and the sale of PWAS, our board of directors considered a number of potential benefits and material factors pertaining to the sale, including the following:

•

the amount and form of consideration to be paid pursuant to the stock purchase agreement and the ability to repay our indebtedness and substantially reduce our pension underfunding obligations and general and administrative expenses and obtain cash for future growth;

•	the ability to offset a portion of the taxable gain from the sale of PWAS with available net operating loss carryforwards;

•	the ability to focus on strengthening our Government Services Segment, rather than dividing our attention between this segment and our Commercial Services Segment;

•

the belief that, after conducting an extensive review of our financial condition, results of operations and business and earnings prospects, focusing on our Commercial Services Segment was not reasonably likely to create greater value for our stockholders as compared to the prospects presented by the sale of PWAS and our future business plans;

•

that in order to preserve our cash position we may be forced to engage in additional cost reduction measures and sales of assets at values that may be significantly below their potential worth or augment our cash through dilutive financings if we do not complete the sale of PWAS and that there can be no assurance that we could obtain funds on terms that are as favorable to us as the terms of the stock purchase agreement;

•

the extensive process conducted by our management in seeking potential buyers and the belief that the alternatives to the sale of PWAS were not reasonably likely to provide equal or greater value to us and our stockholders;

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•

the support of key stockholders as indicated by the entry of Tennenbaum Capital Partners, LLC and certain of its affiliates and Massachusetts Mutual Life Insurance Company and certain of its affiliates into a voting agreement with WAS Aviation, pursuant to which each has agreed to vote its shares for the approval of the stock purchase agreement and the sale of PWAS. As of the record date, these stockholders had voting power over 2,004,566 shares, or approximately 48.5% of our outstanding common stock;

•	the terms of the stock purchase agreement, including the lack of survival of the representations and warranties contained therein and the limited indemnification obligations; and

•	that the sale of PWAS is not subject to any federal or state regulatory requirements or approvals.

Our board of directors also considered a number of potentially negative factors in determining to approve the stock purchase agreement and the sale of PWAS, including the following:

•

the risk that all or some of the potential benefits of the sale of PWAS may not be realized, including the risk that we may not receive the portions of the purchase price to be held back or paid into escrow;

•	the risk of losing recognition with potential customers as a result of assigning all of our rights to the “Pemco” name and the costs involved in adopting a new name;

•

the risk that the environmental assessment being conducted in connection with the sale of PWAS may reveal material environmental issues which we may be obligated to remediate if the sale is not completed;

•	the risk that the sale may not be consummated due to certain conditions not being satisfied or waived;

•

that WAS Aviation will be able to terminate the stock purchase agreement if the environmental assessment indicates either that there is in excess of $3.0 million of remediation which needs to be done at the PWAS facilities or that hazardous substances have migrated from the PWAS facilities;

•

the restrictions imposed by the stock purchase agreement on the conduct of our business prior to the completion of the proposed sale and on our ability to solicit or engage in alternative business combination transactions;

•	that as a result of the sale our stockholders will forego any opportunity to share in future growth or increase in value of PWAS;

•	the risk of employee disruption associated with the sale; and

•	our obligation to pay WAS Aviation a termination fee of up to $2.5 million if the stock purchase agreement is not approved by our stockholders.

Also important to our board of directors’ determination whether to approve the stock purchase agreement were the opinions of SMH, delivered to the finance committee of the board of directors, that the consideration to be received by the company pursuant to the stock purchase agreement was fair to us from a financial point of view. Please see the section entitled “Opinion of SMH Capital Inc.” on pages 16-20 for further information.

The board of directors conducted an overall analysis of the sale of PWAS and the stock purchase agreement in which it weighed the benefits and advantages against the risks and negative factors described above. The board did not view any of the factors as determinative or assign any rank or relative weight to the factors. Throughout the process, the board continued to consider alternatives to the sale of PWAS, including alternate financing structures, the sale of the company or its merger with another entity. The board recognized that there can be no assurance that it would be able to achieve all or significantly all of each anticipated benefit or advantage or that it had identified and accurately assessed each risk and negative factor. However the board concluded that the potential benefits and advantages of the sale of PWAS and the stock purchase agreement significantly outweighed the risks and negative factors.

The board of directors, by unanimous action of all members, (1) approved the stock purchase agreement and the transactions contemplated thereby, (2) determined that the sale of PWAS is advisable, fair to, and in the best

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interests of the company and its stockholders, and (3) determined to recommend that our stockholders approve the sale of PWAS proposal, as well as the name change amendment proposal in connection with the sale of PWAS.

Opinion of SMH Capital Inc.

On July 5, 2007, SMH rendered its oral opinion to the finance committee of our board of directors to the effect that, as of July 5, 2007, the consideration to be received by us in the transaction was fair, from a financial point of view, to the company. In addition, on July 20, 2007, SMH rendered a written opinion to the effect that, as of July 10, 2007, the date of the stock purchase agreement, the consideration to be received by us in the transaction was fair, from a financial point of view, to the company.

SMH’s opinions were directed to the finance committee of our board of directors and only addressed the fairness from a financial point of view of the consideration to be received by us in the transaction and do not address any other aspect or implication of the transaction. The summary of SMH’s written opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SMH in preparing its written opinion. We encourage our stockholders to carefully read the full text of SMH’s written opinion. However, neither SMH’s opinions nor the summary of its opinions and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the transaction.

In arriving at its written opinion, SMH, in each case as of July 10, 2007, among other things:

•	Reviewed the stock purchase agreement;

•	Reviewed publicly available information concerning the company and PWAS that SMH believed to be relevant to its analysis, including, without limitation, certain of our filings with the SEC;

•

Reviewed certain audited and unaudited financial and operating information with respect to the business, operations, and prospects of PWAS, including financial and operating projections furnished by our and PWAS’s managements;

•	Compared the historical financial results, present financial condition and expected future performance of PWAS with those of selected publicly-traded companies that SMH deemed relevant;

•	Compared the financial terms of the transaction with the financial terms, to the extent publicly available, of certain other transactions that SMH deemed relevant;

•	Held discussions with the respective senior managements of the company, PWAS and WAS Aviation, an affiliate of Sun Capital;

•	Reviewed the impact of the transaction on the assets, financial condition, and capital structure of the company and PWAS, respectively; and

•	Reviewed certain other information, financial studies, analyses and investigations as SMH deemed relevant.

In arriving at its opinions, SMH assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information used by it and further relied upon the assurances of the managements of the company and PWAS that they were not aware of any facts or circumstances that would make that information inaccurate or misleading. With respect to the financial projections of PWAS, upon advice of PWAS, SMH assumed that those projections were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the managements of the company and PWAS as to the future financial performance of PWAS, and that PWAS will perform substantially in accordance with those projections. In arriving at its opinions, SMH did not conduct a physical inspection of the properties and facilities of PWAS

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and did not make or obtain from third parties any evaluations or appraisals of the assets or liabilities of PWAS. For purposes of its opinions, SMH assumed that the transaction would be consummated as provided in the stock purchase agreement, with full satisfaction of all covenants and conditions set forth in the stock purchase agreement and without any waivers thereof.

With respect to all legal, accounting, and tax matters arising in connection with the transaction, SMH relied without independent verification on the accuracy and completeness of the advice provided to the company by its legal counsel, accountants, and other financial advisers.

In preparing its opinions to the finance committee, SMH performed a variety of analyses, including those described below. The summary of SMH’s valuation analyses is not a complete description of the analyses underlying SMH’s opinions. The preparation of an opinion regarding fairness is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither an opinion regarding fairness nor its underlying analyses is readily susceptible to partial analysis or summary description. SMH arrived at its opinions based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, SMH believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses could create a misleading or incomplete view of the processes underlying its analyses and opinions.

In performing its analyses, SMH considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its initial opinion and July 10, 2007, respectively. No company, transaction or business used in SMH’s analyses for comparative purposes is identical to PWAS or the proposed transaction. SMH made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond our control or the control of PWAS, such as the impact of competition on the business of PWAS and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of PWAS or the industry or in the markets generally. SMH believes that mathematical analyses (such as determining average and median) are not by themselves meaningful methods of using comparable company data and must be considered together with qualities, judgments and informed assumptions to arrive at sound conclusions. The implied reference range values indicated by SMH’s analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of SMH. Much of the information used in, and accordingly the results of, SMH’s analyses are inherently subject to substantial uncertainty.

SMH’s oral opinion was provided to our finance committee in connection with its consideration of the proposed transaction and was only one of many factors considered by our finance committee in evaluating the proposed transaction. Neither SMH’s oral opinion nor its analyses were determinative of the consideration in the transaction or of the views of our finance committee or management with respect to the transaction.

The following is a summary of the material analyses prepared in connection with SMH’s written opinion rendered as of July 10, 2007. The order of the analyses does not represent relative importance or weight given to those analyses by SMH. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the

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analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of SMH’s analyses.

For purposes of its analyses, SMH reviewed a number of financial and operating metrics including:

•

Enterprise Value—generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) plus the value of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

•	EBITDA—generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected airplane maintenance, repair and overhaul, which we refer to as MRO, service companies listed below as of July 10, 2007, and the enterprise values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Accordingly, this information does not necessarily reflect current or future market conditions. Estimates of 2007 revenue, EBITDA adjusted to exclude nonrecurring items, which we refer to as adjusted EBITDA, and fully taxed net income for PWAS were based on estimates provided by our management. Estimates of 2007 revenue, adjusted EBITDA, and fully taxed net income for the selected airplane MRO service companies listed below were based on publicly available research analyst estimates for those companies.

Selected Companies Analysis. SMH calculated multiples of enterprise value and considered certain financial data for PWAS and selected airplane MRO service companies.

The calculated multiples included:

•	Enterprise value as a multiple of estimated 2007 revenue;

•	Enterprise value as a multiple of estimated 2007 adjusted EBITDA; and

•	Enterprise value as a multiple of estimated 2007 fully taxed net income.

The selected airplane MRO service companies were:

•	AAR Corp.;

•	Vector Aerospace Corporation;

•	Global Aircraft Solutions, Inc.; and

•	ExelTech Aerospace Inc.

The selected companies analysis indicated the following:

Multiple Description	Low	High	Mean	Median
Enterprise Value as a multiple of:
2007E Revenue	1.1x	1.3x	1.2x	1.2x
2007E EBITDA	8.9x	10.3x	9.6x	9.6x
2007E Fully Taxed Net Income	13.3x	20.7x	17.0x	17.0x

SMH applied multiple ranges based on the selected companies analysis to corresponding financial data for PWAS, including estimates provided by our management. The selected companies analysis indicated an implied reference range enterprise value of $49,540,000 to $58,890,000, as compared to the proposed transaction value of $43,000,000.

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Precedent Transactions Analysis. SMH calculated multiples of enterprise value to certain financial data based on the purchase prices paid in selected publicly-announced transactions.

The calculated multiples included:

•	Enterprise value as a multiple of latest 12 months, or LTM, revenue; and

•	Enterprise value as a multiple of LTM EBITDA.

The selected transactions were:

Acquiror	Target
Owl Creek Asset Management, LP	TIMCO Aviation Services, Inc.;
Limco-Piedmont Inc.	Piedmont Aviation Component Services, LLC;
TIMCO Aviation Services, Inc.	Brice Manufacturing Company, Inc.; and
Tennenbaum Capital Partners, LLC led consortium	Pemco Aviation Group, Inc.

The selected transactions analysis indicated the following:

Multiple Description	Low	High	Mean	Median
Enterprise Value as a multiple of:
LTM Revenue	0.3x	0.7x	0.5x	0.5x
LTM EBITDA	0.8x	35.5x	14.1x	6.2x

SMH applied multiple ranges based on the selected transactions analysis to corresponding financial data for our company. The selected transactions analysis indicated an implied reference range enterprise value of $38,192,000 to $49,266,000, as compared to the proposed transaction value of $43,000,000.

Discounted Cash Flow Analysis. SMH also calculated the net present value of PWAS’s unlevered, after-tax debt-free cash flows based on estimates provided by our management. For purposes of this analysis, SMH considered two cases, which we refer to as Case 1 and Case 2. In performing the Case 1 analysis, SMH used discount rates of 20%, 22.5% and 25% based on the estimated weighted average cost of capital of PWAS post-acquisition and terminal value multiples of 5.0x, 5.5x and 6.0x based on the selected companies analyses. In performing the Case 2 analysis, SMH used a discount rate of 22.5% and a terminal value multiple of 5.5x, and assumed various options for expanding PWAS’s overall capacity by (a) acquiring a facility in Florida, (b) expanding two smaller hangars at our facility in Dothan, Alabama, and/or (c) constructing a new hangar in Dothan, Alabama. The discounted cash flow analysis indicated an implied reference range enterprise value of $37,725,000 to $51,114,000 for Case 1 and $36,761,000 to $43,915,000 for Case 2, as compared to the proposed transaction value of $43,000,000.

Normalized EBITDA Performance Analysis. SMH exercised its judgment and incorporated the unpredictability of cargo conversion projects, recent operating losses at PWAS, and elimination of time restructuring and other charges to determine PWAS’s normalized EBITDA. This analysis indicated an implied reference range enterprise value of $11,250,000 to $25,667,000, as compared to the proposed transaction value of $43,000,000.

Other Matters

SMH was engaged by us pursuant to the letter agreements dated (1) January 19, 2007 to act as our exclusive financial advisor in connection with the transaction, (2) June 26, 2007 to provide an opinion to our finance committee regarding the fairness from a financial point of view to the company of the consideration to be received by the company in the transaction, and (3) July 20, 2007 to re-confirm its oral opinion. We engaged SMH based on SMH’s experience and reputation as a nationally recognized investment banking firm that is regularly engaged in rendering opinions regarding fairness and the valuation of companies and their securities in connection with mergers and acquisitions and other corporate transactions. SMH acted as a financial advisor to the company in connection with the transaction and for its services, it has been paid a monthly retainer and a customary fee of $150,000 for providing its opinions, and it will receive a transaction fee which is contingent

19

upon the consummation of the sale of PWAS. In addition, we agreed to indemnify SMH for certain liabilities that may arise out of its engagement. SMH has not performed any other investment banking services for us or any investment banking services for Sun Capital, or any of its portfolio companies, in the past or received fees for other services. In the ordinary course of business, SMH or its affiliates may actively trade in the securities of the company or portfolio companies of Sun Capital for its own accounts and for the accounts of SMH’s customers and, accordingly, may at any time hold a long or short position in those securities.

SMH’s oral opinion was for the use and benefit of our finance committee in connection with its consideration of the transaction. SMH’s opinions did not address our underlying business decision to pursue the transaction, the relative merits of the transaction as compared to any alternative business strategies that might exist for us or the effects of any other transaction in which we might engage. SMH expressed no opinion as to the price at which shares of our common stock will trade following announcement of the transaction. In addition, SMH expressed no opinion or recommendation as to how our stockholders should vote at the stockholders’ meeting held in connection with the transaction.

SMH’s opinions were subject to the assumptions and conditions contained therein and were based upon market, economic, financial and other conditions as they existed and could be evaluated on, and on the information available to SMH as of, July 5, 2007 and July 10, 2007, respectively. SMH assumed no responsibility for updating or revising its opinions based on circumstances or events occurring after either July 5, 2007 or July 10, 2007. SMH’s opinions were not to be used for any other purpose, or to be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without SMH’s prior written consent, provided, however, that SMH consented to the inclusion of the text of its written opinion in its entirety in any filing by us with the SEC that is required by law.

Nature of Our Business After the Sale of PWAS

Following the sale of PWAS, we will continue to be a public company operating under the name Alabama Aircraft Industries, Inc. We also intend to evaluate and potentially explore all available strategic options. We will continue to work to maximize stockholder interests with a goal of returning value to our stockholders. After the sale of PWAS, sales to the U.S. government, primarily from our Government Services Segment through which we provide aircraft repair, maintenance and modification services for government and military customers, will account for all of our revenues.

Use of Proceeds From the Sale of PWAS

We intend to use the net proceeds from the sale of PWAS to repay all of our outstanding bank debt. As of August 20, 2007, we had approximately $23.8 million of bank debt outstanding at a weighted average interest rate of 8.32%. Our board of directors will consider a number of alternatives for the use of the balance of the net proceeds. The alternatives the board will consider may include:

•	working capital;

•	funding capital expenditures;

•	funding pension plan liabilities; or

•	general corporate purposes;

The board’s determination of the appropriate use of the net proceeds will depend on a number of factors including the following:

•	the total net proceeds received from the sale of PWAS after the payment of the costs associated with the sale and taxes;

•	the results of our current operations;

•	the board’s evaluation of our prospects and need for cash; and

20

•	economic conditions in the aviation and defense industries.

We do not currently intend to pay a dividend with any portion of the net proceeds from the sale of PWAS.

Terms of the Stock Purchase Agreement

The following is a summary of the material provisions of the stock purchase agreement. This summary description does not purport to be complete and is qualified in its entirety by reference to the stock purchase agreement, a copy of which is attached to this proxy statement as Annex A. All stockholders are urged to read the stock purchase agreement in its entirety.

Overview

The stock purchase agreement is the primary legal document for the sale of PWAS, our wholly-owned subsidiary, to WAS Aviation. The stock purchase agreement sets forth the specific rights and obligations of the company and WAS Aviation.

Assets to be Sold

The stock purchase agreement provides for the sale by us to WAS Aviation of all issued and outstanding capital stock of PWAS and the assignment to WAS Aviation of all of our rights to the “Pemco” name.

Purchase Price

In exchange for the capital stock of PWAS and our rights to the “Pemco” name, WAS Aviation will pay us at the closing cash in the amount of $43.0 million, less $5.75 million for the assumption of certain pension underfunding obligations, subject to a working capital adjustment, pursuant to which the purchase price will be increased or decreased on a dollar-for-dollar basis to the extent that PWAS’s working capital at the time of closing differs from our agreed upon target amount. Up to $1.0 million of the purchase price may be held back and up to an additional $1.0 million may be deposited into an escrow account to pay for the potential cost of environmental remediation, based upon the results of a Phase II environmental site assessment to be completed prior to the completion of the sale.

Closing Date

If the sale of PWAS proposal and the name change amendment proposal are approved and adopted by our stockholders, the closing will take place on the second business day following the satisfaction of all the closing conditions summarized below.

Representations and Warranties

In the stock purchase agreement, we have made representations and warranties to WAS Aviation, including with respect to:

•	due organization of the company;

•	authorization and validity of the stock purchase agreement;

•	compliance with applicable laws;

•	no conflict with existing agreements;

•	required consents and approvals;

•	title to stock of PWAS;

•	financial statements;

21

•	absence of material adverse changes;

•	absence of undisclosed liabilities;

•	real property;

•	personal properties;

•	condition of properties;

•	tax matters;

•	legal proceedings;

•	government licenses, permits and related approvals;

•	environmental matters;

•	employee benefit plans;

•	intellectual property;

•	insurance;

•	material contracts;

•	transactions with affiliates;

•	brokers;

•	obtaining the stockholder vote;

•	employment-related matters;

•	inventory;

•	accounts receivable;

•	books and records;

•	suppliers and customers;

•	bank accounts;

•	product and service warranty and liability;

•	powers of attorney;

•	opinions of financial advisors;

•	solvency; and

•	stormwater discharge.

These warranties were made as of a specific date and are intended for the benefit of WAS Aviation only, and are not for the benefit of stockholders or the investing public generally. These representations and warranties may be subject to important qualifications and limitations agreed to by us and WAS in connection with negotiating the terms of the stock purchase agreement. Moreover, certain of these representations and warranties may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the federal securities laws and/or were used for the purpose of allocating risk between us and WAS Aviation rather than establishing matters of fact. In addition, information concerning the subject matter of these representations and warranties and covenants may have changed since the date of the stock purchase agreement. Accordingly, you should not rely on these representations, warranties and covenants as statements of fact.

22

WAS Aviation has also made representations and warranties to us, including with respect to: due organization of WAS Aviation, authorization and validity of the stock purchase agreement, no conflict with existing agreements, required consents and approvals, lack of need for a stockholder vote, availability of funds, the investment purpose of the purchase, legal proceedings, investigation, and disclaimer regarding projections.

Joint Covenants

In the stock purchase agreement, we and WAS Aviation have made certain joint covenants, including the following:

•	to notify the other if it becomes aware of any breach of its respective representations and warranties;

•	to enter into a services agreement whereby the company would provide certain transitional employee benefit, information technology and payroll services to PWAS following the closing;

•	to cooperate in all reasonable respects with respect to contesting or defending any action arising from or related to the stock purchase agreement;

•	to use commercially reasonable efforts to take such actions and do all things necessary to consummate the sale of PWAS to WAS Aviation; and

•	to indemnify each other from any losses related to certain license agreements with Boeing that arise out of actions or omissions of the indemnifying party subsequent to closing.

Our Covenants

In the stock purchase agreement, we have made certain covenants to WAS Aviation, including the following:

•

to cause PWAS to take or refrain from taking action such that: the business of PWAS shall be conducted in the ordinary course, consistent with past practices; PWAS shall not amend its organizational documents; the business organization and goodwill of PWAS and its relationships with its officers and key employees shall be preserved; PWAS shall not enter into, modify, assign or terminate any lease; and PWAS will not enter into or modify any collective bargaining agreement;

•	to not solicit any person who is an employee of PWAS for one year following the closing to terminate his or her employment with WAS Aviation;

•

to settle all of our outstanding indebtedness owed to PWAS, terminate all agreements between PWAS and us and cause PWAS to repay or settle any outstanding debt and satisfy all liabilities owed to us or our affiliates;

•	to assign PWAS all of our rights to the “Pemco” name and change our name to “DefensePemco, Inc.” or any other name that does not contain the name “Pemco” and is not confusingly similar thereto;

•

to obtain all third-party consents required by the stock purchase agreement and cooperate with WAS Aviation to maintain any licenses required to be assigned or transferred prior to closing which have not been so assigned and to provide WAS Aviation with the benefits under any such licenses;

•

to not solicit, initiate or encourage any business combination proposals from any third party, engage in any discussion or negotiation relating thereto or accept any proposal relating to a business combination with any third party;

•	to not compete with PWAS, except with respect to military customers, until the earlier of three years following the closing or such time as we shall experience a change of control;

•

to prepare and file this proxy statement, use commercially reasonable efforts to have it cleared by the SEC and call and hold a stockholder meeting to approve the stock purchase agreement and the transactions contemplated therein;

23

•

to release PWAS from all liabilities, contracts and promises, other than those arising out of the stock purchase agreement and the transactions contemplated therein or which arise out of facts occurring after the closing;

•	to engage an appraisal firm of national reputation to create and deliver a letter, indicating that we will be solvent following the closing;

•	to cooperate with WAS Aviation to obtain certain licenses, permits and approvals from foreign and domestic aviation administrative agencies;

•	to cooperate with WAS Aviation in making claims and obtaining recoveries under our insurance policies in connection with certain insurable events occurring prior to closing; and

•	to assign the collaboration agreement between us and Officine Meccaniche Aeronautiche S.p.A, to PWAS.

WAS Aviation’s Covenants

In the stock purchase agreement, WAS Aviation has made certain covenants to us, including the following:

•	to not, for one year following the termination of the stock purchase agreement, solicit any person who is an employee of PWAS or us to terminate his or her employment with PWAS or us;

•	to retain all records relating to PWAS in its possession for at least six years from the date of the closing and provide us with access to such records for certain purposes;

•	to pay us any amounts recovered from that certain litigation between PWAS and GE Capital Aviation Services, Inc.; and

•

to be responsible for obtaining the certificates of insurance and insurance policies required by certain license agreements with Boeing and to cause itself to be substituted for us with respect to our obligations under such license agreements.

General Indemnity

We have agreed to indemnify WAS Aviation for: any losses arising out of fraud relating to our representations and warranties contained in the stock purchase agreement, any taxes of PWAS for periods ending on or before the closing date, any tax imposed upon the company and any losses arising out of PWAS’s litigation with GE Capital Aviation Services, Inc. WAS Aviation has agreed to indemnify us for: any losses arising out of fraud by WAS Aviation relating to its representations and warranties contained in the stock purchase agreement and any taxes of PWAS for periods after the closing date that are not income or franchise taxes arising as a result of a 338(h)(10) election.

Environmental Indemnity

We have also agreed to a separate, additional indemnification obligation in order to apportion the risk of environmental remediation losses, if any, with respect to PWAS’s facilities between us and WAS Aviation. As between WAS Aviation and us, WAS Aviation has agreed that it shall bear the risk of the first $1.0 million of such losses and we have agreed that we shall bear the risk of any such losses in excess of $1.0 million (for which we would otherwise have been responsible), but not to exceed $2.0 million in the aggregate. In order to determine the extent of such potential losses, we and WAS Aviation have agreed to cause ENVIRON International Corporation to perform a Phase II environmental site assessment of PWAS’s facilities and, if so desired by WAS Aviation, of an off-site property onto which storm water discharges from PWAS’s facilities. The results of this assessment are anticipated to be received in August 2007. To the extent that this assessment determines that remediation is reasonably likely to be necessary in order to meet the applicable remediation standard, the estimated cost of such remediation (in excess of $1.0 million) will be withheld from the purchase

24

price payable at closing, in an amount not to exceed $1.0 million. If the estimated cost of remediation is in excess of $2.0 million, such excess will also be withheld from the purchase price, but in this case paid into an escrow account, again, in an amount not to exceed $1.0 million. Our obligation to indemnify WAS Aviation for environmental remediation losses will be limited to the amounts that are withheld from payment at the closing. Following the fifth anniversary of the closing, amounts held back from payment at the closing will be either paid to us by WAS Aviation or released from escrow to us, to the extent such amounts have not been paid to WAS Aviation in satisfaction of indemnification claims made by WAS Aviation for losses occurring as a result of environmental remediation of the PWAS facilities or to the extent any such remaining funds exceed the estimated present value of any remaining future environmental remediation losses at the PWAS facilities.

Conditions to Completion of the Sale of PWAS

The obligations of the company and WAS Aviation to consummate the sale of PWAS are subject to the satisfaction or waiver of a number of closing conditions. The closing conditions to the sale of PWAS include the following:

•	no governmental authority will have restrained, enjoined or otherwise prohibited the sale of PWAS;

•	our stockholders shall have approved the sale of PWAS;

•	the representations and warranties of the parties shall be true and accurate in all material respects;

•	the parties shall have complied in all material respects with their covenants contained in the stock purchase agreement;

•	WAS Aviation shall have received an opinion from a nationally recognized appraisal firm that we will be solvent upon the completion of the sale of PWAS;

•	we shall have obtained releases of liens on the assets of PWAS and evidence of payment of all indebtedness of PWAS; and

•	WAS Aviation shall have received evidence that the Federal Aviation Administration has acknowledged receipt of notice of the sale of PWAS.

Taxes

At the request of WAS Aviation, we and WAS Aviation may jointly make a 338(h)(10) election which will cause the sale of the capital stock of PWAS to be treated as a sale of the assets of PWAS for tax purposes. If such an election is made, we and WAS Aviation will cooperate to determine the appropriate allocation of the purchase price to the assets of PWAS.

Employee Benefits

Prior to the closing, we shall take all action necessary to spin-off that portion of the assets and liabilities of our defined benefit pension plan that covers the current and former employees of PWAS. Following the closing, WAS Aviation shall provide or cause PWAS to provide compensation and benefits to the employees of PWAS commensurate with that provided to employees of companies that are similar in size and scope to PWAS.

Termination

The stock purchase agreement may be terminated at any time prior to the closing:

•	by mutual written consent of WAS Aviation and us;

•	by either WAS Aviation or us if any governmental authority has issued a final non-appealable order prohibiting the sale of PWAS;

25

•	by either WAS Aviation or us if the sale of PWAS is not completed by November 30, 2007;

•	by either WAS Aviation or us if stockholder approval of the stock purchase agreement is not obtained;

•

by either us or WAS Aviation if the other has materially violated a representation, warranty or covenant contained in the stock purchase agreement and has not cured such breach within 20 days of notice thereof;

•

by WAS Aviation if the Phase II environmental site assessment indicates that there is in excess of $3.0 million of environmental remediation that is reasonably likely to be necessary to attain the applicable remediation standard;

•

by WAS Aviation if the owner of the off-site property to which storm water discharges from PWAS’s facilities does not consent to the performance of the Phase II environmental site assessment on its property at the point of storm water discharge; or

•

by WAS Aviation if the Phase II environmental site assessment indicates that there is a reasonable likelihood that hazardous substances have migrated from or been released from the PWAS facilities to off-site locations or have impacted any municipal water supply.

Termination Fee

If the stock purchase agreement is terminated due to the failure of our stockholders to approve the sale of PWAS proposal, we will be obligated to reimburse WAS Aviation for up to $2.5 million of its reasonable out-of-pocket expenses incurred in connection with the sale of PWAS.

Terms of the Voting Agreement

The following is a summary of the material provisions of the voting agreement. This summary description does not purport to be complete and is qualified in its entirety by reference to the voting agreement, a copy of which is attached to this proxy statement as Annex B. All stockholders are urged to read the voting agreement in its entirety.

As an inducement to WAS Aviation to enter the stock purchase agreement, certain of our principal stockholders and their affiliates, Tennenbaum Capital Partners, LLC and certain of its affiliates and Massachusetts Mutual Life Insurance Company and certain of its affiliates, entered into a voting agreement with WAS Aviation pursuant to which each has agreed to vote its shares for the approval of the stock purchase agreement and the sale of PWAS. As of the record date, these stockholders had voting power over 2,004,566 shares, or approximately 48.5% of our outstanding common stock.

Pursuant to the voting agreement, each of the stockholders agreed to the following:

•

to vote its shares (1) in favor of the approval of the terms of the stock purchase agreement and the transactions contemplated by the stock purchase agreement (and any actions directly required in furtherance thereof), and (2) against any action or proposal involving us that, to the knowledge of such stockholder, is intended, or could reasonably be expected, to prevent, impede, interfere with, materially delay, postpone or materially adversely affect the transactions contemplated by the stock purchase agreement;

•

to grant a proxy appointing WAS Aviation as such stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such stockholder’s name, to vote or execute consents with respect to the matters set forth above; and

•

not to sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to, or consent to, a transfer of any or all of its shares of common

26

stock or take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under the voting agreement.

The voting agreement terminates with respect to each stockholder upon the earliest to occur of (1) the mutual consent of WAS Aviation and such stockholder, (2) the completion of the sale of PWAS pursuant to the stock purchase agreement and (3) the termination of the stock purchase agreement in accordance with its terms.

Interests of Certain Persons in the PWAS Sale

We do not have any agreements that would require payment to any of our executive officers, directors or employees in connection with the sale of PWAS.

None of our directors, executive officers, or any associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the sale of PWAS.

Material Federal Tax Consequences of the Sale of PWAS

The following is a summary of the material United States federal income tax consequences from the sale of PWAS. This discussion does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

We will recognize gain on the sale of the stock of PWAS, but no gain will be recognized by our stockholders. We and WAS Aviation may make a joint election under Code Section 338(h)(10). Under this election, we will be deemed to have sold each asset of PWAS (rather than stock of PWAS) to WAS Aviation for the purchase price. Our gain or loss will be determined based upon the amount of the purchase price allocated to each asset and PWAS’s adjusted tax basis for each asset. Gain, if any, on the deemed asset sale will be offset by our net operating loss carryforwards.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma financial information should be read in conjunction with the related notes and with our historical consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 and for the six months ended June 30, 2007 and 2006, which can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2007.

The unaudited pro forma financial information is derived from our historical financial statements, adjusted to reflect the sale of PWAS as if it occurred on June 30, 2007 with respect to the unaudited pro forma balance sheet, and as of the first day of each period presented with respect to the unaudited pro forma statements of operations. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sale of PWAS on our historical financial information.

The unaudited pro forma financial information is presented for informational purposes only, is based upon estimates by our management, which are based upon available information and certain assumptions that we believe are reasonable, and is not intended to be indicative of actual results of operations or financial position that would have been achieved had the transaction been consummated as of the beginning of each period indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

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Pemco Aviation Group, Inc.

Pro Forma Balance Sheet as of June 30, 2007 (Unaudited)

(In Thousands)

	Historical	Adjustments	Pro Forma
Current assets:
Cash and cash equivalents (Notes 1 and 2)	$42	$9,720	$9,762
Accounts receivable, net	26,605	(11,245)	15,360
Inventories, net	16,500	(7,285)	9,215
Deferred income taxes	4,014	(745)	3,269
Prepaid expenses and other	1,144	8	1,152
Assets of discontinued operations	9	—	9

Total current assets	48,314	(9,547)	38,767

Machinery, equipment and improvements at cost:
Machinery and equipment	31,801	(9,937)	21,864
Leasehold improvements	31,074	(12,226)	18,848
Construction-in-process	104	(1)	103

	62,979	(22,164)	40,815
Less accumulated depreciation and amortization	(41,314)	14,129	(27,185)

Net machinery, equipment and improvements	21,665	(8,035)	13,630

Other non-current assets:
Deposits and other	3,152	(4)	3,148
Deferred income taxes (Note 3)	12,441	(5,416)	7,025
Related party receivable	429	—	429
Intangible assets, net	72	(72)	—
Assets of discontinued operations	834	(669)	165

	16,928	(6,161)	10,767

Total assets	$86,907	$(23,743)	$63,164

Current liabilities:
Current portion of long-term debt	$27,861	$(22,618)	$5,243
Current portion of pension and postretirement liabilities (Note 4)	81	(44)	37
Accounts payable—trade	14,789	(8,888)	5,901
Accrued health and dental	914	(304)	610
Accrued liabilities—payroll related	5,710	(2,371)	3,339
Accrued liabilities—other	2,063	(1,147)	916
Customer deposits in excess of cost	3,491	(459)	3,032
Liabilities of discontinued operations	37	—	37

Total current liabilities	54,946	(35,831)	19,115

Long-term debt, less current portion	1,828	—	1,828
Long-term pension and postretirement benefit liability (Note 4)	17,555	(4,551)	13,004
Other long-term liabilities	3,095	—	3,095

Total liabilities	77,424	(40,382)	37,042

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 5,000,000 shares authorized, none outstanding
Common Stock, $0.0001 par value, 12,000,000 shares authorized, 4,126,200 outstanding at December 31, 2006	1	—	1
Additional paid-in capital	14,926	—	14,926
Retained earnings (Note 5)	30,935	10,465	41,400
Treasury stock, at cost – 413,398 shares at December 31, 2006	(8,623)	—	(8,623)
Accumulated other comprehensive income (loss):
Minimum pension and postretirement liabilities (Note 4)	(27,756)	6,174	(21,582)

Total stockholders’ equity	9,483	16,639	26,122

Total liabilities and stockholders’ equity	$86,907	$(23,743)	$63,164

The accompanying notes are an integral part of these consolidated statements

28

Pemco Aviation Group, Inc.

Pro Forma Statement of Operations for the Year Ended December 31, 2006 (Unaudited)

(In Thousands, Except Per Share Amounts)

	Historical	Adjustments	Pro Forma
Net sales	$160,709	$(63,167)	$97,542
Cost of sales	140,004	(55,289)	84,715

Gross profit	20,705	(7,878)	12,827
Selling, general and administrative expenses	18,092	(4,676)	13,416
Provision for (reversal of) doubtful accounts	(638)	638	—

Operating income (loss) from continuing operations	3,251	(3,840)	(589)
Interest expense	(2,914)	2,183	(731)

Income (loss) from continuing operations before income taxes	337	(1,657)	(1,320)
Income tax expense (benefit)	207	(710)	(503)

Income (loss) from continuing operations	$130	$(947)	$(817)

Net income (loss) per common share:
Basic net income (loss) from continuing operations	$0.03		$(0.20)
Diluted net income (loss) from continuing operations	$0.03		$(0.20)

Weighted average common shares outstanding:
Basic	4,123		4,123
Diluted	4,228		4,123

The accompanying notes are an integral part of these consolidated statements

29

Pemco Aviation Group, Inc.

Pro Forma Statement of Operations for the Six Months Ended June 30, 2007 (Unaudited)

(In Thousands, Except Per Share Amounts)

	Historical	Adjustments	Pro Forma
Net sales	$105,580	$(65,224)	$40,356
Cost of sales	90,038	(53,594)	36,444

Gross profit	15,542	(11,630)	3,912
Selling, general and administrative expenses	10,808	(4,306)	6,502

Operating income (loss) from continuing operations	4,734	(7,324)	(2,590)
Interest expense	(2,059)	1,647	(412)

Income (loss) from continuing operations before income taxes	2,675	(5,677)	(3,002)
Income tax expense (benefit)	1,153	(2,298)	(1,145)

Income (loss) from continuing operations	$1,522	$(3,379)	$(1,857)

Net income (loss) per common share:
Basic net income (loss) from continuing operations	$0.37		$(0.45)
Diluted net income (loss) from continuing operations	$0.37		$(0.45)

Weighted average common shares outstanding:
Basic	4,126		4,126
Diluted	4,142		4,126

The accompanying notes are an integral part of these consolidated statements

30

Pemco Aviation Group, Inc.

Pro Forma Statement of Operations for the Six Months Ended June 30, 2006 (Unaudited)

(In Thousands, Except Per Share Amounts)

	Historical	Adjustments	Pro Forma
Net sales	$85,135	$(32,939)	$52,196
Cost of sales	71,987	(26,263)	45,724

Gross profit	13,148	(6,676)	6,472
Selling, general and administrative expenses	11,013	(3,706)	7,307
Reversal of provision for doubtful accounts	(638)	638	—

Operating income from continuing operations	2,773	(3,608)	(835)
Interest expense	(1,459)	1,144	(315)

Income from continuing operations before income taxes	1,314	(2,464)	(1,150)
Income tax expense	519	(959)	(440)

Income from continuing operations	$795	$(1,505)	$(710)

Net income per common share:
Basic net income from continuing operations	$0.19		$(0.17)
Diluted net income from continuing operations	$0.18		$(0.17)

Weighted average common shares outstanding:
Basic	4,120		4,120
Diluted	4,300		4,120

The accompanying notes are an integral part of these consolidated statements

31

Pemco Aviation Group, Inc.

Pro Forma Statement of Operations for the Year Ended December 31, 2005 (Unaudited)

(In Thousands, Except Per Share Amounts)

	Historical	Adjustments	Pro Forma
Net sales	$134,832	$(42,142)	$92,690
Cost of sales	123,931	(41,699)	82,232

Gross profit	10,901	(443)	10,458
Selling, general and administrative expenses	17,997	(5,649)	12,348
Provision for doubtful accounts	1,519	—	1,519

Operating loss from continuing operations	(8,615)	5,206	(3,409)
Interest expense	(1,741)	1,696	(45)
Other income	650	—	650

Loss from continuing operations before income taxes	(9,706)	6,902	(2,804)
Income tax benefit	(3,576)	2,507	(1,069)

Loss from continuing operations	$(6,130)	$4,395	$(1,735)

Net loss per common share:
Basic net loss from continuing operations	$(1.49)		$(0.42)
Diluted net loss from continuing operations	$(1.49)		$(0.42)

Weighted average common shares outstanding:
Basic	4,108		4,108
Diluted	4,108		4,108

The accompanying notes are an integral part of these consolidated statements

32

Pemco Aviation Group, Inc.

Pro Forma Statement of Operations for the Year Ended December 31, 2004 (Unaudited)

(In Thousands, Except Per Share Amounts)

	Historical	Adjustments	Pro Forma
Net sales	$194,095	$(57,111)	$136,984
Cost of sales	169,789	(47,817)	121,972

Gross profit	24,306	(9,294)	15,012
Selling, general and administrative expenses	24,710	(7,806)	16,904

Operating loss from continuing operations	(404)	(1,488)	(1,892)
Interest expense	(1,219)	1,177	(42)

Loss from continuing operations before income taxes	(1,623)	(311)	(1,934)
Income tax benefit	(713)	(24)	(737)

Loss from continuing operations	$(910)	$(287)	$(1,197)

Net loss per common share:
Basic net loss from continuing operations	$(0.22)		$(0.29)
Diluted net loss from continuing operations	$(0.22)		$(0.29)

Weighted average common shares outstanding:
Basic	4,072		4,072
Diluted	4,072		4,072

The accompanying notes are an integral part of these consolidated statements

33

Pemco Aviation Group, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Information

Note 1:	Assumes net proceeds from the sale of PWAS by the company of $32.5 million after payment of $2.5 million in expenses directly related to the transaction and other purchase price adjustments related to pension underfunding, working capital and environmental holdbacks as described on page 21, of this proxy statement.

Note 2:	Assumes the repayment of the revolving credit facility, bank term loan and treasury stock term loan held by our primary lenders, Wachovia Bank and Compass Bank from the proceeds of the sale of PWAS. At June 30, 2007 such balance was $22.6 million. The related interest expense incurred has been reduced in the unaudited pro forma statements of operations presented herein.

Note 3:	Assumes deferred tax assets related to net operating loss carryforwards are substantially utilized by the taxable gain produced from the sale of PWAS. Approximately $6.5 million of deferred tax assets related to net operating loss carryforwards would be reduced as a result of the sale of PWAS. Income tax expense included in the pro forma statement of operations has been recorded using an estimated statutory tax rate of approximately 38%.

Note 4:	Amounts recorded for pension and postretirement liabilities are estimates and allocations made by the actuaries. The liabilities have been allocated based on the present value of the benefit obligations of all participants located at or retired from the Dothan facility. The split of plan assets was based on Internal Revenue Service regulations assuming the plan split occurred as of December 31, 2006 and rolled forward to June 30, 2007. The split of the benefit obligations will be based on the present value of the benefit obligation for individual employees and retirees specifically related to PWAS using assumptions appropriate at the time of the split. The significant assumptions include mortality rates, interest discount rates, future wage increases and expected long-term rates of return on pension assets.

Note 5:	Pro forma adjustment represents book gain on the sale determined as follows:

(in thousands)
Net sale proceeds after expenses	$32,500
Book value of PWAS net assets	(5,538)
Income tax expense on gain of sale of PWAS	(6,450)
Pension adjustment of other comprehensive income	(9,975)
Write-off of capitalized debt costs	(72)

$10,465

34

No Appraisal or Dissenters’ Rights

Stockholders who do not approve the sale of PWAS proposal may vote against the proposal, but under Delaware law appraisal and dissenters’ rights are not provided to stockholders in connection with this transaction.

Vote Required to Approve the Sale of PWAS

The sale of PWAS proposal requires approval by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. If we fail to obtain stockholder approval of the sale of PWAS proposal, we will not be able to consummate the sale of PWAS and either we or WAS Aviation may terminate the stock purchase agreement. In connection with the stock purchase agreement, Tennenbaum Capital Partners, LLC and certain of its affiliates and Massachusetts Mutual Life Insurance Company and certain of its affiliates have entered into a voting agreement with WAS Aviation, pursuant to which each has agreed to vote its shares for the approval of the stock purchase agreement and the sale of PWAS. As of the record date, these stockholders had voting power over 2,004,566 shares, or approximately 48.5% of our outstanding common stock.

Recommendation of Our Board of Directors

Our board of directors has determined that the sale of PWAS is advisable, fair to and in the best interests of the company and its stockholders. Our board of directors has approved the sale of PWAS, based on the terms of the stock purchase agreement, and unanimously recommends that the stockholders vote in favor of the sale of PWAS proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1, THE SALE OF PWAS PROPOSAL.

35

PROPOSAL NO. 2: THE NAME CHANGE AMENDMENT

Pursuant to the stock purchase agreement, we will change our name from “Pemco Aviation Group, Inc.” to “Alabama Aircraft Industries, Inc.” If the sale of PWAS proposal is not approved, we will not effect the name change.

The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, THE NAME CHANGE AMENDMENT PROPOSAL.

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of August 20, 2007 by (1) our chief executive officer, chief financial officer and our next two most highly compensated officers other than our chief executive officer and chief financial officer, (2) our directors, (3) all of our executive officers and directors as a group and (4) all other stockholders known by us to own beneficially more than five percent of our common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent Beneficially Owned (%)(3)
Michael E. Tennenbaum	1,129,410	(4)(11)	26.6%
Tennenbaum & Co., LLC	1,004,566	(5)(11)	24.3%
Babson Capital Management LLC	1,000,000	(6)(11)	24.2%
Massachusetts Mutual Life Insurance Company	1,000,000	(6)(11)	24.2%
Tennenbaum Capital Partners, LLC	675,750	(7)(11)	16.4%
SVIM/MSM, LLC	456,809	(8)(11)	11.1%
Clarium LP	413,760	(9)	10.0%
Hovan Capital Management, LLC	400,150		9.7%
Rustic Canyon Ventures, L.P.	308,219		7.5%
FMR Corp.	245,280	(10)	5.9%
Ronald A. Aramini	281,165		6.4%
Thomas C. Richards	151,844		3.6%
Harold T. “Skip” Bowling	129,498		3.0%
Ronald W. Yates	83,708		2.0%
Doris K. Sewell	48,750		1.2%
Robert E. Joyal	23,333		*
Hugh Steven Wilson	21,000		*
Eric L. Wildhagen(12)	15,225		*
Randall C. Shealy	9,750		*
All Executive Officers, Directors and Director Nominees as a group (10 persons)	1,893,558		37.8%

*	Less than 1%
(1)

The address for Michael E. Tennenbaum, Tennenbaum & Co., LLC, or TCO, and Tennenbaum Capital Partners, LLC, or TCP, is 2951 28th Street, Suite 1000, Santa Monica, California 90405. The address for David L. Babson & Company, Inc., or Babson, is 1500 Main Street, Springfield, Massachusetts 01115. The address for Massachusetts Mutual Life Insurance Company, or MassMutual Insurance, is 1295 State Street, Springfield, Massachusetts 01111. The address for Clarium LP is 555 California Street, Suite 4360, San Francisco, CA 94104. The address for Hovan Capital Management, LLC is 81 Beach Road, Belvedere, California 94920. The address for Rustic Canyon Ventures, L.P. is 220 West First Street, 6th Floor, Los Angeles, California 90012. The address for all other beneficial owners is c/o Pemco Aviation Group, Inc., 1943 North 50th Street, Birmingham, Alabama 35212.

(2)	Includes the following shares issuable upon the exercise of outstanding stock options which are exercisable within 60 days of August 20, 2007 (option shares): Mr. Tennenbaum 124,844 option shares; Mr. Aramini 281,165 option shares; General Richards 148,000 option shares; Mr. Bowling 129,498 option shares; General Yates 83,708 option shares; Ms. Sewell 48,750 option shares; Mr. Joyal 23,333 option shares; Mr. Wildhagen 15,100 option shares; Mr. Wilson 20,000 option shares; and Mr. Shealy 9,750 option shares. Beneficial ownership of stockholders with more than 5% beneficial ownership of our common stock has been determined by us from the most recent filings as of the date of this proxy statement made by such stockholders with the SEC under Section 13 of the Exchange Act.
(3)

Percentage ownership is based on 4,128,950 shares of our common stock outstanding as of August 20, 2007. In the case of persons who possess outstanding stock options, percentage ownership is based on shares of

37

our common stock outstanding as of August 20, 2007 and the number of shares underlying options held by such person exercisable within 60 days from said date.
(4)	Mr. Tennenbaum may be deemed to beneficially own 1,129,410 shares of our common stock, which includes 456,809 shares which he has shared voting and dispositive power with TCP, SVIM/MSM, LLC, or SVIM/MSM, and TCO, 50,575 shares which he has shared voting and dispositive power with TCP, SVIM/MSM II, LLC, or SVIM/MSM II, and TCO, 3,730 shares which he has shared voting and dispositive power with TCP, TCO and a separate account managed by TCP, 328,816 shares which he has shared voting and dispositive power with TCO, and 124,844 shares issuable to Mr. Tennenbaum upon the exercise of outstanding stock options that are exercisable within 60 days of August 20, 2007.
(5)	TCO may be deemed to beneficially own 1,004,566 shares of our common stock, which includes 456,809 shares which it has shared voting and dispositive power with TCP, SVIM/MSM and Mr. Tennenbaum, 215,211 shares which it has shared voting and dispositive power with TCP, SVIM/MSM II and Mr. Tennenbaum, 3,730 shares which it has shared voting and dispositive power with TCP, Mr. Tennenbaum and a separate account managed by TCP and 328,816 shares which it has shared voting and dispositive power with TCP and Mr. Tennenbaum.
(6)	Includes 150,000 shares owned by MassMutual High Yield Partners II LLC, or Mass Mutual High Yield, 92,900 shares owned by Tower Square Capital Partners, L.P., or Tower Square, and 3,652 shares owned by TSCP Selective, L.P., or TSCP, as to which Babson and MassMutual Insurance share voting and dispositive power, and as to which Babson and MassMutual Insurance disclaim beneficial ownership. MassMutual Insurance claims beneficial ownership of 753,448 shares, as to which Babson disclaims beneficial ownership. Babson provides investment advice to MassMutual Insurance, Tower Square and TSCP pursuant to advisory agreements with those entities and to MassMutual High Yield, pursuant to authority delegated by MassMutual Insurance. Mr. Joyal disclaims beneficial ownership of the 1,000,000 shares described in this footnote. This information is based solely upon our review of Amendment No. 4 to Schedule 13D filed by David L. Babson & Company, Inc. and certain related parties with the SEC on November 15, 2002, reporting beneficial ownership as of November 6, 2002.
(7)	TCP may be deemed to beneficially own 675,750 shares of our common stock, which includes 456,809 shares which it has shared voting and dispositive power with SVIM/MSM, TCO and Mr. Tennenbaum, 50,575 shares which it has shared voting and dispositive power with SVIM/MSM II, TCO and Mr. Tennenbaum, and 3,730 shares which it has shared voting and dispositive power with TCO, Mr. Tennenbaum and a separate account managed by TCP.
(8)	SVIM/MSM may be deemed to beneficially own 456,809 shares of our common stock (11.1% of our outstanding common stock), which it has shared voting and dispositive power with TCP, TCO and Mr. Tennenbaum.
(9)	Includes 12,063 shares owned by Clarium Capital Management LLC, an affiliate of Clarium LP. This information is based solely upon our review of Amendment No. 4 to Schedule 13G filed by Clarium LP and Capital Management LLC with the SEC on February 13, 2007, reporting beneficial ownership as of December 31, 2006.
(10)	Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., acts as investment advisor to Fidelity Low Priced Stock Fund, which holds 245,280 shares of our common stock. This information is based solely upon our review of the Schedule 13G filed by FMR Corp. with the SEC on February 14, 2005, reporting beneficial ownership as of December 31, 2004.
(11)	All of the shares beneficially owned by this beneficial owner are subject to the voting agreement attached hereto as Annex B. Pursuant to the voting agreement, each such beneficial owner agrees, among other things, (a) to vote its shares in favor of the sale of PWAS and against any action or proposal that would prevent, delay, impede, interfere with, materially delay, postpone or materially adversely affect the sale, and (b) to grant a proxy appointing WAS Aviation as such beneficial owner’s attorney-in-fact and proxy to vote or execute consents regarding the foregoing. The voting agreement will terminate with respect to such beneficial owner on the earliest to occur of (i) the mutual written consent of such beneficial owner and WAS Aviation, (ii) the closing of the proposed sale of PWAS or (iii) the termination of the stock purchase agreement.
(12)	Effective March 16, 2007, Mr. Wildhagen voluntarily resigned from the company.

38

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the special meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

All stockholders are urged to complete, sign and return

the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

RONALD A. ARAMINI
President and Chief Executive Officer

Birmingham, Alabama

August 21, 2007

39

ANNEX A

STOCK PURCHASE AGREEMENT

between

WAS AVIATION SERVICES, INC.,

PEMCO AVIATION GROUP, INC.,

and

PEMCO WORLD AIR SERVICES, INC.

Dated as of July 10, 2007

i

EXHIBITS
Exhibit A	Voting Agreement
Exhibit B	Letter of Resignation and Release
Exhibit C	Form of Estoppel Certificate
Exhibit D	Escrow Agreement
Exhibit E	Site Map
Exhibit F	Equity Commitment Letter
Exhibit G	Services Agreement
Exhibit H	Access Agreement
Exhibit I	Scope of Work

INDEX OF DEFINED TERMS

Term	Page
737-200 Assignment Agreement	50
737-200 Data License Agreement	50
737-300 Assignment Agreement	51
737-300 Data License Agreement	50
757 Assignment Agreement	51
757 Data License Agreement	50
Access Agreement	39
Acquisition Proposal	36
Action	15
Aeroplex	51
Aggregate Environmental Losses	5
Agreement	1
Antitrust Division	31
Applicable Cleanup Level	54
Assignment Agreements	51
Audited Financial Statements	8
Boeing	51
Boeing Data License Agreements	51
Books and Records	33
Business Day	51
Business Employees	18
Buyer	1
Buyer Losses	47
CAA	16
CAAC	39
Change of Control	51
Closing	2
Closing Balance Sheet	5
Closing Date	2
Closing Date Cash Amount	4
Closing Net Working Capital Estimate	4
COBRA	46
Code	18
Collective Bargaining Agreement	51
Company	1
Company Benefit Plans	18
Company Intellectual Property	53
Company Owned Intellectual Property	53
Confidentiality Agreement	30
Consultant	39
Consultant Opinion Report	40
Contract	52
Cost Estimate Range	40
Current Assets	52
Current Environmental Losses	5
Current Liabilities	52
DefensePemco Names	34
Discounted Future Environmental Losses	5
Draft Closing Balance Sheet	4

Term	Page
EASA	39
Environmental Cost Estimate	40
Environmental Indemnity Cap	49
Environmental Laws	17
Environmental Losses	49
Environmental Offset Amount	52
Environmental Permits	17
Equity Commitment	28
Equity Commitment Letter	28
ERISA	18
FAA	3
Financial Statements	9
Five Year Report	5
Former Business Employee	18
FTC	31
GAAP	9
GECAS Litigation	52
Governmental Authority	15
Guarantees	35
Hazardous Substances	17
HSR Act	31
Indebtedness	52
Independent Accounting Firm	52
Independent Actuarial Firm	52
Initial Closing Balance Sheet	4
Intellectual Property	52
knowledge	53
Law	53
Lease	11
Leased Personal Property	12
Lessor	39
Licenses and Permits	16
Lien	53
Material Adverse Effect	53
Material Contracts	22
Most Recent Financial Statements	9
Net Working Capital	53
Net Working Capital Target	53
Off-Site Phase II Report	40
Off-Site Phase II Work	39
Off-Site Property	39
Off-Site Property Owner	39
On-Site Scope of Work	39
Order	53
Owned Personal Property	12
Pemco Names	34
Permitted Liens	53
Person	54
Phase II ESA	39
Phase II Report	39
Plan Expenses	46

Term	Page
Policies	21
Principal Stockholders	1
Proxy Statement	37
Purchase	1
Purchase Price	2
Real Property	11
Release	16
Released Party	37
Releasing Party	37
Remedial Actions	40
Remediation	54
Remediation Standard	54
Representatives	30
Required Seller Stockholders	23
Returns	13
SEC	37
Section 338(h)(10) Allocations	44
Section 338(h)(10) Election	44
Securities Act	29
Seller	1
Seller Benefit Plan	18
Seller Common Stock	1
Seller Group	14
Seller Losses	48
Seller Noncompetition Period	36
Seller Stockholders’ Meeting	38
Seller’s Report	4
Services Agreement	32
Site Map	27
Solvency Letter	38
Solvent	26
Stock	1
Straddle Period	44
Tax	13
Taxes	13
Third Party Proceeds	50
Title IV Plan	18
Transaction Documents	54
Transfer Taxes	43
Transferred Plan	45
Transferred Plan Underfunding Amount	2
Voting Agreement	1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of July 10, 2007 (the “Agreement”), between WAS Aviation Services, Inc., a Delaware corporation (“Buyer”), Pemco Aviation Group, Inc., a Delaware corporation (“Seller”) and Pemco World Air Services, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, Seller owns One Thousand (1,000) shares of common stock, par value $0.0001 per share, of the Company, constituting all issued and outstanding shares of the Company (such shares being referred to herein as the “Stock”);

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Stock on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of each of Seller and Buyer has approved the sale and purchase of the Stock (the “Purchase”); and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Buyer’s willingness to enter into this Agreement, Michael E. Tennenbaum, Tennenbaum & Co., LLC, Tennenbaum Capital Partners, LLC, SVIM/MSM, LLC and MassMutual Life Insurance Company (the “Principal Stockholders”) will enter into an agreement, substantially in the form attached hereto as Exhibit A (the “Voting Agreement”), pursuant to which, among other things, the Principal Stockholders agree to vote their respective shares of common stock, par value $0.0001 per share, of Seller (the “Seller Common Stock”), approving this Agreement and the transactions contemplated hereby (including the Purchase), upon the terms and subject to the conditions set forth in the Voting Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

ARTICLE I

THE PURCHASE; CERTAIN RELATED MATTERS

1.1. The Purchase. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing (as defined below) and as of the Closing Date (as defined below), Seller shall sell to Buyer and Buyer shall purchase from Seller, the Stock.

1.2. Purchase Price. The purchase price for the Stock (the “Purchase Price”) shall be an amount equal to Forty Three Million Dollars ($43,000,000), less the sum of (a) the Environmental Offset Amount, if any, and (b) Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) (the “Transferred Plan Underfunding Amount”), subject to adjustment pursuant to Section 1.5(a). The Purchase Price shall be payable in immediately available federal funds to such bank accounts of Seller, in the United States, as shall be designated by Seller prior to Closing.

1.3. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.2, and subject to the satisfaction or waiver of the conditions set forth in Article V hereof, the closing of the Purchase (the “Closing”) will take place at 9:00 a.m. on the second Business Day following the satisfaction or waiver of each of the conditions set forth in Article V (the “Closing Date”), at the offices of Morgan, Lewis & Bockius, LLP, 101 Park Avenue, New York, New York 10178, unless another date, time or place is agreed to in writing by the parties hereto. The Closing shall be deemed effective as of 12:01 a.m., Eastern Standard Time, on the Closing Date.

1.4. Closing Deliveries.

(a) At the Closing, Buyer shall deliver to Seller:

(i) the Closing Date Cash Amount less the sum of (A) the Environmental Offset Amount, if any and (B) the Escrow Amount, if any;

(ii) the documents described in Sections 5.3(c), (d) and (e); and

(iii) such other documents and instruments as counsel for Seller shall reasonably request to consummate the transactions described herein.

(b) At the Closing, Seller shall deliver to Buyer:

(i) stock certificate(s) evidencing the Stock duly endorsed in blank, or accompanied by stock powers duly executed in blank, for transfer to Buyer, together with any required deed or stock transfer stamps;

(ii) the documents described in Sections 5.2(c), (d) and (e);

(iii) an executed receipt for the Closing Date Cash Amount less the sum of (A) the Environmental Offset Amount, if any and (B) the Escrow Amount, if any;

(iv) a good standing certificate for the Company issued by the Secretary of State of its state of incorporation and of such other applicable jurisdictions where the Company is qualified to do business, dated as of a date within twenty (20) days of the Closing Date;

(v) a bring-down good standing certificate for the Company, dated as of the Closing Date, issued by the Secretary of State of its state of incorporation;

(vi) a certificate signed by the Seller of its non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury Regulations;

(vii) evidence of the consents listed on Schedule 1.4(b)(vii), which shall (A) be in form and substance reasonably satisfactory to Buyer, (B) not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) be in full force and effect;

(viii) evidence of the assignment to the Company of the Contracts listed on Schedule 1.4(b)(viii), which shall (A) be in form and substance reasonably satisfactory to Buyer, (B) not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) be in full force and effect;

(ix) evidence of the assignment or transfer to the Company of the Licenses and Permits listed on Schedule 1.4(b)(ix), which shall (A) be in form and substance reasonably satisfactory to Buyer, (B) not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) be in full force and effect;

(x) evidence that the United States Federal Aviation Administration (“FAA”) has acknowledged receipt of notice from the Company of the planned Purchase;

(xi) a duly executed letter of resignation and release in the form attached hereto as Exhibit B by those individuals with respect to their positions as directors or officers of the Company as may be requested by Buyer;

(xii) an estoppel certificate with respect to the Real Property, substantially in the form attached hereto as Exhibit C;

(xiii) evidence of the consents listed on Exhibit A to the Services Agreement, which shall (A) be in form and substance reasonably satisfactory to Buyer, (B) not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) be in full force and effect; and

(xiv) such other documents and instruments as counsel for Buyer shall reasonably request to consummate the transactions described herein.

1.5. Working Capital Purchase Price Adjustments. The Purchase Price shall be subject to adjustment on a dollar-for-dollar basis as set forth below.

(a) Three (3) days prior to the Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Buyer a balance sheet of the Company on a consolidated basis (the “Initial Closing Balance Sheet”), which shall set forth the Seller’s estimate of the Net Working Capital as of the Closing Date (as modified pursuant to any reasonable comments from Buyer, the “Closing Net Working Capital Estimate”). The Initial Closing Balance Sheet shall be prepared in conformity with GAAP applied on a basis consistent with that applied in the preparation of the Financial Statements with only such deviations from GAAP as are set forth in Schedule 1.5(a). On the Closing Date, the Closing Net Working Capital Estimate will be compared to the Net Working Capital Target. If the Net Working Capital Target (i) is less than the Closing Net Working Capital Estimate, the Purchase Price shall be increased by an amount of cash equal to the difference between the Closing Net Working Capital Estimate and the Net Working Capital Target, or (ii) exceeds the Closing Net Working Capital Estimate, the Purchase Price shall be decreased by an amount of cash equal to the difference between the Net Working Capital Target and the Closing Net Working Capital Estimate. The Purchase Price, as adjusted pursuant to this Section 1.5(a), shall constitute the “Closing Date Cash Amount”.

(b) Draft Closing Balance Sheet. As soon as practicable following the Closing, Buyer shall prepare a balance sheet of the Company on a consolidated basis as of the time immediately prior to the effective time of the Closing (the “Draft Closing Balance Sheet”), which shall also include a calculation of Net Working Capital. The Draft Closing Balance Sheet shall be prepared in conformity with GAAP applied on a basis consistent with that applied in the preparation of the Financial Statements with only such deviations from GAAP as are set forth in Schedule 1.5(b). Buyer will deliver the Draft Closing Balance Sheet to Seller not later than sixty (60) days following the Closing Date.

(c) Review by Seller. As soon as practicable, but in any event within thirty (30) days of receipt of the Draft Closing Balance Sheet, Seller shall provide to Buyer a written report indicating its agreement with, or specific, itemized and quantified objections to, the Draft Closing Balance Sheet (“Seller’s Report”). All other items on the Draft Closing Balance Sheet which have not been cited in Seller’s Report shall be deemed accepted by Seller. Failure by Seller to object to the Draft Closing Balance Sheet within such thirty (30) day period shall be deemed to be Seller’s acceptance of the entire Draft Closing Balance Sheet and all items therein.

(d) Agreement on Closing Balance Sheet.

(i) Within fifteen (15) days of the receipt by Buyer of Seller’s Report, Seller and Buyer shall endeavor to agree on any matters in dispute. Any matter that Buyer chooses not to dispute on Seller’s Report within such fifteen (15) day period shall be deemed accepted by Buyer.

(ii) If Buyer and Seller are unable to agree on any remaining matters in dispute within fifteen (15) days after Buyer’s receipt of Seller’s Report, then the matters in dispute will be submitted for resolution to the national office of the Independent Accounting Firm, which shall within thirty (30) days of such submission determine and issue a written report to Seller and Buyer upon such disputed items (in no event enlarging upon any such disputed item and in no event adding any new or additional item to those set forth in Seller’s Report), and such written decision shall be final and binding upon the parties hereto. Seller and Buyer shall cooperate reasonably with each other and each other’s representatives to enable the Independent Accounting Firm to render a written decision as promptly as possible. The fees and expenses of the Independent Accounting Firm shall be borne by Seller and Buyer in inverse proportion to their respective success on the merits and such allocation of fees and expenses shall be calculated by the Independent Accounting Firm and shall be final and binding on the parties. At any time, Buyer and Seller may agree to settle any objections raised in Seller’s Reports, which agreement shall be in writing and binding upon each of Buyer and Seller with respect to the subject matter of any such objection so resolved.

(iii) The balance sheet incorporating the resolution of matters in dispute (if any), or, in the alternative, the Draft Closing Balance Sheet as approved in writing by Seller (or deemed approved by Seller), is referred to as the “Closing Balance Sheet.” The Closing Balance Sheet shall have the legal effect of an arbitral award and shall be final, binding, and conclusive on the parties hereto.

(e) Working Capital Purchase Price Adjustment. Within two (2) Business Days after the Closing Balance Sheet is approved in writing by Seller (or deemed approved by Seller), Buyer or Seller, as the case may be as determined below, shall make the following payment by wire transfer of immediately available funds to an account designated by Buyer or Seller, as the case may be:

(i) if the Net Working Capital reflected on the Closing Balance Sheet is greater than the Closing Net Working Capital Estimate, then Buyer shall make a payment to Seller in an amount equal to such excess; or

(ii) if the Net Working Capital reflected on the Closing Balance Sheet is less than the Closing Net Working Capital Estimate, then Seller shall make a payment to Buyer in an amount equal to such shortfall.

1.6. Reassessment of Environmental Losses. On the fifth anniversary of the Closing Date, Buyer shall deliver to Seller a report (the “Five Year Report”) prepared by the Consultant, or such other reputable environmental consultant as the parties shall mutually agree, that sets forth (i) the amount of all Environmental Losses incurred as of the fifth anniversary of the Closing Date (the “Current Environmental Losses”) and (ii) an estimate of the Environmental Losses reasonably likely to be incurred thereafter (with a year-by-year breakdown of all anticipated Environmental Losses). The net present value (calculated using a discount rate of 10%) of all anticipated Environmental Losses identified in the Five Year Report reasonably likely to be incurred after the five year anniversary of the Closing Date shall be referred to as the “Discounted Future Environmental Losses” (together with the Current Environmental Losses, the “Aggregate Environmental Losses”).

1.7. Environmental Offset and Escrow.

(a) In the event that the Environmental Cost Estimate is greater than $2,000,000, at the Closing, Buyer and Seller shall enter into an escrow agreement, substantially in the form of Exhibit D hereto (the “Escrow Agreement”), pursuant to which Buyer will deposit an amount equal to such excess (the “Escrow Amount”) into an account (the “Escrow Account”) with JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”); provided, that the Escrow Amount shall in no event exceed $1,000,000.

(b) Buyer shall have the right to use the Environmental Offset Amount to satisfy any Environmental Losses incurred by Buyer in an amount in excess of One Million Dollars ($1,000,000) and then only to the extent of such excess. In the event that any Aggregate Environmental Losses exceed the sum of (i) the Environmental Offset Amount plus (ii) One Million Dollars ($1,000,000), Buyer shall have the right to use the Escrow Amount (together with all interest accrued thereon), if any, to satisfy any such excess amounts.

1.8. Environmental Offset Release. Within two (2) Business Days after the fifth anniversary of the Closing Date, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount, if any, equal to the following:

(a) the Environmental Offset Amount if the Aggregate Environmental Losses are less than or equal to One Million Dollars ($1,000,000); or

(b) the Environmental Offset Amount less the Aggregate Environmental Losses in excess of One Million Dollars ($1,000,000), but only to the extent that such excess amount is less than the Environmental Offset Amount.

For the avoidance of doubt, the Seller shall not be entitled to any portion of the Environmental Offset Amount in the event that the Aggregate Environmental Losses in excess of One Million Dollars ($1,000,000) exceed the Environmental Offset Amount.

1.9. Escrow Release. To the extent that the parties have entered into the Escrow Agreement, within two (2) Business Days after the fifth anniversary of the Closing Date, Buyer shall instruct the Escrow Agent to release to Seller, subject to such withholdings that may be required by applicable Tax Law, an amount equal to the following:

(a) the Escrow Amount (together with all interest accrued thereon) if the Aggregate Environmental Losses are less than or equal to One Million Dollars ($1,000,000); or

(b) the Escrow Amount (together with all interest accrued thereon) if the Aggregate Environmental Losses are less than or equal to (A) One Million Dollars ($1,000,000) plus (B) the Environmental Offset Amount; or

(c) an amount (together with all interest accrued thereon) equal to the amount, if any, by which the Escrow Amount exceeds (A) the Aggregate Environmental Losses minus (B) the sum of (a) the Environmental Offset plus (b) One Million Dollars ($1,000,000).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

2.1. Due Organization.

(a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The Company (i) has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, and (ii) is in good standing and is duly qualified to transact business in each jurisdiction in which its ownership or leasing of property or assets or its conduct of business would require such qualification, except where the failure to so qualify is not and would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. Set forth on Schedule 2.1(b) are the jurisdictions in which the Company is qualified to transact business.

2.2. Authorization and Validity of Agreement. The execution, delivery and performance by Seller of this Agreement and the other Transactions Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, and no other action on the part of Seller is necessary for the execution, delivery and performance by Seller of this Agreement or the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, subject to the approval of this Agreement by the Required Seller Stockholders (as defined below). This Agreement has been duly executed and delivered by Seller and this Agreement is, and, when executed and delivered, each of the other Transaction Documents will be, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles.

2.3. Subsidiaries. Except as set forth on Schedule 2.3, the Company does not own or control, directly or indirectly, or have any direct or indirect equity participation in, any corporation, partnership, limited liability company, trust, joint venture or other business association.

2.4. No Conflict. Except as set forth on Schedule 2.4, except as specifically contemplated in this Agreement (including, without limitation, with respect to the approval of the Required Seller Stockholders), the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby: (a) do not and will not violate, in any material respect, any Law or Order applicable to Seller or the Company; (b) do not and will not require any (i) consent or approval of, or (ii) material filing with or notice to, any Governmental Authority under any Law applicable to Seller or the Company, except for any consent, approval, filing or notice requirements which become applicable solely as a result of the specific regulatory status of Buyer or its affiliates or which Buyer or its affiliates are otherwise required to obtain; (c) do not and will not violate any provision of the organizational documents of Seller or the Company; (d) do not and will not, in any material respect, violate, breach, conflict with, or result in the termination of, or constitute a default under, or result in the loss of material rights of the Company under, or result in the acceleration of the performance by the Company under, any Material Contract (as defined below); and (e) do not and will not require the authorization or order of, registration, declaration or filing with, or notice to, any Governmental Authority or other Person with respect to Seller or the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act.

2.5. Capitalization; Ownership of Stock.

(a) The authorized capital stock of the Company consists of 1,000 shares of common stock, $0.0001 par value per share, all of which are outstanding as of the date hereof. Seller is and will be on the Closing Date the record and beneficial owner of the Stock. Seller holds the Stock free and clear of all Liens. All of the Stock has been duly authorized and validly issued and is fully paid and nonassessable and was issued in compliance with applicable laws. Upon the transfer of the Stock to Buyer on the Closing Date in accordance with Section 1.1, Buyer will receive good and marketable title to the Stock, free and clear of all Liens.

(b) There are no (i) outstanding options, warrants or other rights of any kind relating to the sale, issuance or voting of any shares of capital stock of any class of, or other ownership interests in, the Company which have been issued, granted or entered into by the Company or any securities convertible into or evidencing the right to purchase any shares of capital stock of any class of, or other ownership interests in, the Company; (ii) shares of capital stock of the Company reserved for any purpose; (iii) preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of capital stock of the Company; or (iv) agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

2.6. Financial Statements. Schedule 2.6 contains a copy of (a) the audited balance sheet of the Company as of December 31, 2006, and the related statement of operations and cash flows for the year ended December 31, 2006 (together with the notes thereto, the “Audited Financial Statements”), and (b) the unaudited balance sheet of the Company as of and for the quarter ended March 31, 2007, and the related statement of operations and cash flows as of and for the same period (the “Most Recent Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles as applied in the United States on a consistent basis (“GAAP”), except as may be indicated in the notes thereto. The Financial Statements present fairly in all material respects the financial condition and results of operations of the Company as of the dates and for the periods stated therein, subject in the case of the Most Recent Financial Statements to the absence of notes and normal year-end adjustments not inconsistent with prior practice.

2.7. Absence of Material Adverse Change. Except as expressly contemplated hereby and except as set forth on Schedule 2.7, since the Most Recent Financial Statements, the Company has conducted its business in the ordinary course of business consistent with past practice, and the Company has not:

(a) redeemed or purchased, directly or indirectly, any Stock or declared, set aside or paid any dividends or distributions with respect to any Stock or any other security issued by it;

(b) split, combined, altered any term of or reclassified the Stock, or issued, sold or transferred any of its equity securities, securities convertible into its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or other securities issued by it;

(c) incurred any Indebtedness or become liable as a guarantor for any amount in excess of $100,000 in the aggregate, except for Current Liabilities incurred in the ordinary course of business consistent with past practice;

(d) discharged or satisfied any lien or encumbrance in excess of $100,000, other than in the ordinary course of business consistent with past practice;

(e) mortgaged, pledged or subjected to any Lien any of its properties or assets, except (i) Liens securing obligations of less than $100,000 and (ii) Liens for current property taxes or assessments not yet due and payable with respect to which the Company maintains adequate reserves;

(f) sold, leased, assigned or transferred any of its properties or assets, or canceled without reasonable consideration any Indebtedness owing to or held by it, in each case except in the ordinary course of business consistent with past practice;

(g) made or granted any bonus or any wage or salary increase to any current or former employee or group of employees, directors, leased employees, contractors or consultants (other than in the ordinary course of business in accordance with past practice, or as required pursuant to the terms of any existing Company Benefit Plans or any existing Collective Bargaining Agreement) or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement (other than as contemplated hereby, as required pursuant to the terms of any existing Collective Bargaining Agreement or as required by applicable law) or entered into, modified or supplemented any employment, severance, Collective Bargaining Agreement or termination agreement;

(h) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(i) made any loans or advances to, or guarantees for the benefit of, any Person, including its affiliates (other than loans or advances made to employees in the ordinary course of business consistent with past practice);

(j) entered into or materially modified any Material Contracts or waived any material rights or obligations thereunder, except in the ordinary course of business consistent with past practice;

(k) entered into any other transaction or agreement requiring the Company to make aggregate payments in excess of $100,000, other than in the ordinary course of business consistent with past practice;

(l) amended or modified any of its organizational documents;

(m) suffered any material damage, destruction or loss with respect to any of its properties or assets, whether or not covered by insurance;

(n) made any material changes in accounting practices;

(o) made any material Tax election, changed its method of Tax accounting in any material respect or settled any material claim for Taxes;

(p) experienced any labor dispute;

(q) suffered any change that has had or would reasonably be expected to have a Material Adverse Effect; or

(r) agreed or entered into any arrangement to do any of the foregoing.

2.8. Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.8, the Company has no obligations, liabilities or commitments of any nature whatsoever, asserted or unasserted, known or unknown, accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted, which would be required to be set forth on a balance sheet prepared in accordance with GAAP, except (a) liabilities incurred in the ordinary course of business consistent with past practice, (b) liabilities reflected on the Financial Statements and the notes thereto (to the extent not heretofore extinguished), (c) liabilities which in the aggregate are not material in amount, (d) obligations and liabilities incurred at the request or with the consent of Buyer.

2.9. Real Property.

(a) The Company owns no real property.

(b) Schedule 2.9 lists all real property leased by the Company as of the date hereof (the “Real Property”). The Real Property includes all interests in real property used in the conduct of business and operations of the Company as currently conducted. Seller has made available to Buyer a true and complete copy of every lease and sublease (if applicable) pursuant to which the Company is a party or by which it is bound, a list of which is set forth on Schedule 2.9 (each a “Lease”). Except as disclosed on Schedule 2.9: (i) such Lease is in full force and effect, and the Company holds a valid and existing leasehold interest under each Lease, free and clear of all Liens other than Permitted Liens; (ii) neither the Company nor, to the knowledge of Seller, any other party to such Lease, is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration, under such Lease; and (iii) such Lease will continue to be binding in accordance with its terms following the Closing, except as may result from actions that may be taken by Buyer or its affiliates following the Closing. Except as set forth on Schedule 2.9: (A) the other parties to the Leases are not an affiliate of, and otherwise do not have any economic interest in, Seller or the Company; (B) the transactions contemplated by this Agreement do not require the consent of or notice to any other party to the Leases, will not result in a breach or default under the Leases, will not give rise to any recapture or similar rights, and will not otherwise cause any of the Leases not to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (C) no security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under any Lease which has not been redeposited in full; (D) none of the Leases contain any unsatisfied capital expenditure requirements or repair obligations of Seller or the Company other than ordinary maintenance and repair obligations; (E) none of the Leases have been leased, subleased, licensed or otherwise assigned to a third party by Seller or the Company, and Seller or the Company have not collaterally assigned or granted any other security interest in such Lease or any interest therein to any other person; and (F) there are no outstanding termination fees or contingent liabilities related to any Leases that have expired or been terminated.

(c) The uses for which the buildings, facilities and other improvements located on the Real Property are zoned do not restrict, or impair, in any material respect the use of the Real Property for purposes of the businesses of the Company.

(d) There are no pending or, to Seller’s knowledge, threatened condemnation, eminent domain, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to the future use of or requiring any change in the present use or operations of any portion of the Real Property. Neither the Seller, nor the Company has received notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property.

(e) The Real Property and all present uses and operations of the Real Property comply in all material respects with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. The Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the businesses of the Company do not constitute a nonconforming use and is not the subject of a special use permit under any Law.

(f) No Person other than the Company is in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person other than the Company the right of use or occupancy of the Real Property or any portion thereof. No easement, utility transmission line or water main located on the Real Property adversely affects in any material respect the use of the Real Property or any improvement on the Real Property.

(g) All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any Law or by the use and operation of the Real Property in the conduct of the businesses of Company are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities and in all material respects are (i) fully operable, (ii) adequate to service the Real Property in the operation of the businesses of the Company and (iii) permit compliance with the requirements of all Laws in the operation thereof. All outstanding charges with respect to such utilities that are due and payable are paid in full. To Seller’s knowledge, no fact or condition exists which could result in the termination or material reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

(h) There are no defects in the buildings, improvements and structures or fixtures located on or at the Real Property that would materially impair the conduct of the Business by Buyer. The mechanical, electrical, plumbing, HVAC and other systems servicing the Real Property are in good working order and repair, ordinary wear and tear excepted.

2.10. Title to Personal Properties.

(a) With respect to material personal properties and assets that are owned by the Company (“Owned Personal Property”), including all such properties and assets reflected as owned on the Most Recent Financial Statements (other than inventory sold in the ordinary course of business since the date thereof), the Company has good and valid title to all of such properties and assets, free and clear of all Liens other than Permitted Liens.

(b) With respect to material personal properties and assets that are leased by the Company (“Leased Personal Property”), the Company has a valid leasehold interest in such Leased Personal Property and all such leases are in full force and effect. Neither the Company, nor to the knowledge of Seller, any other party thereto is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or permit termination, modification or acceleration, under any such lease.

(c) Neither Seller nor any of its affiliates (other than the Company) has any interest in any equipment or other tangible assets or properties used in the businesses of the Company.

2.11. Condition of Properties. Except as disclosed on Schedule 2.11, (a) the Owned Personal Property and the Leased Personal Property constitute all material personal property necessary for the conduct of the Company’s business as presently conducted (except for assets and properties of Seller and its affiliates used to provide services to the Company as set forth on Schedule 2.11) and (b) the Owned Personal Property and the Leased Personal Property are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets) and are usable in the continuing operations of the Company in substantially the same manner as such operations are presently conducted.

2.12. Tax Matters.

(a) Certain Defined Terms. For purposes of this Agreement, the following definitions shall apply:

(i) The term “Tax” and “Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions to tax or additional amounts with respect thereto that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes net proceeds, value added, withholding, employment, deed, escheat, unclaimed property, alternative or add-on minimum, windfall profits, transaction, lease, service, service use, severance, energy, workers’ compensation, capital, premium, and other taxes, assessments, customs duties, fees, levies or governmental charges of any nature whatever, whether disputed or not.

(ii) The term “Returns” shall mean with respect to the Company and with respect to the Seller Group, but only to the extent it reflects the business activity and property of the Company or a Tax that could be or become a liability of the Company, all returns, reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto.

(iii) The term “Seller Group” shall mean the federal consolidated Tax return group of which Seller and the Company are members and any similar group on which the income of Seller and the Company is reported on a combined, consolidated or unitary basis for the purposes of any state or local Tax; but only to the extent such return reflects the business activity and property of the Company or a Tax that could be or become a liability of the Company.

(b) Except as set forth on Schedule 2.12(b), (i) all Returns required to be filed by or on behalf of the Company or any Seller Group on or before the Closing Date have been or will be duly filed on a timely basis and are accurate and complete in all material respects, (ii) all Taxes (whether or not shown to be due and payable on the Returns or on subsequent assessments with respect thereto) of the Company and any Seller Group have been paid in full, (iii) the Company has timely withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party for all periods for which the statute of limitations has not expired and (iv) there are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable.

(c) Except as set forth on Schedule 2.12(c), (i) there is no audit by a Governmental Authority or Taxing authority in process or pending with respect to any Tax of the Company or any Seller Group; (ii) no deficiencies exist or have been asserted, in writing, with respect to any Taxes of the Company or any Seller Group, and neither the Company nor any Seller Group has received written notice that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) neither the Company nor any Seller Group is a party to any action or proceeding for assessment or collection of any Taxes, nor has such event been asserted, in writing against the Company, any Seller Group or any of their respective assets; (iv) no waiver or extension of any statute of limitations is in effect with respect to any Taxes of the Company or any Seller Group; (v) the charges, accruals and reserves for Taxes with respect to the Company reflected on the books of the Company are adequate to cover material Tax liabilities accruing through the end of the last period for which the Company ordinarily records items on its books, (vi) the Company has no revenue deferred for Tax purposes; (vii) the Company has not agreed to and is not required to make by reason of a change in accounting method or otherwise, and could not be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code; (viii) the Company has not received (and is not subject to) any ruling from any Taxing authority and has not entered into (and is not subject to) any agreement with a Taxing authority; (ix) Seller and the Company have not entered into any compensatory agreements with respect to performance of services that could obligate it to make payments that would result in a nondeductible expense to the Company under Sections 162(m) or 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code; (x) the Company has not participated in an international boycott as defined in Code Section 999; (xi) neither the Company nor any Seller Group has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three (3) year period ending as of the date of this Agreement and (xii) the Company and each member of a Seller Group have disclosed on its Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(d) The Company is not a party to any tax allocation agreement or tax sharing agreement and has not assumed the liability for Taxes of any other person under contract.

(e) Except as set forth on Schedule 2.12(e), the Company has no liability for the Taxes of any Person, (i) as a transferee or successor, (ii) by contract, (iii) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), or (iv) otherwise. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date or (ii) prepaid amount received on or prior to the Closing Date. The Company has not participated in a “reportable transaction” within the meaning of Treas. Reg. § 1.6011-4(b).

(f) Except as set forth on Schedule 2.12(f), Seller has made available to Buyer complete and accurate copies of all of the Company’s Returns as filed that have been filed or will be filed (after giving effect to all valid extensions of time for filing) with respect to all Tax periods for which the applicable statute of limitations has not expired. Schedule 2.12(f) lists all jurisdictions in which the Company is required to pay Tax or file a Return under applicable state, local or foreign Tax Law.

(g) Except as set forth on Schedule 2.12(g), Seller owns all of the interests in Company that are treated as equity for U.S. federal income tax purposes. Seller is and will on the Closing Date be the “common parent” (as defined in Treasury Regulations Section 1.1502-77(a)(1)(i)) of a U.S. federal consolidated return group that includes Seller and Company. Seller has the authority to consent to making an election under Section 338(h)(10) of the Code and similar state elections with respect to the Purchase.

2.13. Legal Proceedings. Except as set forth on Schedule 2.13:

(a) (i) there are no actions, suits, proceedings, arbitrations, litigations, investigations (each, an “Action”) or orders pending or (to the knowledge of Seller) threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign, or airport authority (“Governmental Authority”), (ii) to the knowledge of Seller no event has occurred, nor circumstance exist, that may give rise or serve as a reasonable basis for any such Action and (iii) there is no Action against any current or (to the knowledge of Seller) former director or employee of the Company with respect to which the Company has or is reasonably likely to have an indemnification obligation; and

(b) there is no (i) unsatisfied judgment, penalty or award against the Company or any of its properties or assets or (ii) Order to which the Company or any of its properties or assets are subject.

2.14. Government Licenses, Permits and Related Approvals.

(a) Except as set forth on Schedule 2.14(a), the Company owns or possesses, and is in material compliance with, all permits, licenses, franchises, certificates, approvals and other authorizations which are required under foreign, federal, state and local laws and regulations in the conduct of its business as it is presently conducted including, all FAA certificates, licenses, and approvals, EASA certificates, licenses, validations, and approvals, and any additional foreign CAA certificates, licenses, validations, and approvals necessary to carry on its business as it is now being conducted (collectively, the “Licenses and Permits”).

(b) All Licenses and Permits are listed on Schedule 2.14(b).

(c) Such Licenses and Permits are valid and in full force and effect and no loss of any of the Licenses and Permits is pending, or, to the knowledge of Seller, threatened as a result of the transactions contemplated by this Agreement or otherwise, except for normal expiration in accordance with the terms thereof.

(d) Except as set forth on Schedule 2.14(d), neither Seller nor the Company has received any written notice or claim against the Company during the past five (5) years alleging a violation of any Laws applicable to its business and to which the Company is subject.

(e) To the knowledge of Seller, no event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with, failure on the part of the Company to comply with the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of any of the Licenses and Permits. Neither Seller nor the Company has received notice regarding any violation of, conflict with, failure on the part of the Company to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any of the Licenses and Permits.

(f) To the knowledge of Seller, there are no pending FAA or foreign civil aviation authority (“CAA”) enforcement actions against the Company.

2.15. Environmental Matters. Except as set forth on Schedule 2.15:

(a) the Company is and has been in compliance in all material respects with and has no material liability under all federal, state, local and foreign laws (including common law) and regulations relating to the protection of the environment and human and worker health and safety and/or relating to the spilling, releasing, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (“Release”) or threatened Release, treatment, or storage of or exposure to pollutants, contaminants or hazardous or toxic materials, substances or wastes (“Hazardous Substances”) into ambient air, surface water, ground water, or lands, or otherwise relating to any legally binding regulation, code, order, decree, or judgment issued, entered, promulgated or approved thereunder (“Environmental Laws”);

(b) the Company holds and is and has been in compliance with all Licenses and Permits which are required under Environmental Laws (“Environmental Permits”);

(c) no loss of any Environmental Permits is pending, or, to the knowledge of Seller, threatened as a result of the transactions contemplated by this Agreement or otherwise, except for normal expiration in accordance with the terms thereof;

(d) neither Seller nor the Company has received any notice or claim, or is aware of any facts or circumstances which could reasonably be expected to form the basis for any claim, against the Company alleging a material violation of any Environmental Laws or Environmental Permits;

(e) there have been no Releases of any Hazardous Substances, and no person has been exposed to any Hazardous Substances at, to, in, on, under or from any real property currently or formerly owned, operated or leased by the Company (or any predecessors thereof) for which the Company is or may be liable, and neither Seller nor the Company has received any notice or claim alleging that the Company is or may be liable as a result of a Release of any Hazardous Substances at any location;

(f) (i) the Company is not subject to any outstanding Order from or agreement with any Governmental Authority or person relating to or arising under Environmental Laws, and (ii) the Company is not a party to any pending judicial or administrative proceedings or, to the knowledge of Seller, is the subject of any investigations by any Governmental Authority, pursuant to any Environmental Laws;

(g) neither Seller nor the Company has, expressly or by operation of law, assumed responsibility or agreed to indemnify or hold harmless any person for any liability or obligation relating to Environmental Laws;

(h) Seller has made available to Buyer all environmental reports, studies or audits in the possession or reasonable control of the Seller or the Company with respect to the Company or its properties or assets; and

(i) notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 2.15 and Sections 2.6 and 2.7 shall be deemed the only representations and warranties in this Agreement with respect to matters relating to Environmental Laws or to Hazardous Substances.

2.16. Employee Benefit Plans.

(a) Except as set forth on Schedule 2.16(a) (the plans disclosed on Schedule 2.16(a), being the “Company Benefit Plans”), the Company is not the sponsor of any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), severance, change-in-control, employment, stock option, stock purchase, restricted stock, supplemental retirement, bonus or incentive plan, agreement, program or arrangement for the benefit of any current employees of the Company (the “Business Employees”) or former employees of the Company (the “Former Business Employees”) or its officers or directors. With respect to each Company Benefit Plan, Seller has made available to Buyer a written description or copy thereof.

(b) Schedule 2.16(b) sets forth each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), severance, change-in-control, employment, stock option, stock purchase, restricted stock, supplemental retirement, bonus or incentive plan, agreement, program or arrangement maintained or contributed to by Seller or any of its Subsidiaries for the benefit of any Business Employees or officers or directors of the Company (each a “Seller Benefit Plan”). With respect to each Seller Benefit Plan, Seller has made available to Buyer a complete and accurate written description or copy thereof.

(c) With respect to each Company Benefit Plan and with respect to each Seller Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, Seller has made available to Buyer, as applicable, a true and correct copy of (i) the plan documents and all amendments thereto, (ii) the most recent annual report on Form 5500, (iii) each trust agreement and group annuity contract, (iv) the most recent valuation report, (v) the most recent favorable determination letter, and (vi) the most recent summary plan description.

(d) Each Company Benefit Plan and Seller Benefit Plan intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”) has received a favorable determination letter as to its qualification from the Internal Revenue Service and nothing has occurred since the date of such determination that could reasonably be expected to adversely affect such qualification.

(e) Each Company Benefit Plan, and each Seller Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, has been administered in all material respects with its terms and applicable Law (including, but not limited to, ERISA and the Code, and all rules and regulations promulgated thereunder).

(f) Except as set forth on Schedule 2.16(f), with respect to each Company Benefit Plan and Seller Benefit Plan that is subject to Part 3 of Title I or Title IV of ERISA (a “Title IV Plan”): (i) no reportable event under Section 4043 of ERISA for which the notice requirement has not been waived has occurred; (ii) no accumulated funding deficiency, whether or not waived under Code Section 412 has been incurred; (iii) no liability to the Pension Benefit Guaranty Corporation has been incurred and all premiums required to be paid thereto have been paid on behalf of each Title IV Plan; and (iv) no event or condition exists which (A) would constitute grounds for termination by the Pension Benefit Guaranty Corporation or (B) has caused or would give rise to a partial termination of any such Title IV Plan.

(g) Except as set forth on Schedule 2.16(g), none of the Company Benefit Plans or Seller Benefit Plans is a “multiemployer plan” as defined in Section 3(37) of ERISA or has been subject to Sections 4063 or 4064 of ERISA. The Company has no liability, contingent or otherwise, with respect to a “multiemployer plan”

contributed to by Seller or any Person that together with the Company is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

(h) Except as set forth on Schedule 2.16(h), all contributions as well as obligations of the Company or Seller under any Company Benefit Plan or Seller Benefit Plan which are due for any period ending on or before the Closing Date have been paid or accrued by the Seller or the Company (as applicable) within the time required by Law.

(i) Except as set forth on Schedule 2.16(i), no Company Benefit Plan provides deferred compensation to any Business Employee or Former Business Employee that is taxable under Section 409A of the Code or would be taxable under Section 409A of the Code as a result of the transactions contemplated by this Agreement.

(j) No disputes are pending before, or to Seller’s knowledge, are threatened by any Governmental Authority or by any participant or beneficiary against any Company Benefit Plan, other than routine claims for benefits.

(k) No prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) for which a statutory or administrative exemption does not exist has occurred with respect to any Company Benefit Plan which could result in a material liability to the Company.

(l) The Company has no liability with respect to any “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides benefits to retired employees (other than as required by Section 601 of ERISA).

(m) The consummation of the transactions contemplated by this Agreement will not (i) entitle any Business Employee to severance pay, (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation or benefits due to any Business Employee, (iii) result in any sale bonus, stay bonus or other transaction-based bonus being due to any Business Employee or (iv) result in the payment to any Business Employee of any amount that would be an “excess parachute payment” within the meaning of Section 280G of the Code.

(n) The Company has no commitment, intention, or understanding to create, modify, or terminate any Company Benefit Plan that would result in additional liability to Buyer or Company, except as set forth in Article VII below.

2.17. Intellectual Property.

(a) Schedule 2.17(a) sets forth a true and complete list (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) of (i) all registered, pending applications for Company Owned Intellectual Property and (ii) all in-bound licenses, sublicenses or other agreements pursuant to which a third party authorizes the Company to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property. Notwithstanding anything to the contrary herein, Schedule 2.17(a) need not include any licenses for click-wrap, shrink-wrap, open source or off-the-shelf software.

(b) Except with respect to non-exclusive licenses under the Company Intellectual Property, which are either expressly provided and/or implied in connection with a customer’s use of the Company’s products or services, and which are disclosed in Schedule 2.17(b), the Company does not license, sublicense, nor is it a party to any other agreement, pursuant to which it authorizes a third party to use, practice any rights under or grant sublicenses with respect to Company Intellectual Property.

(c) Except as set forth in Schedule 2.17(c), (i) the Company has good title to each registration, application, and, to the knowledge of Seller, other material items of Company Owned Intellectual Property, free and clear of any Liens; (ii) the Company owns or has the right to use pursuant to license, sublicense, or other written agreement, all material items of Company Intellectual Property used in the operation of the business of the Company, as presently conducted.

(d) All registration, maintenance and renewal fees applicable to the Company Owned Intellectual Property that are currently due have been paid and all documents and certificates related to such items have been filed with the relevant Governmental Authority or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such items.

(e) To the knowledge of Seller, (i) no holding, decision or judgment has been rendered in any action or proceeding before any court or administrative authority denying the validity of, the Company’s right to register, or the Company’s right to own or use, any Company Intellectual Property, and (ii) there are no pending actions or proceedings challenging the validity, enforceability, ownership, or use of any Company Intellectual Property.

(f) To the knowledge of Seller, no third party is infringing upon, misappropriating, or otherwise violating any Company Owned Intellectual Property, and the Company and Seller have taken reasonable measures to protect and enforce the Company Owned Intellectual Property against other Persons, including the confidentiality of trade secrets owned by the Company.

(g) There are no claims pending against the Company, nor has any officer of Seller received actual notice of any claims made against the Company, in the past five (5) years by a third party, that the conduct of the Company’s business in the manner currently conducted infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any other Person.

2.18. Insurance.

(a) Schedule 2.18(a) sets forth (i) an accurate and complete list of each insurance policy and fidelity bond which covers the Company and its business, properties, assets, directors and employees (the “Policies”) and (ii) a list of all pending claims and the claims history for the Company under the Policies during the current year and the preceding three (3) years (including with respect to insurance obtained but not currently maintained). There are no pending claims under any of such Policies as to which coverage has been questioned, denied or disputed by the insurer or in respect of which the insurer has reserved its rights.

(b) Schedule 2.18(b) describes any self-insurance arrangement by or affecting the Company, including any reserves thereunder, and describes the loss experience for all claims that were self-insured in the current year and the preceding three (3) years.

(c) All Policies are in full force and effect.

(d) All premiums due under the Policies have been paid in full or, with respect to premiums not yet due, accrued. The Company has not received a notice of cancellation of any Policy or of any material changes that are required in the conduct of the businesses of the Company as a condition to the continuation of coverage under, or renewal of, any such Policy. There is no existing default of, and Seller has no knowledge of any threatened termination of, or material premium increase with respect to, any Policy and none of such Policies provides for retroactive premium adjustments.

2.19. Material Contracts.

(a) Except (i) as set forth on Schedule 2.19(a), (ii) for licenses of, and other agreements with respect to, the items referred to in Section 2.17 and (iii) for Leases, as to which no representations or warranties are made other than as set forth in Section 2.9, the Company is not a party to or bound by, nor are any of its assets affected by, any:

(i) note, debenture, bond, equipment trust, letter of credit, indenture loan or other agreement relating to Indebtedness, lending or investing of money or to the mortgaging or pledging of any of its assets;

(ii) Contract with a Governmental Authority;

(iii) guaranty of Indebtedness, other than endorsements made for collection in the ordinary course of business;

(iv) indemnification or other reimbursement obligations in excess of $100,000;

(v) Contract for the purchase of materials, supplies, goods or services that involves or would reasonably be expected to involve (A) annual payments by the Company of $100,000 or more or (B) aggregate payments by the Company, of $250,000 or more;

(vi) Contracts which prohibit it from freely engaging in any activity in any geographic region;

(vii) Contract (A) for the sale by the Company of materials, supplies, goods, services, equipment or other assets, and that involves a specified annual minimum dollar sales amount by the Company of $100,000 or more, or (B) pursuant to which the Company received payments of more than $100,000 in the year ended December 31, 2006 or expects to receive payments of more than $100,000 in the years ending December 31, 2007 and December 31, 2008;

(viii) Contract that requires the Company to purchase its total requirements of any product or service from a third party or that contains “take or pay” provisions;

(ix) employment, consulting, termination or severance Contract, other than any such Contract that is terminable at-will by the Company without liability to the Company;

(x) partnership or joint venture Contract;

(xi) distribution, dealer, representative or sales agency Contract;

(xii) Contract for the lease of personal property that provides for payments to or by the Company in any one case of $100,000 or more annually or $500,000 or more over the term of the lease;

(xiii) Contract for any capital expenditure or leasehold improvement in any one case in excess of $100,000 or in the aggregate greater than $250,000;

(xiv) Contract that relates to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise);

(xv) Collective Bargaining Agreement or other Contract with any labor organization, union or association; or

(xvi) any other Contracts not described above which involve the payment to or by the Company of $100,000 or more in any twelve consecutive month period.

(b) Except as set forth on Schedule 2.19(b), (i) each contract or commitment listed on Schedule 2.19(a) (the “Material Contracts”) is valid, binding and enforceable against the Company; (ii) the Company is not in material default under any Material Contract, has performed all material obligations under the Material Contracts required to be performed by it, and has not received any claim of default under any Material Contract; and (iii) Seller has no knowledge of any breach or anticipated breach by any other party to any Material Contract.

(c) Seller has made available to Buyer true and complete copies of each Material Contract.

2.20. Transactions with Affiliates.

(a) Except set forth in Schedule 2.20(a), there are no Contracts between the Company, on the one hand, and Seller or any of its officers, directors, consultants or employees, or any affiliate of any of the foregoing, on the other hand.

(b) Except set forth in Schedule 2.20(b), the Company is not indebted, directly or indirectly, to Seller, or to any of its directors, officers or employees, or to any affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. Neither Seller nor any of the Company’s directors, officers or employees nor any affiliate of the foregoing (i) are, directly or indirectly, indebted to the Company or (ii) have any direct or indirect ownership interest in any Person with which the Company has a business relationship, or any Person that competes with the Company, except that Seller or the Company’s directors, officers or employees or any affiliate of any of the foregoing may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete or have a business relationship with the Company. None of Seller, the directors, officers or employees of the Company, or any affiliate of any of the foregoing has, direct or indirect (other than through the Company) economic, interest in any Material Contract. None of Seller, the directors, officers or employees of the Company, or any affiliate of any of the foregoing has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors.

2.21. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock (the “Required Seller Stockholders”) is necessary to approve this Agreement and the transactions contemplated thereby. The affirmative vote of the Required Seller Stockholders is the only vote of the holders of any class or series of capital stock of Seller necessary to approve this Agreement and to consummate the transactions contemplated hereby.

2.22. Brokers, Finders, etc. Except as set forth on Schedule 2.22, Seller has not employed, nor is it subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be or is entitled to a fee or commission in connection with such transactions.

2.23. Employment-Related Matters.

(a) Schedule 2.23(a) sets forth a true and complete list of (i) the names, titles, annual salaries and other compensation of all officers of the Company and all other employees of the Company whose annual base salary exceeds $100,000, along with an indication of exempt or non-exempt status and (ii) the wage rates for non-salaried employees of the Company (by classification and an indication of exempt or non-exempt status). None of the employees listed on Schedule 2.23(a)(i) has indicated to Seller or the Company that s/he intends to resign or retire as a result of the transactions contemplated hereby or otherwise within one (1) year after the Closing Date.

(b) Except as set forth on Schedule 2.23(b), the Business Employees constitute all personnel (other than the contractors and consultants set forth on Schedule 2.19) engaged in the business of the Company.

(c) Except as set forth on Schedule 2.23(c), (i) no labor strike, slowdown, work stoppage, dispute, or lockout is in effect or, to the knowledge of Seller, threatened; (ii) no unfair labor practice charge or complaint is pending or, to the knowledge of Seller, threatened; (iii) there are no grievances, grievance proceedings or arbitration proceedings pending or, to the knowledge of Seller, threatened; (iv) the Company is not a party to or subject to any Collective Bargaining Agreements and no labor organizations represent or purport to represent any employees, contractors and/or consultants employed or retained by the Company; (v) there are no pending or, to the knowledge of Seller, threatened other claims, complaints, lawsuits or disputes involving or relating to any employees, contractors, consultants or labor organizations or their wages, hours, benefits and/or terms or conditions of employment; (vi) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; and (vii) the Company is in compliance in all material respects with all applicable laws relating to employment, employment practices and the termination of employment.

2.24. Inventory. All inventory of the Company (including materials, supplies, parts, work-in-process and finished goods) is of a quality, quantity and condition useable or saleable in the ordinary course of business. No write-down of such inventory has been made or should have been made under GAAP in the period since December 31, 2006 other than in the ordinary course of business consistent with past practice. The quantities of each item of inventory are reasonable and adequate in the present circumstances of the Company.

2.25. Accounts Receivable. The accounts receivable of the Company as set forth on the Most Recent Financial Statements or arising since the date thereof are, to the extent not paid in full by the account debtor prior to the date hereof, (a) valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice, (b) not subject to valid defenses, set-offs or counterclaims, and (c) collectible within ninety (90) days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Most Recent Financial Statements, the recorded allowance for collection losses on the Most Recent Financial Statements or, in the case of accounts receivable arising since the Most Recent Financial Statements, the recorded allowance for collection losses shown on the accounting records of the Company.

2.26. Compliance with Law. The Company is in compliance with applicable Law in all material respects. The Company has not received notice regarding any violation of, conflict with, or failure to comply with any Law.

2.27. Books and Records. The minute books (containing the records of the meetings, or written consents in lieu of such meetings, of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects, and have been maintained in accordance with sound business practices. The minute books of the Company contain records of all meetings, or actions taken by written consent, of the stockholders, the board of directors and any committees of the board of directors, of the Company, and no meeting, or action by written consent in lieu of such meeting, of any such stockholders, board of directors or committee of such board of directors, has been held for which minutes have not been prepared and not contained in the minute books. All minutes contained in the minute books are accurate and complete in all material respects. At the Closing, all of the books and records of the Company will be in the possession of the Company. At the Closing, the Seller will deliver, or cause to be delivered, to the Buyer or its designee all of the minute books of the Company.

2.28. Suppliers and Customers. Schedule 2.28 sets forth the largest ten (10) suppliers of the business of the Company based on expenses incurred for each of the year ended December 31, 2006 and the three-month period ended March 31, 2007 and the largest ten (10) customers of the business of the Company based on revenue generated for each of the year ended December 31, 2006 and the three-month period ended March 31, 2007. The relationships of the Company with each such supplier and customer are good commercial working relationships. No such supplier or customer has canceled or otherwise terminated, or to the knowledge of Seller threatened to cancel or otherwise terminate, its relationship with the Company. Neither the Seller nor the Company has received notice that any such supplier or customer may cancel or otherwise materially and adversely modify its relationship with the Company or limit its services, supplies or materials to or from the Company, either as a result of the transactions contemplated hereby or otherwise.

2.29. Bank Accounts. Schedule 2.29 sets forth the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

2.30. Product and Service Warranty and Liability.

(a) All of the products and services provided, distributed, manufactured, sold, licensed or delivered by the Company have conformed in all material respects with all applicable contractual commitments, all applicable Laws and Orders, and all express and implied warranties with respect thereto and the Company does not have any material liability (whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due) for replacement thereof or other damages in connection therewith, subject to reserves and accruals reflected in the Most Recent Financial Statements, as adjusted for operations and transactions through the date of the Closing in the ordinary course consistent with past practice. Substantially all of such products and services are subject to standard terms and conditions of sale. Seller has made available to Buyer copies of the standard terms and conditions with respect to the sale, license and distribution of such products and services (containing applicable guaranty, warranty and indemnity provisions).

(b) The Company does not have any material liability (whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product or service provided, distributed, manufactured, sold, licensed or delivered by the Company.

2.31. Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of the Company in favor of any Person.

2.32. Opinions of Financial Advisors. The Seller has received the written opinion of SMH Capital Inc., dated as of the date hereof to the effect that, as of the date of such opinion, the Purchase Price to be received by the Seller in connection with the Purchase is fair from a financial point of view.

2.33. Solvency. The Seller is (on a consolidated basis), and immediately after the Closing (after giving effect to the Purchase and the other transactions contemplated hereby, including the amount and terms of any debt and/or equity financing on behalf of Buyer in connection with the transactions contemplated by this Agreement) will be, Solvent. For purposes of this Agreement, “Solvent,” when used with respect to any Person means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

2.34. Stormwater Discharge. The location identified as the “Off-Site Location” on the site map attached hereto as Exhibit E (the “Site Map”) is a point of current and historic stormwater discharge from the Real Property.

2.35. No Other Representations and Warranties. Except for the express representations and warranties contained in this Agreement and the Transaction Documents, Seller makes no representation or warranty whatsoever, express or implied, including but not limited to any implied warranty or representation as to condition, merchantability or suitability as to any of the properties or assets of the Company, and Buyer accepts the Stock and the Company “as is” and “where is.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

3.1. Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

3.2. Authorization and Validity of Agreement. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer, and no other action on the part of Buyer is or will be necessary for the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and when executed and delivered, each of the other Transaction Document will be, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles.

3.3. No Conflict. Except as specifically contemplated in this Agreement, the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby: (a) do not and will not violate any Law or Order applicable to Buyer; (b) do not and will not require any consent or approval of, or filing with or notice to, any Governmental Authority under any Law applicable to Buyer, except for any consent, approval, filing or notice requirements which become applicable solely as a result of the specific regulatory status of Seller or its affiliates or which Seller or its affiliates are otherwise required to obtain; (c) do not and will not violate any provision of the organizational documents of Buyer; (d) do not and will not violate, conflict with, or result in the breach or termination of, or constitute a default under, or result in the loss of rights of Buyer under, or result in the acceleration of the performance by Buyer under, any material Contract to which Buyer is a party or by which it, or any of its assets are bound or encumbered; and (e) do not and will not require the authorization or order of, registration, declaration or filing with, or notice to, any Governmental Authority or other Person with respect to Buyer or any of its affiliates in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act.

3.4. Vote Required. No vote of the holders of any class or series of capital stock of Buyer is necessary to approve this Agreement or to consummate the transactions contemplated hereby.

3.5. Brokers, Finders, etc. Buyer has not employed, nor is subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from Seller in connection with such transactions.

3.6. Available Funds.

(a) Buyer has cash on hand or existing lines of credit to provide, in the aggregate, monies sufficient to fund the consummation of the transactions contemplated by this Agreement and to satisfy all other costs and expenses required to be paid by Buyer arising in connection therewith. There is no breach or default existing, or with notice or the passage of time may exist, under the credit or other agreements with respect to any such lines of credit. Buyer has no reason to believe that any of the conditions precedent to the draw-down of any such lines of credit will not be satisfied.

(b) Buyer has delivered to Seller a true and complete copy of an executed equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter”) in the form attached hereto as Exhibit F, pursuant to which Sun Capital Partners Group IV, L.P., an affiliate of Buyer, has committed, subject to the terms and conditions thereof, to invest the amount set forth therein (the “Equity Commitment”). The Equity Commitment Letter has not been amended or modified in any material respect, and the commitment contained in the Equity Commitment Letter has not been withdrawn or rescinded. The Equity Commitment Letter is in full force and effect. The Equity Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of the parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Commitment, other than as set forth in or contemplated by the Equity Commitment. For avoidance of doubt, it shall not be a condition to Closing for Buyer to obtain the Equity Commitment or any alternative financing.

3.7. Purchase for Investment. Buyer is aware that no shares of capital stock or other securities being acquired pursuant to the transactions contemplated hereby are registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or foreign securities laws. Buyer is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act. Buyer is not an underwriter, as such term is defined under the Securities Act, and is purchasing such shares solely for investment, with no present intention to distribute any such shares to any person, and Buyer will not sell or otherwise dispose of shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

3.8. Legal Proceedings. There are no actions, suits, proceedings or orders pending or (to the knowledge of Buyer) threatened against or affecting Buyer or any of its affiliates at law or in equity, or before or by any Governmental Authority, and neither Buyer nor any of its affiliates is subject to any Order which would or seeks to enjoin, rescind, or delay the transactions contemplated by this Agreement or otherwise hinder Buyer from timely complying with the terms and provisions of this Agreement.

3.9. Investigation. Buyer acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, Buyer is relying on its own investigation and analysis in entering into the transactions contemplated hereby. Buyer is knowledgeable about the industries in which the Company operates and is capable of evaluating the merits and risks of its purchase of the Stock as contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time.

3.10. Disclaimer Regarding Projections. In connection with Buyer’s investigation of the Company, Buyer has received from Seller and its affiliates and agents certain financial information, memoranda or offering materials or presentations containing, among other things, projections and other forecasts, including, without limitation, projected financial statements, cash flow items, cost estimates, certain business plan information and other data related to the Company. Buyer acknowledges that (a) any such documents are not and shall not be deemed to include representations or warranties of Seller or the Company, (b) there are uncertainties inherent in attempting to make such projections, forecasts and plans and, accordingly, is not relying on them, (c) Buyer is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it and (d) Buyer shall have no claim against anyone with respect to any of the foregoing.

3.11. No Other Representations and Warranties. Except for the express representations and warranties contained in this Agreement and the other Transaction Documents, Buyer makes no representation or warranty whatsoever, express or implied.

ARTICLE IV

COVENANTS

4.1. Access; Information and Records; and Confidentiality.

(a) During the period commencing on the date hereof and ending on the Closing Date, Seller shall and shall cause the Company to afford to Buyer, its counsel, accountants and other authorized representatives, upon reasonable written request and notice, full access to and the right to inspect, during normal business, the plants, properties, officers, employees, accountants, counsel and agents, Contracts, books and records of the Company, in order that Buyer may have the opportunity to make such investigations, including for the purpose of conducting the Phase II Work, as it shall desire to make of the affairs of the Company; provided that Buyer shall conduct such investigations in such a manner as to minimize disruptions to the continuing operations of the Company to the extent reasonably practicable. Seller will use its commercially reasonable efforts to cause its officers, employees, accountants and other agents to furnish to Buyer such additional financial and operating data and information with respect to the Company as Buyer may from time to time reasonably request.

(b) Without the prior written consent of Seller, which consent may not be unreasonably withheld, Buyer shall not contact any suppliers to, employees (except pursuant to Section 4.1(a)) or customers of Seller or the Company in connection with or pertaining to any subject matter of this Agreement.

(c) Buyer will (i) hold, and will cause its respective partners, directors, officers, employees and representatives of its legal, accounting and financial advisors and other representatives and affiliates (the “Representatives”) to hold, any information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated February 5, 2007, between Buyer and Seller (the “Confidentiality Agreement”) and (ii) comply, and will cause its Representatives to comply, in all respects with the Confidentiality Agreement.

(d) From and after the Closing until the fifth anniversary thereof, Seller will, and will cause its affiliates to, hold, and will use commercially reasonable efforts to cause its and their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that such information is (i) in the public domain through no breach of this Agreement by Seller or any of its affiliates or (ii) lawfully acquired by Seller or any of its affiliates after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its affiliates or Representatives is compelled to disclose any such information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel is legally required to be disclosed; provided that Seller shall cooperate with Buyer in all reasonable respects, at Buyer’s expense, to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

4.2. Conduct of the Business of the Company Prior to the Closing Date. Except (a) as permitted, required or specifically contemplated by this Agreement, including, without limitation, those actions contemplated on Schedule 2.7, Schedule 4.2 or in this Article IV, (b) as required by a Governmental Authority of competent jurisdiction or by applicable Law or (c) as otherwise consented to or approved in writing by Buyer, which consent shall not be unreasonably withheld, during the period commencing on the date hereof and ending on the Closing Date, Seller covenants that it shall and shall cause the Company to take or refrain from taking such action such that:

(i) the business of the Company shall be conducted in the ordinary course of business consistent with past practice;

(ii) the Company will not amend its organizational documents;

(iii) the Company will use its commercially reasonable efforts to preserve intact its business organization, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it;

(iv) the Company will not acquire any new interest in or enter into any new lease of real property, or modify, amend, assign, sublease or terminate any existing lease;

(v) the Company will not enter into, modify or supplement any Collective Bargaining Agreement with or in relation to any labor organizations; and

(vi) the Company will not take any other action which would result in the representation and warranty contained in Section 2.7 being untrue at and as of the Closing Date.

4.3. Antitrust Laws.

(a) If applicable, each party hereto shall (i) make the filings required of it or any of its affiliates under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with this Agreement and the transactions contemplated hereby as promptly as practicable following the date hereof, (ii) comply at the earliest practicable date and after consultation with the other party hereto with any request for additional information or documentary material received by it or any of its affiliates from the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “Antitrust Division”) or any other Governmental Authority, (iii) cooperate with one another in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by the FTC, the Antitrust Division or any other Governmental Authority and (iv) cause the waiting periods under the HSR Act or any other foreign antitrust merger control authority to terminate or expire at the earliest possible date.

(b) Each party hereto shall promptly inform the other parties of any communication made to, or received by such party from, the FTC, the Antitrust Division or any other Governmental Authority regarding any of the transactions contemplated hereby.

(c) The filing fees under the HSR Act or any other foreign antitrust merger control laws shall be borne by Buyer.

4.4. Non-Solicitation.

(a) Buyer and its affiliates will not, from and after the date hereof and for a period of one (1) year following any termination of this Agreement pursuant to Section 9.2, without the prior written approval of Seller, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of Seller or the Company, at the date hereof or at any time hereafter until the termination of this Agreement, to terminate his or her employment with Seller or the Company. Buyer agrees that any remedy at law for any breach by it of this Section 4.4(a) would be inadequate, and Seller would be entitled to injunctive relief in such a case. If it is ever held that the restriction placed on Buyer by this Section 4.4(a) is too broad to permit enforcement of such restriction to its fullest extent, Buyer agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and Buyer hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

(b) Seller will not, for a period of one (1) year following the Closing Date, without the prior written approval of Buyer, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of the Company at the Closing Date to terminate his or her employment with Buyer or any of its subsidiaries known to Seller. Seller agrees that any remedy at law for any breach by it of this Section 4.4(b) would be inadequate, and Buyer would be entitled to injunctive relief in such a case. If it is ever held that the restriction placed on Seller by this Section 4.4(b) is too broad to permit enforcement of such restriction to its fullest extent, Seller agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and Seller hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

4.5. Services Agreement. On the Closing Date, Buyer and Seller shall execute and deliver an agreement, substantially in the form attached hereto as Exhibit G (the “Services Agreement”), pursuant to which Buyer and Seller shall each agree to provide certain transition services.

4.6. Termination of Affiliate Relations. Except as contemplated by this Agreement, on or prior to the Closing Date, (a) the Company shall have repaid or otherwise settled all of its outstanding indebtedness (including interest thereon) and satisfied all of its other liabilities as of the Closing Date owed to Seller or its affiliates, and (b) Seller and its affiliates shall have repaid or otherwise settled all of their outstanding indebtedness (including interest thereon) and satisfied all of their other liabilities owed to the Company. All agreements between the Company and Seller and its affiliates (other than agreements contemplated by this Agreement (including, without limitation, Section 4.5)) shall be terminated as of the Closing Date, and all obligations and liabilities thereunder shall have been satisfied.

4.7. Further Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts: (a) to obtain, in addition to approvals referred to in Section 4.3, any licenses, permits, consents, approvals, authorizations, qualifications and orders of federal, state, local and foreign Governmental Authorities and parties to contracts with the Company as are required in connection with the consummation of the transactions contemplated hereby; (b) to effect, in addition to filings referred to in Section 4.3, all necessary registrations and filings required in connection with the consummation of the transactions contemplated hereby; (c) to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including, without limitation, Governmental Authorities or officials), challenging this Agreement or the consummation of the transactions contemplated hereby; and (d) to furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing.

4.8. Access to Records and Personnel.

(a) Buyer shall, and shall cause its affiliates to, retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Company in their possession (the “Books and Records”) for a period of six (6) years from the Closing Date or for such longer period as may be required by law or any applicable court order. Notwithstanding the foregoing, Buyer shall retain for such longer periods any and all Books and Records that relate to any ongoing litigation, investigation or proceeding until such time as Buyer is notified of the conclusion of such matter.

(b) Buyer shall, and shall cause its affiliates to, provide Seller and its representatives with reasonable access during normal business hours to such Books and Records for the preparation of financial statements, Returns or the defense of litigation or tax audits. Seller will hold in confidence all confidential information identified as such by, and obtained from, Buyer, any of its officers, agents, representatives or employees; provided, however, that information which (i) was in the public domain; (ii) was in fact known to Seller prior to disclosure by Buyer, its officers, agents, representatives or employees; or (iii) becomes known to Seller from or through a third party not under an obligation of non-disclosure to the disclosing party, shall not be deemed to be confidential information.

4.9. Use of Pemco Name. At or prior to the Closing Date, (a) Seller shall, and shall cause its affiliates to assign to the Company ownership of, and all of their respective rights to use the trademark “Pemco” and each trademark, service mark, trade name, brand name, domain name, trade dress, logo or other source indicator using the “Pemco” name other than “DefensePemco” (the “Pemco Names”) and (b) Seller shall change its name to “DefensePemco, Inc.” or any other name that does not include the name “Pemco” and is not confusingly similar thereto. Except as provided below, Seller expressly agrees that Seller and its affiliates (other than the Company) are not retaining ownership of, or any right to use the Pemco Names. Within ninety (90) days after the Closing Date, Seller shall, and shall cause its affiliates to (i) apply to change all of their respective corporate, trade and other names or registrations that include any Pemco Names to a name that is not the same or confusingly similar thereto and (ii) remove, redact or cover any Pemco Names from any documents or materials in their possession or control (other than legal documents for purely internal distribution). Within nine (9) months after the Closing Date, Seller shall, and shall cause its affiliates to (A) apply to change all of their respective corporate, trade and other names or registrations that include or use the trademark “DefensePemco” and each trademark, service mark, trade name, brand name, domain name, trade dress, logo or other source indicator using the “DefensePemco” name (the “DefensePemco Names”) to a name that does not include the name “Pemco” and is not confusingly similar thereto and (B) remove, redact or cover any DefensePemco Names from any documents or materials in their possession or control (other than legal documents for purely internal distribution).

4.10. Litigation Support. In the event and for so long as any party actively is contesting or defending any action in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, the other party will cooperate with it and its counsel in all reasonable respects in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification pursuant to Article VIII); provided, that each party shall use it reasonable best efforts to minimize disruptions to the other party; provided further, that unless Seller reimburses the Company for such personnel’s wages and expenses, the cooperation shall not exceed thirty (30) hours in the aggregate for all personnel other than Grady Mixon, whose cooperation shall not exceed thirty (30) hours unless Seller reimburses the Company for his wages and expenses; provided further, that Seller shall only be obligated to reimburse Buyer for wages (i) of Grady Mixon for those hours of cooperation provided by Grady Mixon in excess of thirty (30) hours and (ii) of all other personnel for those hours of cooperation provided by such personnel in excess of thirty (30) hours in the aggregate.

4.11. Guarantees. Buyer shall use reasonable efforts (which shall not include agreeing to any modifications of the terms of the underlying obligations) to cause itself or one or more of its affiliates to be substituted in all respects for Seller and any of its affiliates, effective as of the Closing Date, in respect of all obligations of Seller and any such affiliates under each of the guarantees, indemnities, surety bonds, letters of credit and letters of comfort obtained by Seller or any such affiliates for the benefit of the Company and set forth on Schedule 4.11 (the “Guarantees”). If Buyer is unable to effect such a substitution with respect to any such Guarantee after using its reasonable efforts to do so, then Buyer shall indemnify Seller, with respect to the obligations covered by each of the Guarantees for which Buyer does not effect such substitution.

4.12. Consents; Licenses; and Permits. Seller shall, and shall cause the Company to, use reasonable best efforts to obtain all consents set forth on Schedule 1.4(b)(vii); provided that no Contract shall be amended nor any right thereunder be waived to obtain any such consent. To the extent that any License and Permit set forth on Schedule 2.14(a) has not been assigned or transferred to the Company prior to the Closing, Seller shall (a) cooperate with Buyer in any reasonable arrangement designed to maintain each such License and Permit in full force and effect and shall provide Buyer after the Closing with all of the benefits intended to be provided to Buyer under the applicable License or Permit, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against any other party arising out of the cancellation thereof or otherwise and (b) cooperate with Buyer, upon the request of the Buyer, in any commercially reasonable manner to obtain each such License and Permit as promptly as practicable after the Closing.

4.13. Notification of Certain Matters. Between the date of this Agreement and the Closing Date, each of Buyer and Seller will promptly notify the other in writing if it becomes aware of any fact or condition that causes or constitutes a breach of any of its respective representations and warranties contained in Articles II or III as of the date of this Agreement, or if such parties become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any Schedule if such Schedule were dated the date of the occurrence or discovery of any such fact or condition, Buyer or Seller, as applicable, will promptly deliver to the other party a supplement to such Schedule specifying such change. During the same period, each of Buyer and Seller will promptly notify the other party of the occurrence of any breach of any covenant of Buyer or Seller, as applicable, in this Article IV or of the occurrence of any event that may make the satisfaction of the conditions in Article V impossible or unlikely. The parties hereto agree that the delivery of any supplements or notifications pursuant to this Section 4.13 shall have no effect with respect to the conditions to Buyer’s and Seller’s respective obligations to close pursuant to Article V, Buyer’s or Seller’s respective right to indemnification pursuant to Article VIII, or otherwise under this Agreement.

4.14. Non-Competition. Seller covenants that, commencing on the Closing Date and ending on the earlier of (i) the third anniversary of the Closing Date or (ii) a Change of Control (the “Seller Noncompetition Period”), the Seller shall not, and shall cause its affiliates not to, engage in, directly or indirectly, in any capacity, or have any direct or indirect ownership interest in, the same business as the Company as of the date hereof or as of the Closing Date (except with respect to military customers); provided, however, that notwithstanding the foregoing, nothing contained herein shall be deemed to prohibit the Seller from performing work as a subcontractor to any general contractor with respect to work being performed by such general contractor on military aircraft.

(a) Seller acknowledges that this Section 4.14 has been negotiated by the parties hereto and that the geographical scope and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the business of the Company.

(b) If any Governmental Authority determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or geographical scope, such Governmental Authority is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law.

(c) In the event of any breach or threatened breach by Seller of any provision of this Section 4.14, Buyer shall be entitled to injunctive or other equitable relief (without being required to post any bond or security of any type), restraining Seller from engaging in conduct that would constitute a breach of the obligations under this Section 4.14. Notwithstanding anything in this Agreement to the contrary, such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages.

(d) Seller hereby acknowledges and agrees that the covenants contained in this Section 4.14 are a material and substantial part of this Agreement and are entered into in connection with, and as an inducement to, the parties to enter into this Agreement.

4.15. Exclusivity. Without the prior written consent of Buyer, Seller and the Company will not, and will not authorize or permit any of their respective Representatives to, directly or indirectly, solicit, initiate, or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to a proposal or offer (other than pursuant to this Agreement) for a merger, consolidation, or other business combination involving any proposal to acquire, in any manner, an equity interest in the Company, or any substantial portion of its assets (any such proposal or offer hereinafter referred to as an “Acquisition Proposal”) from any Person, or engage in any discussion or negotiation relating thereto or accept any Acquisition Proposal. If Seller or the Company receives any such inquiries, offers, or proposals, it shall (a) notify Buyer orally and in writing of any such inquiries, offers, or proposals (including the terms and conditions of any such inquiry, offer, or proposal and the identity of the Person making it) within 24 hours of the receipt thereof and (b) immediately notify the Person making such proposal that Seller and the Company is precluded from engaging in any discussions or negotiations or accepting any Acquisition Proposal.

4.16. Release. Effective as of the Closing, Seller, on behalf of itself and its affiliates (each, a “Releasing Party”), hereby knowingly and voluntarily releases and forever discharges the Company and each of its affiliates (each, a “Released Party”) of and from any and all Actions or causes of Action, demands, liabilities, losses, obligations, debts, costs, damages, expenses, dues, charges, complaints, contracts (whether oral or written, express or implied from any source) and promises whatsoever, whether known or unknown, absolute or contingent, at law or in equity, which any Releasing Party may now have or hereinafter can, shall, or may have against any Released Party, other than any pursuant to this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby or which arise out of facts first occurring after the Closing.

4.17. Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, and in any event within twenty one (21) days following the date hereof, Seller shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement, together with a form of proxy, relating to the Seller Stockholders’ Meeting (as defined below) (together with any amendments or supplements thereto, the “Proxy Statement”) and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC. Each of Seller and Buyer shall use its commercially reasonable efforts to respond to any comments made by the SEC and, if required, to amend or supplement the Proxy Statement. Each of Seller and Buyer shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the execution of this Agreement, Seller shall mail the Proxy Statement to its stockholders. Notwithstanding the foregoing, Seller shall not mail the Proxy Statement, or any amendment or supplement thereto, without (i) providing Buyer with a reasonable opportunity to review and comment thereon and (ii) including therein any comments reasonably proposed by Buyer. Seller’s Board of Directors shall recommend approval of this Agreement and the transactions contemplated herein by Seller’s stockholders, and the Proxy Statement shall contain such recommendation. Seller will provide Buyer with copies of all correspondence between Seller (or its Representatives) and the SEC relating to the Proxy Statement.

(b) Each of Buyer and Seller shall promptly inform the other party if, at any time prior to the Seller Stockholders’ Meeting, any information, event or circumstance should be set forth in an amendment or supplement to the Proxy Statement.

4.18. Seller Stockholders’ Meeting. Seller shall call and hold a meeting of its stockholders (the “Seller Stockholders’ Meeting”) as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated herein, and Seller shall use its commercially reasonable efforts to hold the Seller Stockholders’ Meeting as soon as practicable after the date hereof. Notwithstanding the foregoing, Seller shall not be required to hold the Seller Stockholders’ Meeting if this Agreement is terminated before that meeting is held.

4.19. Solvency Letter. The Seller shall, at its expense, engage an appraisal firm of national reputation reasonably acceptable to Buyer to deliver a letter in a form reasonably acceptable to Buyer supporting the conclusion that immediately after the Closing, and after giving effect to the Purchase and the other transactions contemplated hereby, Seller will be Solvent (such letter, the “Solvency Letter”). Without limiting the generality of the foregoing, Seller shall use commercially reasonable efforts to (a) make available its officers, agents and other Representatives on a customary basis and upon reasonable notice and (b) provide or make available such information concerning the business, properties, contracts, assets and liabilities of the Seller as may reasonably be requested by such appraisal firm in connection with delivering such Solvency Letter.

4.20. Obligations under Boeing Data License Agreements.

(a) Buyer agrees that, following the Closing Date, the Company shall be solely responsible for obtaining the certificates of insurance and insurance policies required by, and for otherwise complying with, the Boeing Data License Agreements.

(b) Notwithstanding Aeroplex’s continuing indemnification obligations under the Boeing Data License Agreements, Buyer agrees to indemnify and hold harmless, or cause the Company to indemnify and hold harmless, Aeroplex, Seller and any of their directors, officers, employees, agents, affiliates or Representatives, from and against any Losses incurred by such Persons incident to or arising out of the Boeing Data License Agreements or the Assignment Agreements to the extent that any such Losses arise directly or indirectly out of, or are in any way connected with, actions or omissions of the Company subsequent to the Closing, or actions or omissions of the Buyer or any of its directors, officers, employees, agents, affiliates or Representatives whether prior to, on, or subsequent to the Closing Date.

(c) Seller agrees to indemnify and hold harmless Buyer and any of their directors, officers, employees, agents, affiliates or Representatives, from and against any Losses incurred by such Persons incident to or arising out of the Boeing Data License Agreements or the Assignment Agreements to the extent that any such Losses arise directly or indirectly out of, or are in any way connected with, actions or omissions of Seller or any of its directors, officers, employees, agents, affiliates or Representatives subsequent to the Closing Date.

4.21. Repair Station Certificate.

(a) Seller and the Company shall use their best efforts to cooperate with the FAA and Buyer to provide the FAA with any and all information and documentation needed by the FAA to facilitate the transactions contemplated by this Agreement.

(b) Seller and the Company shall use their best efforts to cooperate with the European Aviation Safety Agency (“EASA”) and Buyer to facilitate EASA’s amendment and/or reissue of the Company’s Part 145 Repair Station Approval, if so requested.

(c) Seller and the Company shall use their best efforts to cooperate with the FAA, EASA, Chinese Civil Aviation Authority (“CAAC”) or applicable CAA and Buyer to facilitate the amendment and/or reissue of any of the Company’s Licenses and Permits, if so requested.

4.22. GECAS Litigation. Within two (2) Business Days of receipt thereof, Buyer or the Company, as applicable, shall pay to Seller any amounts recovered by Buyer or the Company, as applicable, with respect to the GECAS Litigation. Seller shall litigate and defend, at the sole cost and expense of Seller, the GECAS Litigation by all appropriate proceedings, which proceedings shall be prosecuted or defended by the Seller in good faith to a final conclusion or shall be settled at the discretion of Seller (but only with the prior consent of Buyer in its sole discretion in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Buyer will not be indemnified in full pursuant to Section 8.1).

4.23. Phase II Investigation.

(a) The parties shall cause ENVIRON International Corporation or such other reputable environmental consultant as the parties shall mutually agree (the “Consultant”), upon receipt of written consent of the owner of the Real Property (the “Lessor”) and upon execution of an Access Agreement, substantially in the form attached hereto as Exhibit H (the “Access Agreement”) to perform a Limited Phase II Environmental Site Assessment (the “Phase II ESA”) (i) in substantial conformity with the scope of work set forth in the proposal and scope of work from ENVIRON International Corporation set forth on Exhibit I at, in, on or under the Real Property (“On-Site Scope of Work”); and (ii) if so desired by Buyer, and if access is granted by the property owner (the “Off-Site Property Owner”), at and about the off-site location identified on the Site Map (the “Off-Site Property”). To the extent the Off-Site Property is not properly depicted on the Site Map, the parties shall cooperate to locate the appropriate off-site location and seek access to such alternate location. In the event such alternate location is determined to be the appropriate location, such alternate location shall be deemed to be the Off-Site Property. The additional sampling at and about the Off-Site Property shall be referred to as the (“Off-Site Phase II Work”). The portion of the Phase II ESA relating to the On-Site Phase II Work and the report thereon (the “On-Site Phase II Report“) shall set forth (i) the results of the Phase II ESA relating to the On-Site Phase II Work, (ii) any Remediation that is reasonably likely to be necessary to attain the applicable Remediation Standard at, on, in or under the Real Property (the “Remedial Actions”), and (iii) a reasonable cost estimate range, consisting of a low-end cost estimate, most likely cost estimate and high-end cost estimate, associated with the Remedial Actions (the “Cost Estimate Range”). The most likely cost estimate set forth on the Cost Estimate Range shall be defined as the Environmental Cost Estimate (the “Environmental Cost Estimate”). The portion of the Phase II ESA relating to the Off-Site Phase II Work and report thereon (the “Off-Site Phase II Report”) shall set forth the results of the Phase II ESA relating to the Off-Site Phase II Work. The Consultant shall also prepare a separate written report (“Consultant Opinion Report”) that indicates whether in the Consultant’s opinion: (i) there is a reasonable likelihood based on the Phase II Work that Hazardous Substances have migrated or have been Released from the Real Property to off-site locations (other than the Off-Site Property) or have impacted any municipal water supply well or system; and (ii) there is a reasonable likelihood based on the Phase II Work that Hazardous Substances from the Real Property have been Released to the Off-Site Property.

(b) Neither Seller nor Buyer shall disclose the On-Site Phase II Report or Off-Site Phase II Report to any Governmental Authority prior to the Closing Date or to any third party in the absence of a mandatory legal obligation to do so, provided, however, Buyer may disclose the On-Site Phase II Report or Off-Site Phase II Report to any Governmental Authority after the Closing Date, or prior to or after the Closing Date, to any actual or potential financing source, insurance company, potential purchaser of the Company or of substantially all the assets of the Company, the Lessor, any Off-Site Property Owner or any other third party with respect to which Buyer has a good faith business purpose for disclosing the On-Site Phase II Report or Off-Site Phase II Report.

4.24. Insurance. To the extent that the Company is insured under Policies written on an “occurrence basis”, Buyer shall, with respect to the Company, have rights under such Policies to the extent the events giving rise to a claim under such policies occurred prior to 12 midnight (New York) time on the Closing Date. Seller agrees to cooperate with Buyer in making claims under the Seller’s Policies in connection with such insurable events and shall remit any recoveries under the Policies with respect to such events promptly to Buyer, but in no event later than five (5) Business Days following receipt of such recoveries by Seller.

4.25. Contract Assignment. At or prior to Closing, Seller shall cause that certain Collaboration Agreement, dated August 10, 2000, by and between Pemco Aeroplex, Inc. d/b/a World Air Services and Officine Meccaniche Aeronautiche S.p.A, to be assigned from Pemco Aeroplex, Inc. to the Company.

ARTICLE V

CONDITIONS PRECEDENT

5.1. Conditions Precedent to Obligations of Parties. The respective obligations of each of the parties hereto hereunder are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a) No Injunction. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Purchase; provided, however, that the parties invoking this condition shall use their best efforts to have such injunction, order or decree vacated or denied.

(b) Regulatory Authorizations. The applicable waiting periods specified under the HSR Act with respect to the transactions contemplated by this Agreement, if any, shall have lapsed or been terminated and all clearances, approvals or confirmations required pursuant to the applicable requirements of foreign merger or investment control statutes or regulations shall have been obtained, other than those the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Stockholder Approval. This Agreement shall have been approved by the Required Seller Stockholders.

5.2. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of each of the following additional conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement which are not qualified as to materiality shall be true and accurate in all material respects as of the Closing Date as if made at and as of such date and the representations and warranties of Seller contained in this Agreement which are qualified as to materiality shall be true and accurate as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period).

(b) Performance of Agreement. Seller shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Certificate. Buyer shall have received a certificate of Seller, dated the Closing Date, duly executed on behalf of Seller by an authorized signatory, to the effect that the conditions specified in paragraphs (a) and (b) above have been satisfied.

(d) Services Agreement. Seller shall have executed and delivered to Buyer the Services Agreement.

(e) Escrow Agreement. Subject to Section 1.7(b), Seller shall have executed and delivered to Buyer the Escrow Agreement.

(f) Receipt of Solvency Letter. Buyer shall have received the Solvency Letter.

(g) Lien Releases. Seller shall have obtained releases of all Liens (other than any Permitted Liens) relating to the assets and properties of the Company, and Seller shall have obtained and delivered to Buyer and Buyer’s lender(s) payoff letters with respect to all Indebtedness outstanding immediately prior to the Closing (in each case on terms and conditions satisfactory to Buyer), as well as UCC-3 termination statements and any other documents required to evidence the Lien releases, in each case in recordable form when reasonably required by Buyer or Buyer’s lender(s).

(h) FAA Notification. Buyer shall have received evidence that the FAA has acknowledged receipt of notice from the Company of the planned Purchase.

(i) Closing Deliveries. All deliveries required to be made by Seller at Closing pursuant to Section 1.4 shall have been made.

The rights of Buyer pursuant to this Section 5.2 will not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy of any representation or warranty of Seller.

5.3. Conditions Precedent to the Obligation of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement which are not qualified as to materiality shall be true and accurate in all material respects as of the Closing Date as if made at and as of such date and the representations and warranties of Buyer contained in this Agreement which are qualified as to materiality shall be true and accurate as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period).

(b) Performance of Agreement. Buyer shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Certificate. Seller shall have received a certificate of Buyer, dated the Closing Date, duly executed on behalf of Buyer by its President or any Vice President, to the effect that the conditions specified in paragraphs (a) and (b) above have been satisfied.

(d) Services Agreement. Buyer shall have executed and delivered to Seller the Services Agreement.

(e) Escrow Agreement. Subject to Section 1.7(b), Buyer shall have executed and delivered to Seller the Escrow Agreement.

(f) Closing Deliveries. All deliveries required to be made by Buyer at Closing pursuant to Section 1.4 shall have been made.

ARTICLE VI

PROVISIONS AS TO TAXES

6.1. Access to Records Following Closing. Buyer and Seller agree that so long as any books, records and files retained by Seller relating to the business of the Company, or the books, records and files delivered to the control of Buyer pursuant to this Agreement to the extent they relate to the operations of the Company prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. Buyer and Seller shall use commercially reasonable efforts not to destroy or allow the destruction of any such books, records and files without first offering in writing to deliver them to the other.

6.2. Post-Closing Cooperation. Buyer and Seller shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

6.3. Other Tax Matters.

(a) All Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be shared equally between Seller and Buyer. Seller and Buyer shall cooperate in timely making all filings, Returns, reports and forms as may be required to comply with the provisions of such tax laws. For purposes of this Agreement, “Transfer Taxes” shall mean transfer, documentary, sales, use, registration and other such taxes (excluding all applicable real estate transfer taxes, which shall be borne by the party obligated to pay such Taxes under applicable Law).

(b) Seller shall cause all tax allocation agreements or tax sharing agreements with respect to the Company to be terminated as of the Closing Date, and shall ensure that such agreements are of no further force or effect as to the Company on and after the Closing Date and that there shall be no further liabilities or obligations imposed on the Company under any such agreements.

6.4. Straddle Period. In the case of any Tax period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any income Taxes apportioned to the period ending on the Closing Date and to the period beginning on the day after the Closing Date shall be determined based on an interim closing of the books as of the end of the day on the Closing Date, and to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days unless such Tax is transaction based (such as sales, transfer and other similar Taxes) in which case such Tax shall be apportioned to the period in which the related transaction occurred.

6.5. Section 338(h)(10) Election. At Buyer’s request, Seller and Buyer shall jointly make the election provided for by Section 338(h)(10) of the Code and any comparable election under state, local or foreign tax law (the “Section 338(h)(10) Election”) with respect to the Purchase. With respect to the Section 338(h)(10) Election:

(a) On the Closing Date, Seller and Buyer shall mutually prepare Internal Revenue Service Form 8023 (with all attachments) and cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents as may be required) to effect and preserve the Section 338(h)(10) Election (or any comparable provisions of state, local and foreign tax law).

(b) Following the Closing, Buyer shall prepare a proposed allocation of the Purchase Price (and any liabilities of the Company that are liabilities for Tax purposes) among the various classes of the Company’s assets (as such classes are defined for purposes of Section 1060 of the Code and the Treasury Regulations thereunder) (as modified pursuant to any reasonable comments from Seller, the “Section 338(h)(10) Allocations”) Each of Seller and Buyer agrees to (i) be bound by the Section 338(h)(10) Allocations (as modified pursuant to any reasonable comments from Seller), (ii) act in accordance with such Section 338(h)(10) Allocations in the filing of all Returns (including Form 8883) and in the course of any Tax audit, Tax review or Tax litigation related thereto, and (iii) take no position and cause or permit their respective affiliates to take no position inconsistent with such Section 338(h)(10) Allocations for income Tax purposes, including United States federal and state income Tax, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or similar provision of applicable foreign law.

6.6. Preparation and Filing of Pre-Closing and Post-Closing Period Tax Returns.

(a) Seller shall prepare, or cause to be prepared, and file, or cause to be filed, all Returns of the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Seller shall permit the Buyer to review and comment on each such Return prior to filing. The Seller shall pay all Taxes required to be shown as due on such Returns, including any Taxes resulting from the Section 338(h)(10) Election.

(b) Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, all Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Buyer shall permit Seller to review and comment on each such Tax Return prior to filing. The Seller shall pay to the Buyer, within five (5) days following any demand by the Buyer, with respect to such Return, an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date (as determined pursuant to Section 6.4 hereof).

(c) Buyer and Seller agree that they intend that, as a result of the Purchase, the taxable year for federal and state (in those states that conform to federal treatment or otherwise provide for the termination of the taxable year at such time) income tax purposes of the Company will terminate at the close of the Closing Date.

ARTICLE VII

LABOR MATTERS, EMPLOYEE

RELATIONS AND BENEFITS

7.1. Defined Benefit Plan. Prior to the Closing Date, Seller shall take all action necessary to spin-off and transfer that portion of the assets and liabilities of Seller’s defined benefit pension plan that covers the Business Employees and Former Business Employees to a defined benefit plan to be maintained and sponsored solely by the Company (the “Transferred Plan”). Such spin-off and transfer shall be accomplished in accordance with the requirements of Section 414(l) of the Code. Seller shall make all filings with the Pension Benefit Guaranty Corporation required as a result of such spin-off and shall provide a copy of any such filing to Buyer.

7.2. 401(k) Plan. Effective on or as soon as administratively practical after the Closing Date, Seller shall take all action necessary to transfer that portion of the assets and liabilities of Seller’s 401(k) tax qualified retirement plan that covers the Business Employees to a 401(k) tax qualified retirement plan to be maintained and sponsored solely by the Company. Such spin-off and transfer shall be accomplished in accordance with the requirements of Section 414(l) of the Code.

7.3. Collective Bargaining Agreements. Buyer shall honor all collective bargaining agreements listed on Schedule 7.3 to the extent that such agreements are in effect as of the Closing.

7.4. Pre-Closing Benefits. Seller shall continue to provide benefits under the Seller Benefit Plans to the Business Employees on substantially the same basis through the Closing Date.

7.5. Post-Closing Benefits. Except as otherwise provided in the Services Agreement, on and after the Closing Date, Buyer shall provide, or shall cause the Company to provide to the Business Employees compensation and benefits plans, programs and arrangements commensurate with that provided to employees of companies that are similar, in size and nature of business, to the Company. Such plans shall not deny or delay Business Employees coverage on the basis of pre-existing conditions or waiting periods and shall credit such Business Employees with (a) all service recognized by Seller for purposes of vesting and vacation accruals and (b) any deductibles and out-of-pocket expenses paid by such Business Employees under the Seller Benefit Plans in the current year (the “Plan Expenses”); provided that such Plan Expenses will be credited only to the extent that Seller provides or causes the third party administrator for its group health plan to provide, within thirty (30) days of the Closing Date (or end of the coverage period under the Services Agreement, if later) a listing of such Plan Expenses. To the extent that Seller or its third party administrator determines that Seller’s group health plan requires written authorization to disclose the Plan Expenses under the Health Insurance Portability and Accountability Act of 1996, Buyer will assist Seller in obtaining such authorization from the Business Employees. To the extent written authorization is required by Seller or its third party administrator as a condition of disclosing the Plan Expenses and a Business Employee does not provide such authorization within the time prescribed by the requesting party, such Business Employee will not receive credit for his or her Plan Expenses.

7.6. COBRA. Seller shall be responsible for claims relating to continuation coverage required under Section 4980 of the Code, Part 6 of Title I of ERISA or applicable state law (“COBRA”) attributable to “qualifying events” occurring on or prior to the Closing Date with respect to any individual, including the Business Employees and Former Business Employees and their covered spouses and dependents. Buyer shall be responsible for claims relating to continuation coverage under COBRA attributable to qualifying events occurring after the Closing Date with respect to the Business Employees and their covered spouses and dependents.

7.7. Flexible Spending Accounts. Within thirty (30) days following the Closing Date (or the end of the coverage period under the Services Agreement, if later), Seller shall transfer to Buyer an amount in cash equal to the balance to the credit of each Business Employee under any health or dependent care flexible spending account sponsored by Seller. The balance of any such account shall be equal to the amount of the Business Employee’s contributions for the current year, less the amount of any claims submitted on or prior to the Closing Date (or the end of the coverage period under the Services Agreement, if later). Seller shall be responsible for payment of all claims against such accounts submitted on or prior to the Closing Date (or the end of the coverage period under the Services Agreement, if later). Buyer shall credit the transferred amounts to accounts of a similar character established by Buyer for the benefit of the Business Employees with respect to whom such amounts are transferred and shall be responsible for the payment of any claims submitted against such accounts after the Closing Date (or the end of the coverage period under the Services Agreement, if later).

7.8. Disability Claims. Seller shall promptly pay to Buyer or the Company any amounts recovered by Seller following the Closing pursuant to insurance coverage of Seller with respect to claims for disability benefits and workers’ compensation claims made by or on behalf of Business Employees or Former Business Employees with respect to events or injuries occurring on or prior to the Closing Date.

7.9. No Third-Party Beneficiary or ERISA Rights. Nothing herein, expressed or implied, shall confer upon any Business Employees or Former Business Employees (or any of their beneficiaries or alternate payees) any rights or remedies (including without limitation, any right to employment or continued employment, or any right to compensation or benefits for any period) of any nature or kind whatsoever, under or by reason of this Agreement or otherwise. In addition, the provisions of this Article VII, are for the sole benefit of the parties to this Agreement and are not for the benefit of any third party. Nothing in this Agreement shall be interpreted to establish or amend any “employee benefit plan” within the meaning of Section 3(3) of ERISA and no provision shall be construed to prevent Buyer or the Company from terminating or modifying to any extent or in any respect any benefit plan that Buyer or the Company may establish or maintain.

ARTICLE VIII

INDEMNIFICATION

8.1. Indemnification by Seller. Subject to the limits set forth in this Section 8.1, from and after the Closing, Seller shall defend, indemnify and hold Buyer and its affiliates harmless from and against and in respect of any and all actual losses, liabilities, damages, judgments, settlements and expenses, including reasonable attorneys’ fees, but excluding lost profits, consequential, punitive, special or indirect damages (hereinafter “Buyer Losses”) arising out of (a) fraud of Seller or the Company in respect of any representation or warranty contained in this Agreement, (b) any and all Taxes with respect to any taxable period of the Company ending on or before the Closing Date or any income or franchise Tax arising as a result of a Section 338(h)(10) Election, and with respect to any Straddle Period, or any portion thereof ending on the Closing Date, (c) any Tax imposed upon Seller, a Seller Group or any affiliate of Seller for any period, (d) any Tax for which the Company may be liable prior to its acquisition by Buyer (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor or (iii) by contract or (e) the GECAS Litigation. Buyer shall give Seller prompt written notice of any third party claim which may give rise to any indemnity obligation under this Article VIII, together with the estimated amount of such claim, and Seller shall have the right to assume the defense of any such claim through counsel of its own choosing by so notifying Buyer within sixty (60) days of receipt of Buyer’s written notice; provided, however, that Seller’s counsel shall be reasonably satisfactory to Buyer. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. If Buyer desires to participate in any such defense assumed by Seller, it may do so at its sole cost and expense. If Seller declines to assume any such defense, it shall be liable for all reasonable costs and expenses of defending such claim incurred by Buyer, including reasonable fees and disbursements of counsel. Neither party shall, without the prior written consent of the other party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of an Order which would restrict the future activity or conduct of the other party or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand or any related claim or demand.

8.2. Indemnification by Buyer. Subject to the limits set forth in this Section 8.2, from and after the Closing, Buyer shall defend, indemnify and hold Seller and its affiliates harmless from and against and in respect of any and all actual losses, liabilities, damages, judgments, settlements and expenses, including reasonable attorneys’ fees, but excluding lost profits, consequential, punitive, special or indirect damages (hereinafter “Seller Losses”) arising out of (a) fraud of Buyer in respect of any representation or warranty contained in this Agreement or (b) any and all Taxes with respect to any taxable period of the Company commencing on or after the Closing Date and with respect to any Straddle Period, or portion thereof, ending after the Closing Date, in each case that are not an income or franchise Tax arising as a result of a Section 338(h)(10) Election. Seller shall give Buyer prompt written notice of any third party claim which may give rise to any indemnity obligation under this Article VIII, together with the estimated amount of such claim, and Buyer shall have the right to assume the defense of any such claim through counsel of its own choosing by so notifying Seller within sixty (60) days of receipt of Seller’s written notice; provided, however, that Buyer’s counsel shall be reasonably satisfactory to Seller. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. If Seller desires to participate in any such defense assumed by Buyer, it may do so at its sole cost and expense. If Buyer declines to assume any such defense, it shall be liable for all reasonable costs and expenses of defending such claim incurred by Seller, including reasonable fees and disbursements of counsel. Neither party shall, without the prior written consent of the other party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of an Order which would restrict the future activity or conduct of the other party or any subsidiary or affiliate thereof or if such settlement or compromise does not include an unconditional release of the other party for any liability arising out of such claim or demand or any related claim or demand.

8.3. Indemnification Calculations. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

8.4. Survival. The parties hereto acknowledge and agree that no representation or warranty contained herein shall survive the Closing, and (a) neither Buyer nor any of its affiliates shall have any right to recover for any Buyer Losses in respect of any representation or warranty contained in this Agreement unless the Loss results from fraud of Seller or the Company (in which case such representation or warranty shall nonetheless survive solely for purposes of such Buyer (or its affiliates’, as applicable) claim and recovery for such Buyer Losses and (b) neither Seller nor any of its affiliates shall have any right to recover for any Seller Losses in respect of any representation or warranty contained in this Agreement unless the Loss results from fraud of Buyer (in which case such representation or warranty shall nonetheless survive solely for purposes of such Seller (or its affiliates’, as applicable) claim and recovery for such Seller Losses. The covenants and agreements to be performed exclusively and in their entirety prior to the Closing pursuant to this Agreement shall terminate at the Closing, and all other covenants and agreements shall survive the Closing and remain in effect indefinitely or in accordance with their terms.

8.5. Other Rights and Remedies Not Affected. The indemnification rights of the parties hereunder are independent of and in addition to such rights and remedies as the parties may have at Law or in equity or otherwise for (a) fraud or willful misrepresentation on the part of Seller, the Company or their respective Representatives, or Buyer or its Representatives, as applicable, or (b) failure to fulfill any agreement or covenant hereunder including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

8.6. Environmental Indemnification and Limitations.

(a) From and after the Closing, Seller shall defend, indemnify and hold Buyer and its affiliates harmless from and against and in respect of any and all Buyer Losses arising out of the Remedial Actions or any other Remediation reasonably necessary to achieve the applicable Remediation Standard at, on or under the Real Property and all related fines, penalties, legal fees, expert fees, Governmental Authority oversight costs and costs of a similar nature (all Buyer Losses referred to in this Section 8.6(a) shall be collectively referred to as “Environmental Losses”. Seller shall not be obligated to defend, indemnify and hold Buyer and its affiliates harmless from and against Environmental Losses (i) until Buyer has incurred Environmental Losses in an amount in excess of One Million Dollars ($1,000,000) (“Environmental Indemnity Threshold”) and then only to the extent of such excess; and (ii) in no event shall Seller’s liability pursuant to this Section 8.6(a) exceed an amount equal to the lesser of: (A) the Environmental Cost Estimate minus the Environmental Indemnity Threshold; or (B) Two Million Dollars (the “Environmental Indemnity Cap”. For the avoidance of doubt, Environmental Losses satisfied by Buyer from the Environmental Offset Amount shall be deemed to be amounts paid in satisfaction of Seller’s indemnification obligation under this Section 8.6(a).

(b) Notwithstanding anything to the contrary herein, Buyer and its affiliates shall have the exclusive right to control, direct and implement any and all Remediation, including without any limitation any Remedial Action; provided that such Remediation shall be carried out in the most cost effective manner consistent with the applicable Remediation Standard.

(c) Notwithstanding anything to the contrary herein, in the event and to the extent Seller or Buyer recovers costs from any third party with respect to any Environmental Losses (including without limitation from any insurer) (“Third Party Proceeds”), Buyer shall first be entitled to a portion of the Third Party Proceeds up to an amount equal to any Environmental Losses incurred by Buyer in excess of the Environmental Indemnity Cap. To the extent any Third Party Proceeds remain thereafter, Seller shall next be entitled to a portion of the Third Party Proceeds up to an amount equal to any Environmental Losses indemnified by Seller pursuant to Section 8.6(a). To the extent any Third Party Proceeds remain thereafter, Buyer shall be entitled to any remaining portion of the Third Party Proceeds up to the Environmental Indemnity Threshold. Any remaining Third Party Proceeds shall be distributed equally to Buyer and Seller. Buyer and Seller shall cooperate with respect to any claims or actions against third parties with respect to any potential Third Party Proceeds.

ARTICLE IX

MISCELLANEOUS

9.1. Certain Definitions. For purposes of this Agreement, the following defined terms shall have the meanings indicated below:

“737-200 Data License Agreement” means that certain Data License Agreement No. 6-1171-DA-458, dated August 31, 1993, between Aeroplex and Boeing, for Boeing Model 737-200 Aircraft, Passenger to Cargo Modification, as amended by the 737-200 Assignment Agreement.

“737-300 Data License Agreement” means that certain Data License Agreement No. 6-1171-DA-260, dated December 15, 1989, between Aeroplex and Boeing, for Boeing Model 737-300 Aircraft, Passenger to Cargo Modification, as amended on January 2, 1992 to include Boeing Model 737-400 and 737-500 Aircraft, and as further amended by the 737-300 Assignment Agreement.

“757 Data License Agreement” means that certain Data License Agreement No. 6-1171-DA-545, dated July 14, 1992, between Aeroplex and Boeing, for Boeing Model 757-200 Aircraft, Passenger to Cargo Modification, as amended by the 757 Assignment Agreement.

“737-200 Assignment Agreement” means that certain Assignment of and Amendment to Data License Agreement No. 6-1171-DA-458, dated as of August 16, 2004, by and among Aeroplex, the Company and Boeing, which provided for, among other things, the assignment of the 737-200 Data License Agreement from Aeroplex to the Company.

“737-300 Assignment Agreement” means that certain Assignment of and Amendment to Data License Agreement No. 6-1171-DA-260, dated as of August 10, 2004, by and among Aeroplex, the Company and Boeing, which provided for, among other things, the assignment of the 737-300 Data License Agreement from Aeroplex to the Company.

“757 Assignment Agreement” means that certain Assignment of and Amendment to Data License Agreement No. 6-1171-DA-545, dated as of September 29, 2004, by and among Aeroplex, the Company and Boeing, which provided for, among other things, the assignment of the 757 Data License Agreement from Aeroplex to the Company.

“Aeroplex” means Pemco Aeroplex, Inc., an Alabama corporation and a wholly-owned subsidiary of the Seller.

“Assignment Agreements” means, collectively, the 737-200 Assignment Agreement, the 737-300 Assignment Agreement and the 757 Assignment Agreement.

“Boeing” means The Boeing Company.

“Boeing Data License Agreements” means, collectively, the 737-200 Data License Agreement, the 737-300 Data License Agreement and the 757 Data License Agreement.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by Law to close.

“Change of Control” shall mean (a) a merger or consolidation of the Seller with or into any other corporation or other entity or person or (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Seller’s outstanding securities or all or substantially all the Seller’s assets; provided that the following events shall not constitute a “Change of Control”: (i) a merger or consolidation of the Seller in which the holders of the voting securities of the Seller immediately prior to the merger or consolidation hold at least a majority of the voting securities in the successor corporation immediately after the merger or consolidation; (ii) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Seller’s assets to a wholly owned subsidiary corporation or; (iii) a mere reincorporation of the Seller’s.

“Collective Bargaining Agreement” shall mean any and all agreements, understandings, contracts, letters, side letters, grievance or arbitration settlements, and contractual obligations of any kind, nature and description, oral or written, involving or entered into between any employer and any labor organization, union, association, agency or employee committee or plan, including but not limited to the agreements identified in Schedule 7.3.

“Contract” shall mean any agreement, contract, license, lease, commitment, arrangement or understanding, whether written or oral, including any sales order or purchase order.

“Current Assets” shall mean any and all current assets of the Company that are categorized as such on the Draft Closing Balance Sheet or Closing Balance Sheet, as applicable, prepared in conformity with GAAP.

“Current Liabilities” shall mean any and all liabilities of the Company that are categorized as such on the Draft Closing Balance Sheet or Closing Balance Sheet, as applicable, prepared in conformity with GAAP.

“Environmental Offset Amount” shall mean an amount equal to the lesser of (i) One Million Dollars ($1,000,000) and (B) the Environmental Cost Estimate minus One Million Dollars ($1,000,000); provided, that in no event shall the Environmental Offset Amount be less than Zero Dollars ($0).

“GECAS Litigation” shall mean, collectively, GE Capital Aviation Services, Inc. v. Pemco World Air Services, Inc., Index No. 600006/04, (Supreme Court of the State of New York) and Pemco World Air Services, Inc. v. GE Capital Aviation Services, Inc., CV-2004-17-M (Circuit Court of Dale County, Alabama).

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other Current Liabilities arising in the ordinary course of business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (g) any guaranty of any of the foregoing.

“Independent Accounting Firm” shall mean Deloitte & Touche LLP or such other independent accounting firm of national reputation as may be mutually acceptable to Seller and Buyer.

“Independent Actuarial Firm” shall mean Milliman, Inc. or such other independent actuarial firm of national reputation as may be mutually acceptable to Seller and Buyer.

“Intellectual Property” shall mean all foreign and domestic (a) copyright rights (whether registered, unregistered, or applications therefor), (b) trademarks or service marks (whether registered, unregistered, or applications therefor), trade names, trade dress, and domain names, together with the goodwill associated with any of the foregoing, (c) trade secrets, inventions (whether or not patentable), know-how, formulae and processes, patents (including all applications, reissues, divisions, continuations and extensions thereof), proprietary models, software, databases, websites, customer information, client lists and information technology. Intellectual Property owned or licensed for use by the Company in connection with the business of the Company shall be referred to as “Company Intellectual Property” and Intellectual Property owned by the Company in connection with the business of the Company shall be referred to as “Company Owned Intellectual Property”.

“knowledge” of a party shall mean (a) with respect to Seller, with respect to any matter in question, the actual knowledge of Ron Aramini, Doris Sewell, Chris Walker, Kevin Casey or Randy Shealy, and (b) with respect to Buyer, with respect to any matter in question, the actual knowledge of Gary Talarico and Dave Blechman.

“Law” shall mean any statute, law (including common law), constitution, treaty, ordinance, directive, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

“Lien” shall mean any lien, claim, charge, security interest, option, pledge, right of first refusal, other legal or equitable encumbrances, agreements, voting trusts, proxies or other agreements or restrictions (other than restrictions imposed by applicable securities laws).

“Material Adverse Effect” shall mean, when used in connection with the Company, any fact, event, change, circumstance or effect that is, or is reasonably likely to be, materially adverse to the business, assets, revenues, liabilities, financial condition or results of operations of the Company, taken as a whole, other than any fact, event, change, circumstance or effect relating to, arising out of, or resulting from (a) events affecting the United States or global economy or capital or financial markets generally, unless such events affect the Company disproportionately, (b) changes in conditions in the industries in which the Company or its customers operate, unless such changes affect the Company disproportionately, (c) changes in Laws, unless such changes affect the Company disproportionately, (d) earthquakes, hurricanes, tornadoes or similar catastrophes, or acts of war, sabotage, terrorism, military action or any escalation or worsening thereof whether commenced before or after the date hereof, and whether or not pursuant to the declaration of national emergency or war or (e) this Agreement, the announcement thereof, the transactions contemplated hereby and the identity or involvement by Buyer or its affiliates.

“Net Working Capital” shall mean Current Assets minus Current Liabilities minus any Indebtedness of the Company (excluding Taxes for which Seller is obligated to provide indemnification pursuant to Article VIII).

“Net Working Capital Target” shall mean Four Million Seven Hundred Twenty Eight Thousand Dollars ($4,728,000).

“Order” shall mean any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Authority.

“Permitted Liens” means (a) mechanic’s, materialmen’s and similar liens, (b) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceeding; (c) zoning, building and other land use laws imposed by any Governmental Authority and (d) easements, covenants, conditions, restrictions and other similar matters of record affecting real property title and such other real property title defects which would not be reasonably expected to have a Material Adverse Effect.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Authority or any agency, instrumentality or political subdivision of a Governmental Authority, or any other entity or body.

“Remediation” shall mean to investigate, test, remediate, clean up, eliminate, treat, contain, assess, evaluate, monitor, remove, reduce, control, mitigate or in any way address the presence, Release, discharge or migration of any Hazardous Substance.

“Remediation Standard” shall mean the most cost effective Remediation that (a) complies with applicable Environmental Laws; (b) meets the applicable cleanup or remediation standards set forth in any applicable cleanup or remediation guideline, standard or level established or issued by any Governmental Authority or contained in any applicable Environmental Law (“Applicable Cleanup Level”); (c) complies with any Lease requirements or obligations; (d) is acceptable to the Lessor; (e) is acceptable to applicable Governmental Authorities; and (f) complies with any conditions or requirements of any settlements or other written agreements with third parties.

“Transaction Documents” shall mean this Agreement and the Services Agreement.

9.2. Termination and Abandonment.

(a) General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:

(i) by mutual written consent of Buyer and Seller; or

(ii) by either Buyer or Seller if an Order is issued that prohibits the consummation of the Purchase and such Order is final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used its best efforts to have such Order vacated or denied; or

(iii) by either Buyer or Seller if the Closing shall not have been consummated on or before November 30, 2007; provided that if the Closing shall not occur on or before such date due to the act or omission of, or breach of representation, warranty, covenant or agreement hereunder by, Seller or Buyer, then that party may not terminate this Agreement pursuant to this clause (iii); or

(iv) by either Buyer or Seller if the approval of this Agreement by the Required Seller Stockholders shall not have been obtained; provided that the right to terminate this Agreement under this Section 9.2(a)(iv) shall not be available to Seller if Seller is in breach of its obligations under Sections 4.15 and the first sentence of Section 4.17; or

(v) by Buyer if there has been a violation or breach by Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer set forth in Sections 5.2(a) or 5.2(b) and such violation or breach has not been waived by Buyer; provided, however, Buyer has notified Seller of the respective breach and such breach has continued without cure for a period of twenty (20) days after delivery of such notice of breach, and there is a reasonable likelihood that such breach will result in an inability of Seller to satisfy the conditions set forth in Sections 5.2(a) or 5.2(b); or

(vi) by Seller if there has been a violation or breach by Buyer of any covenant, representation or warranty contained in the Agreement which has prevented the satisfaction of any condition to the obligations of Seller set forth in Section 5.3(a) or 5.3(b) and such violation or breach has not been waived by Seller; provided, however, Seller has notified Buyer of the respective breach and such breach has continued without cure for a period of twenty (20) days after delivery of such notice of breach, and there is a reasonable likelihood that such breach will result in an inability of Buyer to satisfy the conditions set forth in Sections 5.3(a) or 5.3(b);

(vii) By Buyer if the Environmental Cost Estimate exceeds Three Million Dollars ($3,000,000); or

(viii) By Buyer if (A) the written consent of the Lessor is not obtained to conduct the On-Site Phase II Work; (B) the Access Agreement is not executed by Seller, the Company and Lessor; (C) the consent of the Off-Site Property Owners to conduct the Off-Site Phase II Work is not timely obtained; (D) the Consultant Opinion report indicates there is a reasonable likelihood based on the On-Site Phase II Work or Off-Site Phase II Work that Hazardous Substances have migrated or have been Released from the Real Property to off-site locations or have impacted any municipal water supply well or system; or (E) the Consultant Opinion Report indicates there is a reasonable likelihood based on the On-Site Phase II Work or Off-Site Phase II Work that Hazardous Substances from the Real Property have been Released to the Off-Site Property.

(b) Procedure Upon Termination. In the event of the termination and abandonment of this Agreement, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto; provided, however, that nothing herein shall relieve any party from liability for any breach hereof and, provided, further, that Buyer shall promptly deliver to Seller all documents, work paper and other materials of Seller and the Company related to the transactions contemplated hereby, whether or not obtained before or after the execution hereof.

(c) Survival of Certain Provisions. Only the respective obligations of the parties hereto pursuant to Sections 4.1(c), 4.4 and this Article IX shall survive any termination of this Agreement.

9.3. Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, except as expressly provided herein or in the Reimbursement Agreement, by and among Seller and Buyer, dated as of July 10, 2007, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys’, accountants’ and other advisors’ fees and the fees and expenses of any broker, finder or agent retained by such party in connection with the transactions contemplated by this Agreement; provided, however, that Seller shall pay all of the expenses related to printing, filing and mailing the Proxy Statement; provided, further, that if the transactions contemplated hereby are consummated, (a) the Seller shall pay all pre-Closing fees and expenses of the Company, if any and (b) the Company shall pay all fees and expenses of Buyer. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9.2(a)(iv), then Seller shall pay to Buyer, in cash by wire transfer of immediately available funds to an account designated by Buyer, within five (5) Business Days following such termination, all of Buyer’s reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by or on behalf of Buyer in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation of the Proxy Statements, the solicitation of the vote of the Required Seller Stockholders, financing and all other matters relating to the closing of the Purchase; provided that such payment shall in no event exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate.

9.4. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or telecopy, as follows:

(a)	if to Seller, to it at:

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, AL 35212

Telecopy: (205) 592-6306

Attention: Randy Shealy

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, CA 92130-2071

Telecopy: (858) 523-5450

Attention: Craig M. Garner, Esq.

(b)	if to Buyer, to it at:

WAS Aviation Services, Inc.

c/o Sun Capital Partners, Inc.

5200 Town Center Circle

Suite 470

Boca Raton, Florida 33486

Attention: Gary Talarico and Deryl Couch

Facsimile: (561) 394-0540

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Telecopy: (212) 309-6001

Attention: Steven A. Navarro, Esq.

or to such other person or address as a party shall specify by notice in writing to the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of personal delivery or on the third Business Day after the mailing thereof or, in the case of notice by telecopier, when receipt thereof is confirmed by telephone.

9.5. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), the Confidentiality Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

9.6. No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Other than Section 8.1 and Section 8.2, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.7. Assignability. This Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties; provided that Buyer may, without the prior written consent of Seller, assign all of its rights hereunder to any Person who acquires all or substantially all of the business and assets of the Buyer or any of its subsidiaries, any its affiliates and to any financial institution, lender or investor providing to Buyer debt or equity financing in connection with the Purchase; provided that, notwithstanding any such assignment, Buyer shall remain liable to perform all of its obligations hereunder, including without limitation the obligations to fund the full amount of the Purchase Price.

9.8. Amendment and Modification; Waiver. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written instrument authorized and executed on behalf of each of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

9.9. Public Announcements. Unless otherwise required by law, prior to the Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement will be made by or on behalf of any party or their affiliate, and each party shall cause its affiliates not to make such release or announcement. Prior to issuing a press release or other public announcement required by law with respect to the execution and delivery of or the transactions contemplated by this Agreement, Buyer and Seller shall consult with each other and each party shall have reasonable opportunity to comment on such press release, and prior to issuing a press release or other public announcement with respect to the Closing, Buyer and Seller shall agree on the form of such press release or other public announcement.

9.10. Section Headings; Table of Contents. The section headings contained in this Agreement and the Table of Contents to this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.11. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

9.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

9.13. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of Delaware.

9.14. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

9.15. Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

9.16. Sophistication of the Parties; Representation by Counsel. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties in connection with the negotiation and execution of this Agreement. Accordingly, the parties agree the rule of contract construction to the effect that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement. Buyer further acknowledges that (a) Seller and/or its affiliates have been, and may be, represented by the law firm of Latham & Watkins LLP in connection with this Agreement and the transactions contemplated hereby, and (b) Buyer (on its own behalf and as duly authorized representative of its affiliates) (i) consents without qualification to the continued representation of Seller and/or its affiliates by such firm in connection with all such matters, notwithstanding any past, current or future representation by such firm of any of Buyer or its affiliates, and (ii) agrees that any such representation by such firm of Seller and/or its affiliates shall not constitute a breach of any duty (if any) owed by such firm to Buyer or its affiliates.

9.17. Interpretation.

(a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b) The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d) The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.

(e) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(f) Reference to “days” other than Business Days shall be construed to refer to calendar days.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

WAS AVIATION SERVICES, INC.

By:	/s/ David Blechman
Name: David Blechman
Title: Vice President and Assistant Secretary

PEMCO AVIATION GROUP, INC.

By:	/s/ Randall C. Shealy
Name: Randall C. Shealy
Title: Senior Vice President and Chief Financial Officer

Solely for purposes of Section 4.15 (Exclusivity) and Section 9.9 (Public Announcements)

PEMCO WORLD AIR SERVICES, INC.

By:	/s/ Randall C. Shealy
Name: Randall C. Shealy
Title: Treasurer and CFO

ANNEX B

VOTING AGREEMENT

VOTING AGREEMENT, dated as of July 10, 2007 (the “Agreement”), by and among WAS Aviation Services, Inc., a Delaware corporation (“Buyer”), and the persons listed on Schedule I hereto (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, as of the date hereof, each Stockholder holds or is entitled to vote (or to direct the voting of all or a portion of) the number of shares of common stock, par value $0.0001 per share (the “Common Stock”) of Pemco Aviation Group, Inc., a Delaware corporation (“Seller”), set forth opposite such Stockholder’s name on Schedule I hereto (with respect to each Stockholder, such shares of Common Stock set forth on Schedule I, together with any other shares of capital stock of Seller the voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are referred to herein as the “Subject Shares”);

WHEREAS, Buyer and Seller are concurrently entering into a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Buyer is purchasing from Seller all of the outstanding capital stock of Pemco World Air Services, Inc., a Delaware corporation and wholly-owned subsidiary of Seller; and

WHEREAS, as a condition to the willingness of Buyer to enter into the Purchase Agreement, and as an inducement and in consideration therefor, each Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

ARTICLE 2.

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement pursuant to Section 6 hereof (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of Seller’s stockholders, however called, or in connection with any written consent of Seller’s stockholders, such Stockholder shall vote (or cause to be voted) its Subject Shares (a) in favor of the approval of the terms of the Purchase Agreement and the transactions contemplated by the Purchase Agreement (and any actions directly required in furtherance thereof), and (b) against any action or proposal involving Seller that, to the knowledge of such Stockholder, is intended, or could reasonably be expected, to prevent, impede, interfere with, materially delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

Section 2.2 Irrevocable Proxy. Each Stockholder hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to its Subject Shares. By entering into this Agreement, each Stockholder hereby irrevocably and unconditionally grants a proxy appointing Buyer as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote or execute consents with respect to the matters set forth in Section 2.1 and in the manner contemplated by Section 2.1. The proxy granted by such Stockholder pursuant to this Section 2.2 is coupled with an interest, is irrevocable and is granted in consideration of Buyer entering into this Agreement and the Purchase Agreement and incurring certain related fees and expenses. Each Stockholder shall perform such further acts and execute such further documents as may be required to vest in Buyer the sole power to vote such Stockholder’s Subject Shares in the manner contemplated by Section 2.1. Notwithstanding the foregoing, the proxy granted by each Shareholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 3.

COVENANTS

Section 3.1 Generally.

(a) Each Stockholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, it shall not (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of its Subject Shares or (ii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. Notwithstanding the foregoing, (A) Transfers of Subject Shares as bona fide gifts, (B) distributions of Subject Shares to partners, members, stockholders, subsidiaries, affiliates, affiliated partnerships or other affiliated entities of the Stockholder, (C) Transfers of Subject Shares by will or intestacy and (D) Transfers of Subject Shares to (1) the Stockholder’s immediate family or (2) a trust, the beneficiaries of which are the Stockholder and/or members of the Stockholder’s immediate family, shall not be prohibited by this Agreement; provided that in the case of any such Transfer or distribution pursuant to clause (A), (B), (C) or (D), each donee or distributee shall execute and deliver to Buyer a valid and binding counterpart to this Agreement.

(b) In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include, with respect to any Stockholder, such Stockholder’s Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of its Subject Shares may be changed or exchanged or which are received in such transaction.

Section 3.2 No Effect on Directors. Notwithstanding any of the provisions of this Agreement, the parties acknowledge that certain Stockholders have one or more representatives on Seller’s Board of Directors and agree that such persons will act in their capacities as directors of Seller solely in accordance with their duties to Seller and its stockholders.

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ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder hereby represents and warrants to Buyer that the following statements in this Article 4 are true and correct as to such Stockholder:

Section 4.1 Due Organization, etc. The Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Stockholder has been duly authorized by all necessary action on the part of such Stockholder.

Section 4.2 Ownership of Shares. As of the date hereof, (a) the Stockholder is the lawful owner of its Subject Shares and has the power to vote (or cause to be voted) its Subject Shares and (ii) neither the Stockholder nor any controlled affiliate of the Stockholder owns or holds any additional shares of any class of capital stock of Seller or other securities of Seller or any interest therein or any voting rights with respect to any securities of Seller. The Stockholder has good and valid title to its Subject Shares free and clear of any and all liens, pledges, mortgages, charges, proxies, encumbrances and security interests of any nature or kind whatsoever, other than those created by this Agreement.

Section 4.3 No Conflicts. (a) No filing with any Governmental Authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its Subject Shares or assets may be bound, or (iii) violate any law, rule or regulation applicable to the Stockholder which, in the case of clauses (ii) and (iii), would reasonably be expected to materially adversely affect the Stockholder’s ability to perform any of its obligations under this Agreement.

Section 4.4 Reliance by Buyer. The Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the execution and delivery of this Agreement by the Stockholders.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Stockholders as follows:

Section 5.1 Due Organization, etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer has been duly authorized by all necessary action on the part of Buyer.

Section 5.2 Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by Buyer and for the consummation by Buyer of the transactions contemplated hereby and (b) none of the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of Buyer, (ii) result in a violation or breach of or a default under any of the terms of any material

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contract, understanding, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound, or (iii) violate any law, rule or regulation applicable to Buyer which, in the case of clauses (ii) and (iii), would reasonably be expected to materially adversely affect Buyer’s ability to perform its obligations under this Agreement.

Section 5.3 Reliance by the Stockholders. Buyer understands and acknowledges that the Stockholders are entering into this Agreement in reliance upon the execution and delivery of the Purchase Agreement by Buyer.

ARTICLE 6.

TERMINATION

Section 6.1 Termination. This Agreement shall terminate as to Buyer and a Stockholder, and neither Buyer nor such Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no force or effect upon the earliest to occur of (a) the mutual written consent of Buyer and such Stockholder, (b) the Closing or (c) the failure of the Purchase Agreement to be executed and delivered or otherwise become effective or the termination of the Purchase Agreement in accordance with its terms; provided, however, that termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement.

ARTICLE 7.

MISCELLANEOUS

Section 7.1 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. Notwithstanding the foregoing, any stockholder of Seller may become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement and Schedule I to this Agreement may be revised to include such party without requiring the consent of any of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.2 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon electronic confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

If to Buyer:

WAS Aviation Services, Inc.

c/o Sun Capital Partners, Inc.

5200 Town Center Circle

Suite 470

Boca Raton, Florida 33486

Attention: Gary Talarico and Deryl Couch

Facsimile: (561) 394-0540

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with a mandated copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Telecopy: (212) 309-6001

Attention: Steven A. Navarro, Esq.

If to any Stockholder, to such Stockholder at the address corresponding to such Stockholder’s name on Schedule I, with a mandated copy to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

Fax: (858) 523-5450

Attention: Craig M. Garner, Esq.

Section 7.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.4 Entire Agreement. This Agreement (together with the Purchase Agreement, to the extent referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 7.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment hereof shall be null and void.

Section 7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.7 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(b) Each of the parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Court of Chancery of

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the State of Delaware, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Court of Chancery of the State of Delaware. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

Section 7.8 Headings. The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.9 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[Signature page follows]

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IN WITNESS WHEREOF, Buyer and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

WAS AVIATION SERVICES, INC.

By:	/s/ David Blechman
Name: David Blechman
Title: Vice President and Assistant Secretary

STOCKHOLDERS:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Babson Capital Management LLC as Investment Advisor

By:	/s/ Richard E. Spencer, II
Name: Richard E. Spencer, II
Title: Managing Director

TSCP SELECTIVE, L.P. By: Babson Capital Management LLC as Investment Manager

By:	/s/ Richard E. Spencer, II
Name: Richard E. Spencer, II
Title: Managing Director

TOWER SQUARE CAPITAL PARTNERS, L.P. By: Babson Capital Management LLC as Investment Manager

By:	/s/ Richard E. Spencer, II
Name: Richard E. Spencer, II
Title: Managing Director

MASSMUTUAL HIGH YIELD PARTNERS II, LLC By: HYP Management LLC as Managing Member

By:	/s/ Richard E. Spencer, II
Name: Richard E. Spencer, II
Title: Managing Director

7

IN WITNESS WHEREOF, Buyer and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

MICHAEL E. TENNENBAUM

By:	/s/ Michael E. Tennenbaum
Name:
Title:

TENNENBAUM & CO., LLC

By:	/s/ Michael E. Tennenbaum
Name:
Title:

TENNENBAUM CAPITAL PARTNERS, LLC

By:	/s/ Michael E. Tennenbaum
Name:
Title:

SVIM/MSM, LLC

By:	/s/ Michael E. Tennenbaum
Name:
Title:

SVIM/MSM II, LLC

By:	/s/ Michael E. Tennenbaum
Name:
Title:

SPECIAL VALUE CONTINUATION PARTNERS, LP

By:	/s/ Michael E. Tennenbaum
Name:
Title:

Schedule I

Stockholder Name	Address	Number of Shares of Common Stock
Michael E. Tennenbaum	c/o Tennenbaum Capital Partners 2951 28th Street, Suite 1000 Santa Monica, CA 90405	—

Tennenbaum & Co., LLC	c/o Tennenbaum Capital Partners 2951 28th Street, Suite 1000 Santa Monica, CA 90405	328,816	[1]

Tennenbaum Capital Partners, LLC	c/o Tennenbaum Capital Partners 2951 28th Street, Suite 1000 Santa Monica, CA 90405	3,730	[2]

SVIM/MSM, LLC	c/o Tennenbaum Capital Partners 2951 28th Street, Suite 1000 Santa Monica, CA 90405	456,809	[3]

SVIM/MSM II, LLC	c/o Tennenbaum Capital Partners 2951 28th Street, Suite 1000 Santa Monica, CA 90405	50,575	[4]

Special Value Continuation Partners, LP	c/o Tennenbaum Capital Partners 2951 28th Street, Suite 1000 Santa Monica, CA 90405	164,636	[5]

Massachusetts Mutual Life Insurance Company	c/o Babson Capital Management LLC 1500 Main Street, 28th Floor Springfield, MA 01115	753,448

MassMutual High Yield Partners II, LLC	c/o Babson Capital Management LLC 1500 Main Street, 28th Floor Springfield, MA 01115	150,000

TSCP Selective, L.P.	c/o Babson Capital Management LLC 1500 Main Street, 28th Floor Springfield, MA 01115	3,652

Tower Square Capital Partners, L.P.	c/o Babson Capital Management LLC 1500 Main Street, 28th Floor Springfield, MA 01115	92,900

1	Shared voting power over all of these shares is held by Michael E. Tennenbaum, Tennenbaum & Co., LLC and Tennenbaum Capital Partners, LLC.

2	Shared voting power over all of these shares is held by Michael E. Tennenbaum, Tennenbaum & Co., LLC, Tennenbaum Capital Partners, LLC and a separate account managed by Tennenbaum Capital Partners, LLC.

3	Shared voting power over all of these shares is held by SVIM/MSM, LLC, Michael E. Tennenbaum, Tennenbaum & Co., LLC and Tennenbaum Capital Partners, LLC.

4	Shared voting power over all of these shares is held by SVIM/MSM II, LLC, Michael E. Tennenbaum and Tennenbaum & Co., LLC.

5	Shared voting power over all of these shares is held by Tennenbaum Capital Partners, LLC which serves as an investment advisor to Special Value Continuation Partners, LP.

ANNEX C

July 20, 2007

Finance Committee of the Board of Directors

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

Members of the Finance Committee of the Board of Directors:

We understand that Pemco Aviation Group, Inc. (“PAGI”) and Sun Capital Partners Group IV, Inc. (“Sun Capital”) have entered into a transaction (the “Proposed Transaction”) pursuant to which PAGI and WAS Aviation Services, Inc., an affiliate of Sun Capital Partners, Inc. (“WAS”), have entered into a stock purchase agreement dated as of July 10, 2007 by and between PAGI, Pemco World Air Services, Inc., its wholly owned subsidiary (the “Company”) and WAS (the “Agreement”), which provides for the sale by PAGI of all of the issued and outstanding stock of the Company, to WAS. We further understand that the consideration for the Proposed Transaction (“Consideration”) will consist of an amount equal to $43,000,000 less the Transferred Plan Underfunding Amount (as defined in the Agreement), subject to a working capital adjustment. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

We have been requested by the Finance Committee of the Board of Directors of PAGI to render our opinion with respect to the fairness, from a financial point of view, to PAGI of the Consideration to be received by PAGI in the Proposed Transaction as of July 10, 2007 (this “Opinion”). We have not been requested to opine as to, and our Opinion does not in any manner address, PAGI’s underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at this Opinion, in each case as of July 10, 2007, we have, among other things:

1.	Reviewed the Agreement;

2.	Reviewed publicly available information concerning PAGI and the Company that we believe to be relevant to our analysis, including, without limitation, certain of PAGI’s filings with the Securities and Exchange Commission;

3.	Reviewed certain audited and unaudited financial and operating information with respect to the business, operations, and prospects of the Company, including financial and operating projections furnished by the managements of PAGI and the Company;

4.	Compared the historical financial results, present financial condition and expected future performance of the Company with those of selected publicly-traded companies that we deemed relevant;

5.	Compared the financial terms of the Proposed Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

6.	Held discussions with the respective senior managements of PAGI, the Company and Sun Capital;

7.	Reviewed the impact of the Proposed Transaction on the assets, financial condition, and capital structure of PAGI and the Company, respectively; and

8.	Reviewed such other information, financial studies, analyses and investigations as we deemed relevant.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information used by us and have further relied upon the assurances of the managements of PAGI and the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the managements of PAGI and the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such projections. In arriving at this Opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained from third parties any evaluations or appraisals of the assets or liabilities of the Company. We have assumed that the Proposed Transaction will be consummated as provided in the Agreement, with full satisfaction of all covenants and conditions set forth in the Agreement and without any waivers thereof.

With respect to all legal, accounting, and tax matters arising in connection with the Proposed Transaction, we have relied without independent verification on the accuracy and completeness of the advice provided to PAGI by its legal counsel, accountants, and other financial advisers.

SMH Capital Inc. has acted as a financial advisor to PAGI in connection with the Proposed Transaction and will receive a fee for its services, a portion of which was paid upon delivery of our initial opinion dated July 5, 2007, a portion of which is payable upon the delivery of this Opinion and a significant portion of which is contingent upon the consummation of the Proposed Transaction. In addition, PAGI has agreed to indemnify us for certain liabilities that may arise out of our engagement. SMH has not performed any other investment banking services for PAGI or any investment banking services for Sun Capital or any of its portfolio companies in the past or received fees for other services. In the ordinary course of business, SMH or its affiliates may actively trade in the securities of PAGI or portfolio companies of Sun Capital for its own accounts and for the accounts of SMH’s customers and, accordingly, may at any time hold a long or short position in such securities.

This Opinion is for the use and benefit of the Finance Committee of the Board of Directors of PAGI and is provided to the Finance Committee of the Board of Directors of PAGI in connection with its consideration of the Proposed Transaction. This Opinion does not address PAGI’s underlying business decision to pursue the Proposed Transaction, the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for PAGI or the effects of any other transaction in which PAGI might engage. We express no opinion as to the price at which shares of common stock of PAGI actually will trade following announcement of the Proposed Transaction. In addition, we express no opinion or recommendation as to how the stockholders of PAGI should vote at the stockholders’ meeting held in connection with the Proposed Transaction.

This Opinion is subject to the assumptions and conditions contained herein and is based upon market, economic, financial and other conditions as they exist and can be evaluated on, and on the information available to us as of, July 10, 2007. We assume no responsibility for updating or revising this Opinion based on circumstances or events occurring after July 10, 2007. The Opinion is not to be used for any other purpose, or to be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent, provided, however, that SMH consents to the inclusion of the text of this Opinion in its entirety in any filing by PAGI with the Securities and Exchange Commission that is required by law.

Based upon and subject to the foregoing, it is our Opinion that, as of July 10, 2007, the Consideration to be received by PAGI in the Proposed Transaction is fair, from a financial point of view, to PAGI.

SMH Capital Inc.

By: /s/    SMH Capital Inc.

2

Pemco Aviation Group, Inc.

1943 North 50th Street,

Birmingham, Alabama 35212

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

ON SEPTEMBER 17, 2007

The undersigned stockholder(s) of PEMCO AVIATION GROUP, INC. (“Pemco”) hereby constitutes and appoints Robert E. Joyal and Doris K. Sewell, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the special meeting of stockholders of Pemco to be held on September 17, 2007 at 1:00 p.m., local time, and at any adjournment or postponement of the meeting, according to the number of shares of common stock of Pemco that the undersigned may be entitled to vote, and with all powers that the undersigned would possess if personally present, as follows:

THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL NO. 1 AND PROPOSAL NO. 2, AS MORE

SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, UNLESS THE

CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

(continued on reverse side)

-FOLD AND DETACH HERE -

PEMCO AVIATION GROUP, INC.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

PROPOSAL NO. 1: To approve the stock purchase agreement pursuant to which we will sell our wholly-owned subsidiary, Pemco World Air Services, Inc., to WAS Aviation Services, Inc., as described in the notice of special meeting and proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL NO. 2: To approve an amendment to our certificate of incorporation to change our name to “Alabama Aircraft Industries, Inc.,” as described in the notice of special meeting and proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the notice of special meeting of stockholders and proxy statement is hereby acknowledged.

Dated:

(Signature(s) of Stockholders)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign; when signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized partner.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PEMCO AVIATION GROUP, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED. THANK YOU.